UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A


           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )


Filed by the Registrant  |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement
|_| CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
|_|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-12

                         PRG-SCHULTZ INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                                 [COMPANY LOGO]

                         PRG-SCHULTZ INTERNATIONAL, INC.
                              600 GALLERIA PARKWAY
                                    SUITE 100
                                ATLANTA, GA 30339
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 28, 2006
                                 ---------------

TO THE SHAREHOLDERS OF
PRG-SCHULTZ INTERNATIONAL, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of PRG-SCHULTZ INTERNATIONAL, INC. ("PRG-Schultz" or the "Company") will be held at the Company's offices, 600 Galleria Parkway, Atlanta, Georgia 30339, on Friday, JULY 28, 2006 at 9:00 a.m., for the following purposes:

1. To elect three Class I directors to serve until the Annual Meeting of Shareholders held in 2009 or until their successors are elected and qualified;

2. To approve the grant of authority to the Board of Directors to amend PRG-Schultz's Articles of Incorporation in order to increase the number of shares of capital stock authorized for issuance from 200 million shares of common stock (201 million shares of total capital stock), to the following amounts: (i) If the Company does not implement the 1-for-10 reverse stock split proposed in Proposal No. 3, 500 million common shares (and 501 million shares of total capital stock); or (ii) If the Company does implement the 1-for-10 reverse stock split proposed in Proposal No. 3, 50 million common shares (and 51 million shares of total capital stock).

3. To approve the grant of authority to the Board of Directors to amend PRG-Schultz's Articles of Incorporation to effect a reverse stock split of PRG-Schultz's common stock at a ratio of one-for-ten, with a proportionate reduction in the number of authorized common shares to 20 million, if Proposal No. 2 is not approved, or to 50 million, if Proposal No. 2 is approved, and with authority being granted to the Board of Directors to determine whether to effect or abandon the amendment prior to filing.

4. To approve the issuance of shares of common stock under the Company's 2006 Management Incentive Plan (the "2006 MIP") up to a maximum amount equal to 6% of that number of common shares outstanding on March 17, 2006 (approximately 62.2 million), with adjustments for subsequent (i) conversions of the 10% senior convertible notes due 2011 (the "New Convertible Notes"), the 9% senior convertible series A preferred stock (the "Series A Preferred") or any 10% senior convertible series B preferred stock that may be issued (the "Series B Preferred"; together with the New Convertible Notes and the Series A Preferred, the "Exchange Securities");
     (ii) the issuance of up to approximately 10.8 million shares of Company common stock upon the exercise of stock options; and (iii) any recapitalization or reorganization, as explained in more detail in the accompanying proxy statement.

5. To amend PRG-Schultz's Articles of Incorporation in order to increase the number of shares of Series B Preferred authorized for issuance from 125,000 to 264,000.

6. To amend PRG-Schultz's Articles of Incorporation in order to revise the anti-dilution provisions of the Series A Preferred to provide that the conversion rate will not adjust for any conversions of Exchange Securities or exercises of stock options.

7. To amend PRG-Schultz's Articles of Incorporation in order to revise the anti-dilution provisions of the Series B Preferred to provide that the conversion rate will not adjust for any conversions of Exchange Securities or exercises of stock options.

8. To amend PRG-Schultz's Articles of Incorporation in order to revise the voting power provisions of the Series A Preferred to clarify that the holders will have the right to vote as a group on any bylaw amendments that adversely affect the rights of the Series A Preferred, but not every amendment to the bylaws.

9. To amend PRG-Schultz's Articles of Incorporation in order to revise the voting power provisions of the Series B Preferred to clarify that the holders will have the right to vote as a group on any bylaw amendments that adversely affect the rights of the Series B Preferred, but not every amendment to the bylaws.

10. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The proxy statement dated June 19, 2006 is attached. Only record holders of the Company's common stock and Series A Preferred at the close of business on June 2, 2006 will be eligible to vote at the meeting.

     If you are not able to attend the meeting in person, please complete, sign, date and return your completed proxy in the enclosed envelope. If you attend the meeting, you may revoke your proxy and vote in person. However, if you are not the registered holder of your shares you will need to get a proxy from the registered holder (for example, your broker or bank) in order to attend and vote at the meeting.


                                      By Order of the Board of Directors:
                                      JAMES B. MCCURRY




                                      Chairman, President and Chief
                                      Executive Officer

Date:  June 19, 2006

Copies of the Company's Annual Report on Form 10-K, as amended by its Form 10-K/A, for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 are enclosed with this notice and proxy statement.

                                TABLE OF CONTENTS

INTRODUCTION....................................................................
   General Information..........................................................
   Voting Requirements..........................................................
   Recommendation of the Board of Directors.....................................

PROPOSAL 1 (Election of Directors)..............................................
   Information about the Board of Directors and Committees of the Board.........
   Report of the Audit Committee................................................
   Audit Committee Pre-Approval Policies and Procedures.........................
   Principal Accountants' Fees and Services.....................................
   Report of the Continuing Independent Directors on 2005 Executive Compensation
   Performance Graph............................................................
   Executive Compensation.......................................................
   Employment Agreements and Related Matters....................................
   Certain Transactions.........................................................
   Section 16(a) Beneficial Ownership Reporting Compliance......................
   Compensation Committee Interlocks and Insider Participation..................
   Ownership of Directors, Principal Shareholders and Certain Executive Officers
   Executive Officers...........................................................

PROPOSAL 2 (Increase in Authorized Common Shares)...............................
   Table A:  Recommended Number of Authorized Shares............................
   Outstanding and Reserved Shares of Common Stock..............................
   Issuance of Shares of Common Stock for Which Increase is Sought..............
   The Restructuring............................................................
   Series B Preferred...........................................................
   Consequences of Issuing Series B Preferred Rather Than Additional
   Common Stock.................................................................
   Discretionary Issuances......................................................
   Other Relevant Information...................................................
   Anti-Takeover Effects........................................................
   Certain Interests of Directors...............................................
   Required Vote................................................................

PROPOSAL 3 (Reverse Stock Split of the Outstanding Common Stock)................
   Purpose of the Reverse Stock Split...........................................
   Potential Risks of the Reverse Stock Split...................................
   Potential Effects of the Reverse Stock Split.................................
   Accounting Consequences......................................................
   Effect on Authorized and Outstanding Shares..................................
   Manner of Effecting the Reverse Stock Split and Exchange of Stock
   Certificates.................................................................
   Fractional Shares............................................................
   Amendment to the Articles of Incorporation...................................
   Certain Federal Income Tax Consequences......................................
   Required Vote................................................................

PROPOSAL NO. 4 (Issuance of Shares Under 2006 MIP)..............................
   Purpose of the 2006 MIP......................................................
   Administration of the 2006 MIP...............................................
   Eligibility and Participation................................................
   Awards Under the Plan........................................................
   Previously Granted Performance Units.........................................
   Number of Performance Units Issuable Under the Plan..........................
   Amendment and Early Termination..............................................
   Federal Income Tax Consequences..............................................
   New Plan Benefits............................................................
   Certain Interests of Directors...............................................
   Required Vote................................................................

PROPOSAL NO. 5 (Increase in Authorized Series B Preferred)......................
   Reasons for the Proposal.....................................................
   Required Vote................................................................

PROPOSAL NO. 6 (Revision of Series A Preferred Anti-Dilution)...................
   Reasons for the Proposal.....................................................
   Required Vote................................................................

PROPOSAL NO. 7 (Revision of Series B Preferred Anti-Dilution)...................
   Reasons for the Proposal.....................................................
   Required Vote................................................................

PROPOSAL NO. 8 (Revision of Series A Preferred Voting Power)....................
   Reasons for the Proposal.....................................................
   Required Vote................................................................

PROPOSAL NO. 9 (Revision of Series B Preferred Voting Power)....................
   Reasons for the Proposal.....................................................
   Required Vote................................................................

SHAREHOLDER PROPOSALS...........................................................

INDEPENDENT AUDITORS............................................................

FINANCIAL AND OTHER INFORMATION.................................................

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.................................

                                 [COMPANY LOGO]


                         PRG-SCHULTZ INTERNATIONAL, INC.
                              600 GALLERIA PARKWAY
                                    SUITE 100
                                ATLANTA, GA 30339
                                 ---------------

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                  JULY 28, 2006
                                 ---------------

                               GENERAL INFORMATION

     The Board of Directors of PRG-Schultz International, Inc. ("PRG-Schultz" or the "Company") is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2006 Annual Meeting of Shareholders. The Annual Meeting will be held on Friday, July 28, 2006, at 9:00 a.m., at the Company's offices, 600 Galleria Parkway, Atlanta, Georgia 30339. The proxies may also be voted at any adjournments or postponements of the meeting.

     This proxy statement and the accompanying form of proxy are first being mailed to shareholders on or about June 19, 2006.

     Any shareholder who has given a proxy may revoke it at any time before it is exercised at the meeting by:

o delivering to the Secretary of the Company a written notice of revocation dated later than the date of the proxy;

o executing and delivering to the Secretary a subsequent proxy relating to the same shares; or

o attending the meeting and voting in person, unless you are a street name holder without a legal proxy, as explained below. Attending the meeting will not in and of itself constitute revocation of a proxy.

Shareholders who hold shares in "street name" (e.g., in a bank or brokerage account) must obtain a legal proxy form from their bank or broker in order to attend and vote at the meeting. You will need to bring the legal proxy with you to the meeting, or you will not be able to attend or vote at the meeting.

     All communications to the Secretary should be addressed to the Secretary at the Company's offices, 600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339. Any proxy which is not revoked will be voted at the annual meeting in accordance with the shareholder's instructions. If a shareholder returns a properly signed and dated proxy card but does not mark any choices on one or more items, his or her shares will be voted in accordance with the recommendations of the Board of Directors as to such items. The proxy card gives authority to the proxy holders to vote shares in their discretion on any other matter properly presented at the annual meeting.

     The Company will pay all expenses in connection with the solicitation of proxies, including postage, printing and handling and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. In addition to solicitation by mail, solicitation of proxies may be made personally or by telephone, facsimile or other means by directors, officers and employees of the Company and its subsidiaries. Directors, officers and employees of the Company will receive no additional compensation for any such further solicitation. The Company has retained Innisfree M&A Incorporated to assist in the solicitation. The fee to be paid such firm is estimated at approximately $20,000, plus reasonable out-of-pocket costs and expenses.

VOTING REQUIREMENTS

     Only holders of record of each of the Company's common stock and Series A Preferred at the close of business on June 2, 2006 (the "Record Date") are entitled to notice of, and to vote at, the annual meeting. Holders on the Record Date are referred to as the "Record Holders" in this discussion. On the Record Date, the Company had outstanding a total of _______ shares of common stock, and ______ shares of Series A Preferred. Each share of common stock will have one vote, and each share of Series A Preferred will have 422.5 votes.

     In order to constitute a quorum with respect to each matter to be presented at the Annual Meeting, there must be present, in person or by proxy, a majority of the total votes entitled to be cast by Record Holders of each voting group of shareholders. The voting groups on each proposal are as follows:

     -------------------------------------------- -------------------------------------------------------
     Proposal                                     Voting Groups
     -------------------------------------------- -------------------------------------------------------
     No. 1 - election of directors                Common  Shares  and  Series A  Preferred,  voting as a
                                                  single group
     -------------------------------------------- -------------------------------------------------------
     No. 2 - increase in common shares            1) Common  Shares and Series A Preferred,  voting as a
                                                  single group; plus
                                                  2) Common Shares voting as a separate group
     -------------------------------------------- -------------------------------------------------------
     No. 3 - reverse stock split                  1) Common  Shares and Series A Preferred,  voting as a
                                                  single group; plus
                                                  2) Common Shares voting as a separate group
     -------------------------------------------- -------------------------------------------------------
     No. 4 - 2006 MIP shares                      Common  Shares  and  Series A  Preferred,  voting as a
                                                  single group
     -------------------------------------------- -------------------------------------------------------
     No. 5 - Increase in Series B Preferred       Series A Preferred
     -------------------------------------------- -------------------------------------------------------
     No. 6 - Revision of Series A Preferred       1) Common  Shares and Series A Preferred,  voting as a
     Anti-dilution                                single group; plus
                                                  2) Series A Preferred voting as a separate group
     -------------------------------------------- -------------------------------------------------------
     No. 7 -  Revision  of  Series  B  Preferred  Series A Preferred
     Anti-dilution
     -------------------------------------------- -------------------------------------------------------
     No. 8 - Revision of Series A Voting  Rights  1) Common  Shares and Series A Preferred,  voting as a
     with respect to amending the Bylaws          single group; plus
                                                  2) Series A Preferred voting as a separate group
     -------------------------------------------- -------------------------------------------------------
     No. 9 - Revision of Series B Voting  Rights  Series A Preferred
     with respect to amending the Bylaws
     -------------------------------------------- -------------------------------------------------------



     With respect to Proposal No. 1, assuming a quorum, the three candidates receiving a plurality of the votes cast by the Record Holders of the Common Stock and Series A Preferred, voting as a single group, will be elected Class I directors. Under plurality voting, if three positions are to be filled and a quorum is present, the three candidates receiving the most votes will be elected, regardless of whether they receive a majority of the votes cast. Abstentions and "broker nonvotes" will have no effect on the outcome.

     With respect to Proposal No. 4, issuance of Common Stock under the 2006 MIP will be approved (assuming a quorum) upon the affirmative vote by a majority of the total votes cast by Record Holders of the Common Stock and Series A Preferred, voting together as a single group. Abstentions and "broker nonvotes" will have no effect on the outcome.

     The amendments to the Articles of Incorporation contained Proposal Nos. 2, 3, 5, 6, 7, 8 and 9 will be approved upon the affirmative vote by a majority of the votes entitled to be cast by the Record Holders of each separate voting group. Abstentions and broker nonvotes with respect to any amendment of the Articles of Incorporation will have the effect of a 'no' vote.

     Votes cast by proxy or in person at the annual meeting will be counted by the person or persons appointed by the Company to act as inspector(s) of election for the meeting. Prior to the meeting, the inspector(s) will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspector(s) will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.

     It is expected that shares beneficially owned by current executive officers and directors of the Company will be voted in favor of management's nominees for director and the other proposals presented. As of March 31, 2006, shares beneficially owned by current executive officers and directors of the Company represented in the aggregate: approximately 32.89% of the outstanding shares of common stock (which includes common stock issuable upon conversion of Series A Preferred); 16.78% of the outstanding shares of common stock excluding shares issuable upon conversion of Series A Preferred; and 29.16% of the outstanding shares of the Series A Preferred, There are no rights of appraisal or similar dissenters' rights with respect to any matter to be acted upon pursuant to this proxy statement.

     Any other proposal not addressed herein but properly presented at the meeting will be approved if a proper quorum is present and the votes cast in favor of it meet the threshold specified by the Company's Articles, Bylaws and by Georgia law with respect to the type of matter presented. No shareholders have submitted notice of intent to present any proposals at the Annual Meeting as required by the Company's Bylaws.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company recommends a vote FOR each of the following proposals:

1.   the election of each of the nominees named below for election as director;

2. amendment of the Articles of Incorporation to increase the number of authorized common shares;

3.   amendment of the Articles of Incorporation to effect a reverse stock split;

4.   approval of stock issuances under the 2006 MIP;

5. amendment of the Articles of Incorporation to increase the number of authorized shares of Series B Preferred;

6. amendment of the Articles of Incorporation to revise the anti-dilution provisions of Series A Preferred;

7. amendment of the Articles of Incorporation to revise the anti-dilution provisions of Series B Preferred;

8. amendment of the Articles of Incorporation to revise the voting provisions of the Series A Preferred regarding amendment of the Bylaws; and

9. amendment of the Articles of Incorporation to revise the voting provisions of the Series B Preferred regarding amendment of the Bylaws.

AGREEMENTS TO VOTE IN FAVOR OF PROPOSALS

     Messrs. Davis, Dills, Lind, Mazzilli and Rosenberg were initially selected for appointment to the Board by the previous board in consultation with the Ad Hoc Bondholders' Committee pursuant to a Restructuring Support Agreement. The Restructuring Support Agreement provided that the members of the Ad Hoc Bondholders' Committee would vote in favor of both the issuance of common stock under the 2006 MIP and an amendment to the Articles of Incorporation to authorize 140 million shares of common stock to provide for conversion in full of the securities issued in connection with the Restructuring. The Company estimates, based on publicly filed documents, that the voting shares subject to this agreement are as follows:

                                                                                                 Percentage of Total
                                                                                                   Combined Voting
                                                                                                   Power of Common
                              Percentage of                              Percentage of Series    Stock and Series A
                           Outstanding Common                                 A Preferred             Preferred
                           Stock as of May 30,     Number of Series A      Outstanding as of      Outstanding as of
Number of Common Shares           2006                 Preferred             May 30, 2006           May 30, 2006
------------------------- ---------------------- ----------------------- ---------------------- ----------------------

------------------------- ---------------------- ----------------------- ---------------------- ----------------------

The terms of the Exchange Securities require the Company to exercise best efforts to secure the increase in authorized stock sought by Proposal No. 2.

                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

     The Company currently has seven directors. The Board is divided into three classes of directors, designated as Class I, Class II and Class III. The directors in each class serve staggered three-year terms. Shareholders annually elect directors to serve for the three-year term applicable to the class for which such directors are nominated or until their successors are elected and qualified. At the annual meeting, shareholders will be voting to elect three directors to serve as Class I directors. The terms of James B. McCurry, Eugene
I. Davis, and Steven P. Rosenberg, currently serving as Class I directors, will expire at the annual meeting unless they are re-elected.

     The proxy holders intend to vote FOR election of all the nominees named below as directors of the Company, unless otherwise specified in the proxy. Those directors of the Company elected at the annual meeting to be held on July 28, 2006 to serve as Class I directors will each serve a three-year term or until their successors are elected and qualified. Each of the nominees has consented to serve on the Board of Directors if elected. Should any nominee for the office of director become unable to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election of such other person as the Board of Directors may nominate.

     Set forth below are the name, age and director class of each director nominee and director continuing in office following the annual meeting and the period during which each has served as a director.

Class I Director Nominees

NAME OF NOMINEE                                    AGE         DIRECTOR CLASS     SERVICE AS DIRECTOR
---------------                                    ---         --------------     -------------------
James B. McCurry  ...........................       57            Class I         Since July 2005
Eugene I. Davis (1,2)........................       51            Class I         Since March 2006
Steven P. Rosenberg (3)......................       47            Class I         Since March 2006

Directors Continuing in Office

NAME OF DIRECTOR                           AGE     DIRECTOR CLASS     TERM EXPIRES      SERVICE AS DIRECTOR
----------------                           ---     --------------     ------------      -------------------
David A. Cole (2,3)...................     63           Class III         2008          Since February 2003
Patrick G. Dills (1,2)................     52           Class II          2007          Since March 2006
N. Colin Lind (3).....................     50           Class II          2007          Since March 2006*
Philip J. Mazzilli, Jr. (1)...........     65           Class III         2008          Since March 2006
----------
(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.
(3)  Member of the Nominating and Corporate Governance Committee.
*    Mr. Lind previously served as director from May 2002 to October 2005.

     James B. McCurry was elected President and Chief Executive Officer of the Company in July 2005 and Chairman of the Board of Directors in March 2006. Prior to joining the Company in 2005, Mr. McCurry was with FedEx Kinko's, a wholly-owned subsidiary of FedEx, from March of 2003 to July of 2005, where he was President of the Printing Division. From May 2001 until March 2003, Mr. McCurry was an independent management consultant. From May 2000 until May 2001, Mr. McCurry was Chief Executive Officer of an e-commerce subsidiary of Fleming Companies, Inc., a retail distribution company. For three years prior to joining Fleming, Mr. McCurry was a partner with Bain & Company, an international management consulting firm. Mr. McCurry is a member of the Board of Directors of Interstate Hotels and Resorts, Inc. (NYSE: IHR).

     David A. Cole is Chairman Emeritus of the Board of Kurt Salmon Associates, Inc. ("KSA"), an international management consulting firm serving the retail, consumer products and health care industries and has served in that position since 2001. He was appointed president of KSA in 1983, served as its chief executive officer from 1988 through 1998 and served as its chairman from 1988 to 2001. Mr. Cole currently serves as a director of AMB Property Corporation, a global owner and operator of industrial real estate. Mr. Cole also currently serves on the Dean's Advisory Council of Goizueta Business School at Emory University.

     Eugene I. Davis has served as Chairman and Chief Executive Officer of Pirinate Consulting Group ("PGG") from its founding in 1999. PGG specializes in crisis and turn-around management, liquidation and sales management and merger and acquisition consulting. From 1998 to 1999, Mr. Davis was the Chief Operating Officer of Total-Tel USA Communications, Inc., an integrated telecommunications provider to small and medium sized businesses. Prior to joining Total-Tel Communications, for six years Mr. Davis served as a director and in several executive roles, including President and Vice Chairman for Emerson Radio Corp., an international distributor of consumer electronics.

     Patrick G. Dills is Executive Chairman of the Board of Medical Services Company, a supplier of medical products and pharmacy services to the workers' compensation industry. Prior to joining Medical Services Company in February 2006, Mr. Dills served from 1988 to 2005 in several executive roles at First Health Group Corp. with his last position being Executive Vice President. He was also President of CCN and Health Net Plus, which were wholly owned subsidiaries of First Health Group Corp., from 2001 to 2005 and 2003 to 2005, respectively. First Health Group is a full service managed health care company providing cost management services to large multi-state payors.

     N. Colin Lind has been with Blum Capital Partners L.P. (and its predecessor Richard C. Blum & Associates, Inc.) ("Blum L.P."), a strategic equity investment firm, since 1986. He is the Managing Partner for Blum L.P., which is responsible for managing approximately $3.6 billion in assets under management. Mr. Lind is on the Board of Kinetic Concepts, Inc., a leading manufacturer and marketer of therapeutic products and related medical devices.

     Philip J. Mazzilli, Jr. is a financial and general business consultant. From 2001 to 2003 he was Executive Vice President and Chief Financial Officer of Equifax Corporation, an international provider of consumer credit information and information database management. From 1999 to 2000 he was Executive Vice

President and Chief Financial Officer of Nova Corporation, a payment services company. Since 2004, Mr. Mazzilli has served as a director of Delta Apparel, an apparel manufacturer.

     Steven P. Rosenberg is President of SPR Ventures, Inc., a private investment company he founded in 2000. From 1992 to 1997 he was President of the Arrow subsidiary of ConAgra Foods Inc., a packaged food company. He has been a director of Texas Capital Bancshares, Inc., a bank holding company, since 2001.

     Messrs. Davis, Dills, Lind, Mazzilli and Rosenberg were selected for appointment by the previous Board in consultation with members of the Ad Hoc Bondholders Committee pursuant to an arrangement contained in the Restructuring Support Agreement which was entered into with the Ad Hoc Bondholders Committee in furtherance of the Company's restructuring and exchange offer which closed March 17, 2006.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD

DIRECTOR INDEPENDENCE

     The Board of Directors has evaluated the independence of each Board member and has determined that Messrs. Cole, Davis, Dills, Lind, Mazzilli and Rosenberg satisfy the criteria for independence under the currently effective listing standards established by National Association of Securities Dealers, Inc. ("NASD") for companies listed on the Nasdaq National Market.

MEETINGS OF THE BOARD OF DIRECTORS

     During 2005, there were 23 meetings of the Board of Directors. Each incumbent director who was a director during 2005 attended more than 75 percent of the aggregate of all meetings of the Board of Directors held while he was a director and any committees on which that director served (while he served).

DIRECTOR COMPENSATION

     For 2006 each nonemployee member of the Board is currently paid a $30,000 annual retainer for their service on the Board and any of its committees. Chairs of each of the Compensation Committee and the Nominating and Corporate Governance Committee are paid a supplemental retainer of $6,000 per year. The Chair of the Audit Committee is paid a supplemental retainer of $12,000 per year. Nonemployee Directors also receive an additional $1,500 attendance fee for attendance at Board meetings and the annual meeting of shareholders, and an additional $1,000 attendance fee for attendance at committee meetings of which they are a member. Directors are reimbursed for all out-of-pocket expenses, if any, incurred in attending Board and committee meetings. During 2005 a similar fee schedule was in place for the Board.

     In July 2005, Mr. Cole was named the non-executive Chairman of the Board and was assigned additional responsibilities. Upon his appointment and pursuant to a Retainer Agreement entered into with the Company, Mr. Cole received an initial cash retainer fee of $42,000. In addition, until the amendment of the Retainer Agreement in October 2005, he was paid a monthly cash retainer fee of $42,000. Pursuant to the Retainer Agreement, Mr. Cole also received a non-qualified option to purchase 450,000 shares of the common stock of the Company at an exercise price of $3.16 per share, equal to the closing price of the Company's common stock on the Nasdaq National Market on July 29, 2005. The terms of Mr. Cole's option grant are as follows: the time-vesting tranche of his option, representing the right to purchase 150,000 shares, was initially scheduled to become exercisable on the earlier of the 2006 annual meeting of shareholders and June 30, 2006, but was accelerated with all of the other out-of-the-money options on December 15, 2005, in order avoid adverse accounting consequences; and the performance-vesting tranche, representing the balance of his option, will be exercisable as follows: (a) Tier 1, representing the right to purchase 100,000 shares, will become exercisable at any time after June 30, 2006 (the "2006 Vesting Date"), if the Company attains a specified target Common Stock trading price for 45 consecutive trading days after the 2006 Vesting Date;
(b) Tier 2, representing the right to purchase an additional 100,000 shares, will become exercisable at any time after the 2006 Vesting Date, if the Company attains a specified target Common Stock trading price for 45 consecutive trading days after the 2006 Vesting Date; and (c) Tier 3, representing the right to purchase an additional 100,000 shares, will become exercisable at any time after the earlier of the 2007 annual meeting of shareholders and June 30, 2007 (the "2007 Vesting Date"), if the Company attains a specified target Common Stock trading price for 45 consecutive trading days after the 2007 Vesting Date. Unless sooner terminated, the option will expire on July 29, 2012. The Company also reimbursed Mr. Cole $15,000 for his professional fees incurred in connection with the negotiation and execution of the Retainer Agreement. Under the Retainer Agreement prior to its amendment in October 2005, Mr. Cole was not entitled to any Board or committee meeting fees. On October 19, 2005 the Company amended the Retainer Agreement, effective as of October 1, 2005, to reduce the monthly cash retainer fees payable to Mr. cole to the regular monthly Board retainer of $2,500 and a supplemental monthly retainer of $5,000, and to make him eligible for the attendance fees paid to the other members of the Board of Directors, $1,500 for each meeting of the Board of Directors and $1,000 for each Board committee meeting. Payments to Mr. Cole pursuant to the Retainer Agreement, as amended, ceased on March 30, 2006, when Mr. McCurry was elected Chairman of the Board. Mr. Cole remains eligible for the annual retainer and attendance fees applicable to the Board and board committees generally.

     In February 2003, the Board established the position of Presiding Director to oversee meetings of the independent members of the Board and to serve as a special advisor to the Company's CEO on key strategic issues impacting the Company. The retainer for service in this position was set at $60,000 annually (inclusive of the $30,000 nonemployee director retainer). Because of the larger retainer, the Presiding Director did not receive attendance fees for committee meetings. The Presiding Director was elected by the members of the Board for a term that commenced with the next Annual Meeting of Shareholders and ran to the next following Annual Meeting of Shareholders. Garth A. Greimann served as Presiding Director during 2005 until Mr. Cole's election as non-executive Chairman, at which time the Presiding Director position was left vacant. Currently, no member of the Board has been designated as Presiding Director.

     In February 2005, the Board established a special committee for the purpose of analyzing the Company's strategic alternatives and to consider, evaluate and approve any such potential alternatives (to the extent permitted by law) or otherwise make recommendations to the Board regarding same. The special committee was comprised of five independent directors, Messrs. Cole, Greimann, Lind, Gerald E. Daniels and Jimmy M. Woodward. Members of this committee were paid a special one-time retainer of $15,000, with the exception of the chairman, Mr. Greimann, who received a special one-time retainer of $20,000. Because of the special retainers, no daily attendance fees were paid for the special committee meetings.

     In October 2005, the Board of Directors of the Company formed a Special Restructuring Committee to oversee the efforts of the Company to restructure the Company's financial obligations and to improve the Company's liquidity. The members of the Special Restructuring Committee were Messrs. Cole, Greimann, Daniels and Woodward. The Board of Directors also approved a one time special retainer of $15,000 for each member of the Special Restructuring Committee, which was paid in three equal monthly installments commencing November 1, 2005. Because of the special retainers, no attendance fees were paid for the special committee meetings.

     In addition to cash compensation, the Board may grant nonqualified stock option grants to the nonemployee directors from time to time. On March 4, 2005, options to purchase 10,000 shares of the Company's common stock were granted to seven non-employee directors. All of these options have exercise prices equal to the fair market value of the Company's common stock on the date of grant, are fully vested and have a five-year term. During 2005, Mr. Cole and Thomas S. Robertson were reimbursed for the cost of their individual directors' and officers' liability insurance policies in the amounts $9,000 each. All non-employee directors are entitled to reimbursement of expenses for all services as a director, including committee participation or special assignments. Total special committee fees that were paid in 2005 were $140,000. Jonathan Golden, a former director of the Company, received consulting fees in 2005 in the amount of $36,000.

AUDIT COMMITTEE

     The Company's Audit Committee consists of three independent directors:
Messrs. Davis, Dills and Mazzilli. Mr. Mazzilli currently serves as Chairman of the Audit Committee, and the Board has determined that he is an "audit committee financial expert," as such term is defined in Item 401(h) of SEC Regulation S-K. The Board of Directors has determined that the current Audit Committee members satisfy the independence criteria included in the current listing standards established by the NASD for companies listed on the Nasdaq National Market and by the SEC for audit committee membership. The Audit Committee met 9 times in 2005. The Audit Committee has sole authority to retain the Company's independent auditors and reviews the scope of the Company's annual audit and the services to be performed for the Company in connection therewith. The Audit Committee also formulates and reviews various Company policies, including those relating to accounting practices and the internal control structure of the Company, and the Company's procedures for receiving and investigating reports of alleged violations of the Company's policies and applicable regulations by the Company's directors, officers and employees. The Audit Committee also reviews and approves any related party transactions. The Board has adopted a written Audit Committee Charter which is available at the Company's website address: www.prgx.com or upon written request to the Secretary of the Company at 600 Galleria Parkway, Suite 100, Atlanta, GA 30339. See "Report of the Audit Committee."

COMPENSATION COMMITTEE

     The Company's Compensation Committee consists of three independent directors: Messrs. Cole, Davis and Dills. Mr. Davis is Chair of the Compensation Committee. The Board of Directors has determined that each of the Compensation Committee members is independent based on the current listing standards established by the NASD for companies listed on the Nasdaq National Market. The Compensation Committee held 3 meetings in 2005, in addition to one joint session of all independent directors. The Compensation Committee, together with the other independent members of the Board, determines the compensation of the executive officers of the Company. The Compensation Committee also administers the Company's benefit plans, including the Stock Incentive Plan, the Performance Bonus Plan, and the 2006 MIP and makes recommendations to the Nominating and Corporate Governance Committee regarding director compensation. All rights to determine awards of stock-based compensation to individuals who file reports pursuant to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act") are determined by the Compensation Committee, each member of which is a "nonemployee" director, as such term is defined in Rule 16b-3 promulgated pursuant to the Exchange Act and is an "outside" director, as such term is defined in the regulations promulgated pursuant to Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). The Compensation Committee's charter requires that all members of the Committee shall be independent from the Company and that at least two members shall satisfy the definition of "nonemployee" director described above. The Compensation Committee Charter is available at the Company's website address: www.prgx.com and upon written request to the Secretary at 600 Galleria Parkway, Suite 100, Atlanta, GA 30339. For information regarding 2005 executive compensation, see "Report of the Continuing Independent Directors on Executive Compensation."

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     The Nominating and Corporate Governance Committee ("NCG Committee") consists of three independent directors: Messrs. Cole, Lind and Rosenberg. The Board of Directors has determined that each of the NCG Committee members is independent based on the listing standards established by the NASD for companies listed on the Nasdaq National Market currently in effect. Mr. Cole serves as Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met 5 times in 2005. The Nominating and Corporate Governance Committee has the responsibility to consider and recommend nominees for the Board of Directors and its committees, to oversee review and assessment of the performance of the Board, set Board compensation, and monitor and recommend governance principles and guidelines for adoption by the Board.

Director Nomination Process

     Since February 2003, the NCG Committee has been delegated the responsibility for evaluating current Board members at the time they are considered for re-nomination. After considering the appropriate skills, expertise and experience needed on the Board, the independence, expertise, experience, skills and performance of the current membership of the Board, and the willingness of Board members whose terms are expiring to be re-nominated, the NCG Committee recommends to the Board whether those directors should be re-nominated.

     In preparation for the Annual Meeting by the shareholders, the NCG Committee considers whether the Board would benefit from adding a new member, and if so, the skills, expertise and experience to be sought with the new member. If the Board determines that a new member would be beneficial, the NCG Committee sets the qualifications for the position and conducts a search to identify qualified candidates. Such search may utilize the services of an executive search firm that would receive a fee for its services. The NCG Committee (or its chairman) screens the available information about the potential candidates. Based on the results of the initial screening, interviews with the viable candidates are scheduled with NCG Committee members, other members of the Board and senior members of management. Upon completion of these interviews and other due diligence, the NCG Committee may recommend to the Board the election or nomination of a candidate. All potential candidates, regardless of whether they are developed through the executive search firm or otherwise, are reviewed and evaluated under the same process.

     When an executive search firm is engaged, using the desired qualifications identified by the NCG Committee, the search firm performs research to identify and qualify potential candidates, contacts such qualified candidates to ascertain their interest in serving on the Company's board, collects resumes and other data about the interested candidates and recommends candidates for further consideration by the NCG Committee.

     The NCG Committee has no set minimum criteria for selecting Board nominees, although its preference is that a substantial majority of all non-executive directors possess the qualifications of independence that satisfy the listing standards established by the NASD for companies listed on the Nasdaq National Market; significant leadership experience at the corporate level in substantial and successful organizations; relevant, but non-competitive, business experience; the ability and commitment to devote the time required to fully participate in board and committee activities; strong communication and analytical skills; and a personality that indicates an ability to work effectively with the other members of the board and management. In any given search, the NCG Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of the Board with the perceived needs of the Company. The NCG Committee believes that it is necessary for at least one independent Board member to possess significant operational experience, and at least one with financial expertise. However, during any search the NCG Committee reserves the right to modify its stated search criteria for exceptional candidates.

     The NCG Committee will also consider nominating candidates recommended by shareholders. Such recommendations will only be considered by the NGC Committee if they are submitted to the NCG Committee in accordance with the requirements of the Company's Bylaws and accompanied by all the information that is required to be disclosed in connection with the solicitation of proxies for election of director nominees pursuant to Regulation 14A under the Exchange Act, including the candidate's written consent to serve as director, if nominated and elected. To be considered by the NCG Committee, shareholder recommendations for director nominees to be elected at the 2007 Annual Meeting of Shareholders, together with the requisite consent to serve and proxy disclosure information in written form, must be received by Victor A. Allums, Secretary, at the offices of the Company at 600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339, no earlier than FEBRUARY 12, 2007 and no later than MARCH 12, 2007.

     As of May 30, 2006, the Company had not received any shareholder recommendations of director candidates for election at the 2006 Annual Meeting.

     The Board of Directors does not have a policy that requires director attendance at the annual shareholders meeting. However, directors are encouraged to attend if their business and travel schedules permit. Six directors attended the 2005 Annual Meeting of Shareholders.

     The NCG Committee is a standing committee of the Board and its charter is available at the Company's website address: www.prgx.com or upon written request to the Secretary of the Company at 600 Galleria Parkway, Suite 100, Atlanta, GA 30339.

SHAREHOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

     In addition to recommendations for director nominees, the Board of Directors welcomes hearing from shareholders regarding the management, performance and prospects for the Company. To facilitate complete and accurate transmittal of shareholder communications to the directors, it is requested that all shareholder communication to the Board or any of its members be made in writing and addressed to the Company's Secretary, Victor A. Allums, at PRG-Schultz International, Inc., 600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339. It is also helpful if the communication specifies whether it is directed to one or more individual directors, all the members of a Board committee, the independent members of the Board, or all members of the Board and the address to which any reply should be addressed. On receipt, Mr. Allums will forward the communication to the director(s) to whom it is addressed as specified by the shareholder. If the shareholder does not specify which directors should receive the communication, Mr. Allums will distribute the communication to all directors. If a reply address is furnished, Mr. Allums will confirm receipt of the communication and indicate the date the communication was sent to the directors.

     Upon the written request of any record or beneficial owner of the Company's common stock whose proxy was solicited in connection with the 2006 Annual Meeting of Shareholders, the Company will furnish such owner, without charge, a copy of its Annual Report on Form 10-K, as amended, including financial statements and the financial statement schedules (but without exhibits), for its fiscal year ended December 31, 2005. Requests for a copy of such Annual Report on Form 10-K should be addressed to Peter Limeri, Chief Financial Officer, at 600 Galleria Parkway, Suite 100, Atlanta, Georgia 30339-5949.

Notwithstanding anything to the contrary which is or may be set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the "Exchange Act") that might incorporate Company filings, including this proxy statement, in whole or in part, the following Reports of the Audit Committee, the Continuing Independent Directors on 2005 Compensation, and the Performance Graph shall not be incorporated by reference into any such filings.

                          REPORT OF THE AUDIT COMMITTEE

Audit Committee Functions

     The purpose of the Audit Committee is to assist the Board in its general oversight of the Company's financial reporting, internal controls and audit functions. The Board has adopted a written Audit Committee Charter that sets out the organization, purpose, duties and responsibilities of the Audit Committee.

     Management is responsible for the preparation, presentation and integrity of the Company's financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The Company's independent accountants are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles, as well as expressing an opinion on:
(i) management's assessment of the effectiveness of internal control over financial reporting, and (ii) the effectiveness of internal control over financial reporting.

Audit Committee Membership

     The Audit Committee is currently, and at all times during 2005 was, comprised solely of independent directors as defined by the Nasdaq Market Rules and applicable SEC regulations.

     As noted elsewhere in this Proxy Statement, and as previously reported, on March 30, 2006, the Company reconstituted the Board of Directors, as required under the terms of the exchange offer for its outstanding 4.75% Senior Convertible Notes Due 2006 which was completed on March 17, 2006. At that time, Eugene I. Davis, Patrick G. Dills, N. Colin Lind, Philip J. Mazzilli, Jr., and Steven P. Rosenberg were appointed to the Company's Board of Directors, and former directors Gerald E. Daniels, Garth H. Greimann, Thomas S. Robertson and Jimmy M. Woodward resigned as directors of the Company.

     In connection with the reconstitution, Messrs. Mazzilli, Davis and Dills (the "2006 Audit Committee") were appointed to the Audit Committee, replacing Messrs. Woodward, Daniels and Greimann (the "2005 Audit Committee"). Because the 2006 Audit Committee was appointed following the filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2005, all of the Audit Committee's responsibilities with regard to the Company's financial statements for fiscal year 2005 described below were fulfilled by the 2005 Audit Committee.

Audit Committee Activities Regarding 2005 Financial Statements

     In fulfilling its oversight responsibilities with respect to the year ended December 31, 2005, the 2005 Audit Committee:

o reviewed and discussed the consolidated financial statements of the Company set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 with management of the Company and KPMG LLP, independent public accountants for the Company;

o discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees," as modified and supplemented to date;

o received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as modified and supplemented to date, and discussed with KPMG LLP its independence from the Company; and

o based on the review and discussions with management of the Company and KPMG LLP referred to above, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.


                                         2006 AUDIT COMMITTEE

                                         Philip J. Mazzilli (chair)
                                         Eugene I. Davis
                                         Patrick G. Dills

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

     While the Audit Committee currently has no pre-approval policies for approval of non-audit related services provided by the Company's principal accountant, each engagement and its associated projected fees is approved by the Audit Committee in advance of such engagement.

PRINCIPAL ACCOUNTANTS' FEES AND SERVICES

     The Company incurred the following fees for services performed by KPMG LLP for 2005 and 2004:

--------------------------------------------------------------------------------------------------------------------

                                                                                              2005         2004
--------------------------------------------------------------------------------------------------------------------

  Audit Fees (1)                                                                           $2,934,524    $3,345,52
  Aggregate fees for professional services for the audit of the Company's annual financial statements and reviews of financial statements included in the Company's
  Forms 10-Q



                                       14

  Audit-Related Fees (2)                                                                       11,000       10,000
  Aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported above

  Tax Fees (3)                                                                                332,105      589,380
  Aggregate fees billed for professional services for tax compliance, tax consulting and tax planning

  All Other Fees (4)                                                                            -----       13,750
  Aggregate fees billed for products and services provided other than the services reported above
--------------------------------------------------------------------------------------------------------------------

(1)    For 2004 includes services related to the implementation of the Sarbanes-Oxley Act of 2002. For 2005 and
       2004, also includes services related to various statutory audits required in certain international jurisdictions.

(2)    For 2005 and 2004 includes an employee benefit plan audit.

(3)    For 2004, includes services related to restructuring the Company's European business to effect the movement of cash and certain expatriate tax matters.

(4)    For 2004, includes litigation support services.


     All of the services described above were approved by the Audit Committee.


                 REPORT OF THE CONTINUING INDEPENDENT DIRECTORS
                         ON 2005 EXECUTIVE COMPENSATION

     This report documents the components of the Company's executive officer compensation programs and describes the compensation philosophy on which fiscal 2005 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company, including both Chief Executive Officers and the other executive officers that are named in the compensation tables (the "Named Executive Officers"). The Compensation Committee is currently, and was at all times that compensation decisions for 2005 were made, composed entirely of independent and outside directors whom the Board has designated in conformity with current Nasdaq Marketplace Rules.

     This report will not be deemed to be incorporated by reference by any general statement incorporating this proxy statement into any of our filings under the Securities Act of 1933 or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not be deemed "soliciting material" or be deemed "filed" under such Acts.

     The Compensation Committee periodically reviews and refines the Company's executive compensation programs. It has historically been the philosophy of the Company to link executive compensation to corporate performance and to create incentives for management to enhance shareholder value.

2005 EXECUTIVE COMPENSATION PROGRAM

     During 2005, the executive compensation program included several components:

    o    base salary;
    o    cash bonus arrangements;
    o    nonqualified stock options;
    o    restricted stock;
    o    a change of control retention and incentive program.

The discussion below addresses each of these components in further detail.

Base Salary

     Salaries for the Company's executive officers are generally determined by employment agreements, subject to annual review. In setting 2005 annual salaries, the Compensation Committee considered a wide variety of subjective factors, including the need to provide competitive compensation and pay for performance, and to provide both short- and long-term incentives. In February 2005, the Compensation Committee and independent directors determined that salaries for continuing executives should remain at the same level in 2005 as in 2004. During the year officers who were promoted received raises commensurate with their new duties. 2005 salaries for Messrs. McCurry and Limeri, each of whom was newly hired by the Company during 2005, were set as part of the arms' length negotiation of their overall compensation and employment packages. Mr. McCurry's employment package was also based upon the evaluation and review of the Search Committee of the Board of Directors (Messrs. Cole, Greimann and
Lind).

     The Company historically provided nonqualified deferred compensation arrangements for certain executive officers, under which a portion of the executive's salary was not paid out as earned, but was held in an account for payout at a future date, and in some cases received a matching contribution from the Company. The purpose of these arrangements was to assist in the retention of these executives. The matching contribution vested over a series of years of continuing employment with the Company. Deferred compensation was generally accrued and paid in accordance with the provisions of specific officers' employment agreements. The Company no longer maintains deferred compensation accounts for any executive officers.

2005 Cash Bonus Arrangements

-- Performance Bonus Plan

     The Company's Performance Bonus Plan (previously referred to as the Management Incentive Plan and the Management and Professional Incentive Plan) was designed to recognize and reward employees who make significant contributions towards achieving the Company's annual business plan. The Performance Bonus Plan is a short-term incentive program for providing cash bonus opportunities contingent upon operating results and the achievement of strategic and other individual performance objectives. Performance objectives for executive officers are set by the Compensation Committee. Under the Performance Bonus Plan, the Compensation Committee may set performance objectives by reference to any of a wide variety of performance measures (e.g., Company pro forma earnings per share, Company revenues, Company operating income, functional expense control, cash collections and/or specific business and personal performance objectives). The Performance Bonus Plan contemplates that the Compensation Committee will continue to review and modify performance goals from year to year as necessary to ensure reasonableness, achievability, and consistency with overall Company objectives and shareholder expectations. The Compensation Committee has in the past occasionally adjusted performance goals after such goals were initially set by the Committee as circumstances warranted.

     The Company implemented the 2005 program under the Performance Bonus Plan in February of 2005, and all of the then executive officers received an opportunity to earn bonuses based on Company performance during 2005. The potential bonus amount depended upon achievement of certain performance measures for each quarter and for the full year. The Committee reserved discretion to adjust the amounts of any bonuses upward or downward, regardless of Company performance, with respect to all bonuses not intended to be eligible for exclusion from the calculation of the $1 million cap on deductibility imposed by
Section 162(m) of the Internal Revenue Code.

     The performance measures chosen for 2005 bonus awards granted to executives by the Compensation Committee were based upon EBIT (Earnings Before Interest and Taxes) of appropriate business units. Certain officers' potential bonuses were based upon Company-wide EBIT, while other officers' bonuses were based partly upon Company-wide EBIT and partly upon EBIT for the business unit for which the officer was responsible. The Compensation Committee determined target performance measure levels for each period, and potential bonus amounts varied according to whether certain minimum and maximum levels of the performance measure were attained. The amounts potentially payable under the February 2005 awards were designed so that the amounts would vary according to the level of target EBIT achieved, if any, and how many quarters of the year the Company achieved said levels. The levels of potential bonuses were also based upon specific percentages of officer salary, which in most cases is specified in the officer's employment agreement.

     As a result of the Company's 2005 financial performance, no bonuses were awarded under the Performance Bonus Plan to any of the executive officers with respect to 2005 performance, except for certain officers who became executive officers after the 2005 bonus awards were granted. These officers received bonuses pursuant to the terms of awards granted to them before they became executive officers, upon meeting individualized performance criteria which were set by the Company's former Chief Executive Officer.

     In 2004, the Company's shareholders approved the 2004 Executive Incentive Plan, which provides for the payment of bonuses upon attainment of pre-set objective performance goals. The Executive Incentive Plan is designed to satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), for the deductibility of income paid to executives and is generally utilized only when it appears that an executive's total salary and bonus might reasonably be expected to exceed that threshold. No executives participated in this plan during 2005.

-- Non-Plan Cash Bonuses

     Under the terms of Mr. McCurry's employment agreement, which was the product of arms' length negotiation, Mr. McCurry was entitled to a cash bonus with respect to 2005 without regard to the terms of the Performance Bonus Plan, in an amount equal to 70% of his base salary (base salary was $500,000 for 2005), prorated based on the number of days he was employed during fiscal year 2005. Accordingly, Mr. McCurry received $154,808 pursuant to this provision with respect to 2005. With respect to subsequent fiscal years, under his employment agreement Mr. McCurry will be eligible to receive an annual bonus contingent upon performance criteria. The annual bonus potential will be between 70% of base salary (i.e., 70% upon achievement of annual "target" performance goals) and a maximum of 140% of base salary (i.e., 140% upon achievement of annual "maximum" performance goals), with the "target" and "maximum" performance goals and bonus criteria to be defined and approved by the Compensation Committee in advance for each fiscal year.

     Mr. Limeri also received a cash bonus with respect to 2005 equal to 40% of his base salary (base salary was $220,000 for 2005), prorated based on the number of days he was employed during fiscal year 2005. With respect to subsequent fiscal years, Mr. Limeri will be eligible to receive an annual bonus contingent upon performance criteria.

     The Compensation Committee has reserved the ability to award discretionary cash bonuses from time to time in recognition of the accomplishments of the Company's officers, even if the pre-set Performance Measures under the Performance Bonus Plan are not met. Thus, for example, the Company awarded an executive officer a special discretionary bonus during 2005 in recognition of his success in obtaining a contract for the Company to conduct the pilot audit of California's Medicare claims.

Long-Term Incentive Compensation

     In order to align the interests of PRG-Schultz's executives and other key management personnel responsible for the growth of the Company with the interests of the Company's shareholders, the Company has established the Stock Incentive Plan, which provides for equity-based awards. Because the Company does not maintain any qualified defined benefit retirement program and top management only has limited participation opportunity in the qualified 401(k) program, the Stock Incentive Plan also serves as the opportunity to generate additional wealth to be used for later retirement needs. The Company also made inducement grants of options to purchase common stock upon the hiring of the Company's new Chief Executive and Chief Restructuring Officers, which took place in 2005.

     An aggregate of approximately 2.5 million nonqualified stock options, or approximately 70% of the total stock options granted by the Company in 2005, were granted during 2005 to individuals who were executive officers at the time of the grant. These grants consisted entirely of inducement grants to new executive officers, as described elsewhere in this proxy statement. An additional 30,000 nonqualified stock options were granted to officers who are currently executive officers but were not at the time of the grant.

     In December 2005, in connection with the implementation of FAS 123(R), the Compensation Committee accelerated the vesting of all outstanding options whose exercise prices exceeded the then market price of the Company's common stock in order to avoid adverse accounting consequences.

     In connection with the implementation of the 2005 Change in Control Program (described below), the Company issued a total of 265,000 shares of restricted stock to certain designated executive officers in February and March of 2005. The restricted stock is subject to 3-year cliff vesting, with acceleration upon a change of control. The restricted stock is subject to forfeiture upon termination prior to vesting, and therefore shares granted to departed officers are no longer outstanding.

2005 Change of Control Program

     The Company implemented a change of control program in February of 2005 (the "2005 Change of Control Program") in order to promote retention during the Company's exploration of strategic alternatives and to provide added incentive to maximize shareholder gains in the pursuit of those alternatives. The program featured (in addition to an award of restricted stock to certain of the executives) a "Transaction Success Fee" and heightened termination payment benefits. The Transaction Success Fee and the heightened termination payment benefits became ineffective after December 31, 2005 and were never paid.

Income Deduction Limitations

     Section 162(m) of the Code generally sets a limit of $1 million on the amount of compensation that the Company may deduct for federal income tax purposes in any given year with respect to the compensation of each of the Named Executive Officers. However, certain "performance based" compensation that complies with the requirements of Section 162(m) is not included in the calculation of the $1 million cap. The Compensation Committee has historically had a general policy of structuring performance-based compensation arrangements for its executive officers whose compensation might exceed the $1 million cap in a way that will satisfy Section 162(m)'s conditions for deductibility, to the extent feasible and after taking into account all relevant considerations. However, it is also true that the Company needs flexibility to pursue its incentive and retention objectives, even if this means that a portion of executive compensation may not be deductible by the Company. Accordingly, the Committee has from time to time approved elements of compensation for certain officers that are not fully deductible, and may do so in the future under appropriate circumstances. However, none of the Company's executives received in excess of $1 million in compensation with respect to 2005. Depending on Mr. McCurry's bonus payable in 2007 with respect to 2006 performance, he may receive in excess of $1 million in compensation with respect to 2006.

Compensation of Former Chief Executive Officer

     In October 2004, as a part of its design of a change of control compensation program, after a review of Mr. Cook's entire compensation package, an amendment to Mr. Cook's employment agreement was approved which was finalized in February 2005. The Committee's purpose in approving this amendment was to provide Mr. Cook with incentives to continue his employment with the Company while the Board evaluated strategic alternatives. In particular, the Board eliminated a cut-back provision which would have reduced his termination payments in the event that such payments triggered an excise tax under federal "golden parachute" tax laws, and provided a gross-up under which the Company agreed to pay any such taxes on Mr. Cook's behalf, as well as any income or other taxes incurred by Mr. Cook due to the Company's payment of any such excise taxes. The Committee made this decision because under Mr. Cook's prior agreement, had the cut-back provision not been eliminated, Mr. Cook's termination payments, after tax, would have been greater if he left the Company prior to a change of control, than if he remained with the Company and left following a change in control. The Company determined that there was no need to otherwise alter Mr. Cook's termination payment benefits or otherwise adjust his incentives.

     In February of 2005, the Committee determined that Mr. Cook's annual base salary in 2005 would remain at its 2004 level of $600,000. An annual incentive compensation arrangement pursuant to the 2005 Performance Bonus Plan was established for Mr. Cook pursuant to which he was eligible to earn a bonus based upon Company EBIT. Achievement of target EBIT for any one of the five periods (each of the four quarters and the full year) would have entitled him to 40% of his base salary with respect to each period in which the Target was achieved. Achievement of minimum EBIT for any of the five periods would have entitled him to 10% of his base salary with respect to each period in which the minimum was achieved. Thus, if minimum EBIT had been achieved for all of the five periods, his bonus would have equaled 50% of his base salary, and if target EBIT were achieved for all of the five periods, his bonus would have equaled 200% of his base salary. The award did not provide for any additional bonus pay had target EBIT been exceeded. If EBIT had fallen between minimum and target EBIT, Mr. Cook's bonus would have been prorated accordingly.

     See "Employment Agreements and Related Matters" below for a discussion of Mr. Cook's severance arrangements with the Company. See footnote 4 to the Summary Compensation Table for disclosure regarding benefits and perquisites received by Mr. Cook in 2005.

     Due to Company performance and Mr. Cook's separation from the Company, Mr. Cook did not earn any bonus with respect to 2005.

Mr. McCurry's 2005 Compensation

     An outside compensation consultant was retained to provide advice on the appropriate level of 2005 compensation for Mr. McCurry. Based on the results of the market compensation data provided by the independent consultant and as a result of arms' length negotiation, Mr. McCurry's compensation package described below was established. Based on the information provided by the independent compensation consultant, Mr. McCurry's 2005 base salary was set at slightly above the 50th percentile of base salaries of Chief Executive Officers in companies of comparable size. The philosophy reflected in the overall compensation package was one of paying Mr. McCurry a conservative but competitive salary and tying long term compensation to the creation of shareholder value.

     Mr. McCurry's compensation package for 2005 (as amended in December of 2005) consisted of the following components:

1.   Base salary of $500,000 per year.

2. Annual bonus opportunity (ranging between 70% and 140% of base salary), based upon performance criteria to be set by the Compensation Committee; except that for fiscal year 2005, Mr. McCurry was entitled to a guaranteed bonus of 70% of base salary, prorated based on the number of days he was employed.

3. A total option grant of 2 million options, including 500,000 options vesting in full on the first anniversary of the grant date, and 1.5 million options which vest based upon specific performance criteria more particularly described under "Employment Agreements and Related Matters" below.

4. The standard benefits offered to senior executives of the Company, including participation in the Company's retirement, health insurance and other welfare benefit plans, including the 401(k) plan.

5. A termination benefit where termination is without cause (or is voluntary based on good reason) equal to 2 times average annual compensation (as defined in the agreement), unless termination occurs during the first 16 months of employment (not following a change of control), in which case it will equal .125 times the number of months of employment times average annual compensation (as defined).

     As noted above, Mr. McCurry's compensation package was the product of arms' length negotiation in a process that was led by a specially appointed Search Committee of the Board of Directors, with input from members of both the Nominating and Corporate Governance Committee and the Compensation Committee. The independent directors participating in this process considered a large number of factors in negotiating Mr. McCurry's compensation package, including the level of compensation he was then receiving, the unique challenges facing the Company at that time, including those inherent in any CEO succession, and Mr. McCurry's unique skills and qualifications to lead the Company through a critical time.

     Mr. McCurry's compensation package ties a certain portion of his compensation to short-term performance, through the Performance Bonus Plan (under which his bonuses for 2006 and later years will be dependent upon satisfaction of certain performance criteria), and a certain portion to long-term performance, through the performance-vesting tranche of his inducement option grants, which are tied to specific trading values for the Company's common stock. The time-based tranche of his inducement option grant (and the staggered minimum vesting periods of the performance-based tranches) was designed to provide added incentive to Mr. McCurry to remain with the Company for a minimum period of time. As an added inducement to Mr. McCurry, Mr. McCurry's bonus with respect to 2005 was guaranteed at a fixed sum in his employment agreement, and the Company agreed to reimburse Mr. McCurry for his reasonable legal fees incurred in connection with the negotiation of his employment package, up to $15,000, and to reimburse him for COBRA health insurance premiums he was required to pay until he became eligible for the Company's plan.

                                         CONTINUING INDEPENDENT DIRECTORS

                                         David A. Cole*
                                         N. Colin Lind**


                    *Mr. Cole served as Non-Executive Chairman of the Board from July 25, 2005 through March 30, 2006, and was a member of the Nominating and Corporate Governance Committee throughout 2005. Mr. Cole was also a member of the Search Committee.

                    ** Mr. Lind was a member of both the Compensation and the Nominating and Corporate Governance Committees during 2005, until his resignation from the Board on October 19, 2005. Mr. Lind was also a member of the Search Committee.

                                PERFORMANCE GRAPH

     Set forth below is a line graph presentation comparing the cumulative shareholder return on the Company's common stock (Nasdaq: PRGX), on an indexed basis, against cumulative total returns of The Nasdaq Stock Market (U.S. Companies) Index and the RDG Technology Composite Index. The graph assumes that the value of the investment in the common stock in each index was $100 on December 31, 2000 and shows total return on investment for the period beginning December 31, 2000 through December 31, 2005, assuming reinvestment of any dividends.

                [PERFORMANCE GRAPH REFLECTING BELOW DATA OMITTED]


                                            VALUE OF $100 INVESTED ON DECEMBER 31, 2000 AT:

                                                                       CUMULATIVE TOTAL RETURN
                                                      ---------- ---------- -------- -------- -------- --------
                                                          12/00      12/01    12/02    12/03    12/04    12/05

PRG-SCHULTZ INTERNATIONAL, INC.                          100.00     127.84   139.61    76.86    78.90     9.57
NASDAQ STOCK MARKET (U.S.)                               100.00      79.08    55.95    83.35    90.64    92.73
RDG TECHNOLOGY COMPOSITE                                 100.00      73.13    45.16    67.00    69.27    71.18



                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued by the Company to the Chief Executive Officer, the other four most highly paid executive officers of the Company in 2005 who were executive officers at December 31, 2005, as well as John M. Cook, the Company's previous Chief Executive Officer, John M. Toma, the Company's previous Vice Chairman and Richard A. Bacon, previous Executive Vice President, International Operations. The information presented is for the years ended December 31, 2005, 2004 and 2003.

                                                      SUMMARY COMPENSATION TABLE

                                           ANNUAL COMPENSATION (1)          LONG-TERM COMPENSATION AWARDS
                                                                                              SECURITIES
                                                             OTHER ANNUAL     RESTRICTED      UNDERLYING       ALL OTHER
                                    SALARY         BONUS     COMPENSATION    STOCK AWARDS      OPTIONS        COMPENSATION
                                      (2)          (3)            (4)            (5)              (6)              (7)
------------------------- -------- ---------- -------------- -------------- --------------- --------------- -----------------
   NAME AND PRINCIPAL
        POSITION           YEAR       ($)           ($)            ($)            ($)             (#)              ($)
------------------------- -------- ---------- -------------- -------------- --------------- --------------- -----------------
    JAMES B. MCCURRY       2005     211,538      154,808           --              --           2,000,000          15,800
CHAIRMAN, PRESIDENT AND
    CHIEF EXECUTIVE
      OFFICER (8)
------------------------- -------- ---------- -------------- -------------- --------------- --------------- -----------------
  JAMES E. MOYLAN, JR.     2005    375,000         --              --              --               --               --
 FORMER EXECUTIVE VICE
  PRESIDENT - FINANCE,     2004    300,000       60,000            --              --            500,000             --
    CHIEF FINANCIAL
 OFFICER, TREASURER (9)
------------------------- -------- ---------- -------------- -------------- --------------- --------------- -----------------
LARRY ROBINSON - SENIOR    2005     366,691       55,032           --              --              7,500          135,515
  VICE PRESIDENT ASIA
 PACIFIC, LATIN AMERICA    2004     348,836      60,372            --              --             7,500              --
       AND CANADA
                           2003     271,602      33,289            --              --             7,500              --
------------------------- -------- ---------- -------------- -------------- --------------- --------------- -----------------
    BRADLEY T. ROOS        2005     305,058         --          80,906         123,750           19,000          396,963
  SENIOR VICE PRESIDENT
     - EUROPE (10)         2004     254,712      32,747         47,182            --             25,000          162,817

                           2003     226,385      25,000         37,806            --             25,000            1,750
------------------------- -------- ---------- -------------- -------------- --------------- --------------- -----------------
   JAMES L. BENJAMIN       2005     299,981         --              --           198,000            --             1,750
     EXECUTIVE VICE
     PRESIDENT - US        2004     300,000      40,000            --              --             50,000           1,750
       OPERATIONS
                           2003     289,423      25,000            --              --             50,000           1,750
------------------------- -------- ---------- -------------- -------------- --------------- --------------- -----------------
      JOHN M. COOK         2005     360,479         --           $53,411           --                --           5,517,307
 FORMER CHAIRMAN, CHIEF
 EXECUTIVE OFFICER AND     2004     600,000      220,000        75,492            --               --              12,360
       PRESIDENT
                           2003    565,385      375,000         96,258            --            200,000           8,564
------------------------- -------- ---------- -------------- -------------- --------------- --------------- -----------------
      JOHN M. TOMA         2005     282,948         --              --              --               --            1,502,304
  FORMER VICE CHAIRMAN
                           2004     400,000      40,000            --              --             25,000          759,459

                           2003     400,000      25,000            --              --               --              66,750
------------------------- -------- ---------- -------------- -------------- --------------- --------------- -----------------
    RICHARD J. BACON       2005     259,438         --           27,789         198,000            --             329,085
 FORMER EXECUTIVE VICE
      PRESIDENT -          2004     352,533      40,000         152,346           --             75,000             --
     INTERNATIONAL
    OPERATIONS (11)        2003     111,122      20,000            --              --             50,000             --
------------------------- -------- ---------- -------------- -------------- --------------- --------------- -----------------

FOOTNOTES

(1) The compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees of the Company, and certain perquisites and other personal benefits, securities or property received by certain of the Named Executive Officers where the aggregate of such perquisites did not exceed the lesser of $50,000 or 10% of the Named Executive Officer's aggregate salary and bonus. For Mr. Robinson, his compensation was converted from CAD to USD at the following exchange rates:
     December 31, 2005 at .861, December 31, 2004 at .832, December 31, 2003 at
     .771.

(2) Includes contributions made by the Named Executive Officers to the Company's 401(k) Plan during the years presented.

(3) For 2005, Mr. McCurry received a bonus of $154,808 in accordance with the terms of his employment agreement and Mr. Robinson received a bonus of $55,032 pursuant to the 2005 Management Incentive Plan. For 2004, the bonus awards for the following Named Executive Officers include special discretionary bonuses in the following amounts: Mr. Cook - $220,000, Mr. Moylan - $60,000, Mr. Bacon - $40,000, Mr. Benjamin - $40,000 and Mr. Toma
     - $40,000. For 2004, Mr. Robinson and Mr. Roos were paid bonuses of $60,372 and $32,747, respectively, based on the 2004 Management Incentive Plan. For 2003, the bonus awards for the following Named Executive Officers include special discretionary bonuses in the following amounts: Mr. Cook - $375,000, Mr. Toma - $25,000, Mr. Benjamin - $25,000, Mr. Roos - $25,000
     and Mr. Bacon - $20,000. Mr. Robinson was paid a bonus of $33,289 for 2003 based on the 2003 Management Incentive Plan.

(4) For Messrs. Roos and Bacon in 2005, includes $15,000 and $11,250 respectively for annual car allowance. For Messrs. Roos and Bacon in 2004, includes $15,000 and $15,000 respectively, for annual car allowance. For Mr. Roos in 2003, includes $8,000 for annual car allowance. For Mr. Roos includes reimbursement of relocation expenses of $65,906 in 2005, $32,182 in 2004 and $29,806 in 2003. For Mr. Cook in 2005 and 2004, respectively, includes $17,500 and $30,000 annual car allowance and $18,772 and $30,507 for the incremental cost of use of Company chartered aircraft for personal use. For Mr. Cook in 2003, includes $64,350 for the incremental value of Company-provided aircraft. The Company also reimbursed as a business expense Mr. Cook's use of private and commercial aircraft that was primarily business related and as to which the Company has no incremental cost with respect to any non-business use. For Mr. Bacon, includes $15,819 in 2005 for relocation expenses and $115,551 in 2004 for relocation expenses (including reimbursement of real estate brokerage commission on the sale of his former residence). For Mr. Roos in 2005, does not include $184,361 (converted at a December 31, 2005 exchange rate of $1.723 per pound) paid on Mr. Roos' behalf in 2006 for U.K. tax liability, for the period January 2005 through April 5, 2006.

(5) Mr. Benjamin and Mr. Bacon were each granted 40,000 shares of restricted stock in 2005 and Mr. Roos was granted 25,000 shares of restricted stock in 2005. All of the shares were valued at $4.95 on their grant dates, and rights to the shares are subject to three-year cliff vesting (with earlier acceleration upon a change of control). Mr. Bacon's restricted shares were cancelled in connection with his termination from the Company. At December 31, 2005, Mr. Benjamin owned 40,000 restricted shares valued at $24,400 and Mr. Roos owned 25,000 restricted shares valued at $15,250. Such shares are eligible for dividends on the same basis as all other outstanding common shares.

(6) Mr. McCurry's options were granted in two tranches, the first of which, pertaining to 500,000 shares, vested in December 2005. The second tranche is subject to specific performance criteria and becomes exercisable in three tiers of 500,000 shares each, as follows: Tier 1 will become exercisable at any time after July 29, 2006, if the closing market price per share of the Company's Common Stock is $4.50 or higher for 45 consecutive trading days after July 29, 2006. Tier 2 will become exercisable at any time after July 29, 2007, if the closing market price per share of the Company's Common Stock is $6.50 or higher for 45 consecutive trading days after July 29, 2007. Tier 3 will become exercisable at any time after July 29, 2008, if the closing market price per share of the Company's Common Stock is $8.00 or higher for 45 consecutive trading days after July 29, 2008. These options expire July 29, 2012 and have an exercise price equal to the closing price of the common stock on NASDAQ on July 29, 2005. The exercise price of all other option grants in 2005 disclosed above was equal to the fair market value of the common stock on the date of grant, measured as the closing price of the common stock on NASDAQ on the business day prior to the date of grant. Each such grant has a five-year term and was vested in December 2005.

(7)  Consists of:

     (a) Annual matching contributions to the Company's 401(k) Plan made by the Company on behalf of the Named Executive Officers:

                                    401(K) PLAN MATCHING CONTRIBUTIONS

         ------------------------------------------------- ------------ ----------- ------------
                                                              2005         2004        2003
                                                              ----         ----        ----
                                                               ($)         ($)          ($)
         ------------------------------------------------- ------------ ----------- ------------
         James B. McCurry.............................          --           --            --
         ------------------------------------------------- ------------ ----------- ------------
         James Moylan Jr..............................          --         1,750          --
         ------------------------------------------------- ------------ ----------- ------------
         Larry Robinson................................         --           --            --
         ------------------------------------------------- ------------ ----------- ------------
         Brad Roos.....................................       1,750       1,750        1,750
         ------------------------------------------------- ------------ ----------- ------------
         James L. Benjamin.............................       1,750       1,750        1,750
         ------------------------------------------------- ------------ ----------- ------------
         John M. Toma..................................         --         1,750        1,750
         ------------------------------------------------- ------------ ----------- ------------
         John M. Cook..................................         --         1,750        1,750
         ------------------------------------------------- ------------ ----------- ------------
         Richard J. Bacon..............................         --           --            --
         ------------------------------------------------- ------------ ----------- ------------

     (b)  Withdrawal of $135,515 from Mr. Robinson's deferred compensation plan.

     (c) Mr. Cook's All Other Compensation in 2005 includes $5,515,423 for severance payments to be paid monthly over the next five years. It excludes the currently indeterminable reimbursements Mr. Cook will receive under the terms of his Separation Agreement, beginning on or about February 1, 2007, for the cost of health insurance for Mr. Cook and his spouse (not to exceed $25,000 annually, subject to adjustment based on changes in the Consumer Price Index with 2002 as a base year), continuing until each reaches the age of 80. Mr. Cook's All Other Compensation for 2004 includes $10,610 for reimbursement of supplemental life insurance premiums.

     (d) Mr. Toma's All Other Compensation in 2005 includes severance payments of $1,502,304 to be paid monthly over the next four years. It excludes the currently indeterminable reimbursements Mr. Toma will receive under the terms of his Separation Agreement, beginning on or about February 1, 2007, for the cost of health insurance for Mr. Toma and his spouse (not to exceed $20,000 annually, subject to adjustment based on changes in the Consumer Price Index with 2002 as a base year), continuing until each reaches the age of 80. Mr. Toma's All Other Compensation for 2004 includes a withdrawal of $691,251 from his deferred compensation plan.

     (e) Mr. Bacon's All Other Compensation in 2005 includes consulting fees of $81,250 paid after his termination and severance payments of $246,250 to be paid in 19 bi-weekly installments during 2006.

     (f) Mr. McCurry's All Other Compensation includes $15,000 for reimbursement of professional fees and $800 for reimbursement of COBRA insurance premiums.

(8)  Mr. McCurry joined the Company in July 2005.

(9) Mr. Moylan joined the Company in March 2004 and left the Company in February 2006.

(10) Pursuant to an agreement, Mr. Roos' salary includes $5,077 for 2005 to compensate for changes in the value of the U.S. dollar against the British pound. Mr. Roos' salary was also supplemented by $65,428 and $21,541 for education assistance in 2005 and 2004, respectively. He also received $280,783 and $125,078 for housing assistance in 2005 and 2004 respectively. The All Other Compensation column for Mr. Roos in 2005 also includes $31,000 for the value of restricted stock granted in August, 2000 that vested in August, 2005. Mr. Roos's 2005 All Other Compensation was converted to USD using effective exchange rates for GBP and HKD as of December 31, 2005 and December 31, 2004, respectively. The rates were 1.723 and .1289 at December 31, 2005, respectively and 1.918 and .1286 at December 31, 2004, respectively.

(11) Pursuant to an agreement that expired December 31, 2004, Mr. Bacon's salary includes $27,533 for 2005 and $4,872 for 2003 to compensate for changes in the value of the U.S. dollar against the British pound.

                               OPTION GRANTS TABLE

     The following table sets forth certain information regarding options granted to the Named Executive Officers during the year ended December 31, 2005. No stock appreciation rights ("SARs") were granted during 2005.

                                                STOCK OPTION GRANTS IN LAST FISCAL YEAR

                                                        PERCENT OF                             POTENTIAL REALIZABLE
                                            NUMBER OF      TOTAL                               VALUE AT ASSUMED
                                            SECURITIES    OPTIONS     EXERCISE              ANNUAL RATES OF STOCK
                                            UNDERLYING  GRANTED TO    OR BASE               PRICE APPRECIATION FOR
                                            OPTIONS      EMPLOYEES     PRICE     EXPIRATION      OPTION TERM
NAME                                        GRANTED       IN 2005      ($/SH)      DATE         5%($)       10%($)
----                                          ---         -------    ----------  --------       -----       ------
                                            (#)(1)

James B. McCurry ........................      500,000        15.4%   $  3.16    07/29/2012  $643,219   $ 1,498,973

James B. McCurry (2).....................    1,500,000        46.3%      3.16    07/29/2012        --     1,498,973

James E. Moylan, Jr. ....................           --          --         --           --         --           --

Larry Robinson...........................        7,500         0.2%      4.95    03/04/2010    10,257        20,514

Bradley T.  Roos.........................       15,000         0.5%      4.95    03/04/2010    22,665        45,330

James L. Benjamin........................           --          --         --           --         --            --

John M. Cook.............................           --          --         --           --         --            --

John M. Toma.............................           --          --         --           --         --            --

Richard J. Bacon.........................           --          --         --           --         --            --

(1) All options are nonqualified options. Unless otherwise footnoted, all options were vested in December 2005 and have a five year term.

(2) One of two tranches of the option, representing the right to purchase 500,000 shares, was vested in December 2005. The second tranche, representing the right to purchase 1,500,000 shares is subject to specific performance criteria and become exercisable in three tiers of 500,000 shares each as follows: Tier 1 will become exercisable at any time after July 29, 2006, if the closing market price per share of the Company's Common Stock is $4.50 or higher for 45 consecutive trading days after July 29, 2006. Tier 2 will become exercisable at any time after July 29, 2007, if the closing market price per share of the Company's Common Stock is $6.50 or higher for 45 consecutive trading days after July 29, 2007. Tier 3 will become exercisable at any time after July 29, 2008, if the closing market price per share of the Company's Common Stock is $8.00 or higher for 45 consecutive trading days after July 29, 2008. The options expire July 29, 2012.

OPTION EXERCISES IN 2005 AND YEAR-END OPTION VALUES

     None of the Named Executive Officers held or exercised SARs during 2005. The following table sets forth certain information regarding unexercised options held at December 31, 2005 by each of the Named Executive Officers.

                              AGGREGATED OPTION EXERCISES IN 2005 AND OPTION VALUES AT DECEMBER 31, 2005

                                   SHARES                     NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                  ACQUIRED                   UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                                     ON         VALUE      OPTIONS AT FISCAL YEAR-END            FISCAL YEAR-END
                                  EXERCISE    REALIZED                 (#)                           ($)(1)
                                                         ------------------------------  ---------------------------
NAME                                 (#)         ($)       EXERCISABLE     UNEXERCISABLE EXERCISABLE  UNEXERCISABLE
----                             ---------   ---------   --------------   -------------- ------------ --------------

James B. McCurry................      --           --         500,000      1,500,000            --             --

James E. Moylan Jr..............      --           --         500,000             --            --             --

Larry Robinson..................      --           --          65,500             --            --             --

Bradley T. Roos.................      --           --         155,000             --            --             --

James L. Benjamin...............      --           --         150,000             --            --             --

John M. Cook....................      --           --         625,000             --            --             --

John M. Toma....................      --           --         325,000             --            --             --

Richard J. Bacon................      --           --         125,000             --            --             --

(1) No options held by the Named Executive Officers were "in the money" at fiscal year-end 2005.

       SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

     The following table presents certain information with respect to compensation plans under which equity securities of the registrant were authorized for issuance as of December 31, 2005.

                                                 EQUITY COMPENSATION PLAN INFORMATION
                                                        As of December 31, 2005


                                                                                   NUMBER OF SECURITIES REMAINING
                           NUMBER OF SECURITIES TO BE      WEIGHTED-AVERAGE        AVAILABLE FOR FUTURE ISSUANCE
                            ISSUED UPON EXERCISE OF       EXERCISE PRICE OF       UNDER EQUITY COMPENSATION PLANS
                              OUTSTANDING OPTIONS,       OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES REFLECTED
      PLAN CATEGORY           WARRANTS AND RIGHTS        WARRANTS AND RIGHTS             IN COLUMN (A)) (2)
------------------------------------------------------- -----------------------  -----------------------------------
                                      (A)                        (B)                            (C)
Equity compensation
plans approved by
security holders                             7,780,793                  $ 8.88                            2,607,623
Equity compensation
plans not approved by
security holders                             2,500,000                    2.58                                    --
--------------------------------------------------------------------------------------------------------------------
Total                                   10,280,793 (1)                  $ 7.35                            2,607,623
                          ============================= =======================  ===================================

(1) Excludes 207,193 shares to be issued upon exercise of outstanding options granted under the The Profit Recovery Group International, Inc. HSA Acquisition Stock Option Plan ("HSA Plan") in connection with the 2002 acquisition of Howard Schultz and Associates. The outstanding options have a weighted average exercise price of $6.09 per share. No shares remain available for grant under the HSA Plan.

(2)  Includes 235,000 shares available for restricted stock awards.


                    EMPLOYMENT AGREEMENTS AND RELATED MATTERS

     The Company has entered into employment agreements with all of its current Named Executives with the terms and conditions described below. Also included herein is a description of severance and related agreements with certain Named Executives who separated from the Company in 2005.

MCCURRY EMPLOYMENT AGREEMENT

     On July 20, 2005 the Company and Mr. McCurry entered into an employment agreement with an effective date of July 25, 2005, as amended on December 8, 2005, and containing the following material terms:

     Mr. McCurry will serve as President and Chief Executive Officer of the Company. The Company's Board of Directors is obligated to nominate him to the Board. Subject to shareholder elections, he will serve on the Board through the time of his employment, with no additional compensation for services as a director. Mr. McCurry's initial salary is $500,000 per year. The Compensation Committee may increase his salary, but may not decrease his salary unless the Company institutes a salary reduction generally applicable to senior executives of the Company. For fiscal year 2006 and thereafter, Mr. McCurry will be eligible to earn an annual performance bonus as follows: upon the achievement of annual "target" performance goals, to be set by the Compensation Committee in advance of each fiscal year, a bonus equal to 70% of his salary, upon the achievement of annual "maximum" performance goals, to be set by the Compensation Committee, a bonus equal to 140% of base salary. If the Company's performance falls between the "target" and "maximum" performance goals, he will receive an amount between 70% and 140% of his salary, according to a formula to be set by the Compensation Committee. Mr. McCurry is eligible to participate in the Company's standard benefits package, on the same basis as other senior executives of the Company. Mr. McCurry will be entitled to four weeks of paid vacation per year. The agreement expires on July 25, 2008, subject to automatic renewal for a one-year term unless either party has given the other 30 days' written notice. Mr. McCurry will be entitled to certain severance payments if his employment is terminated: (i) by the Company without Cause, or (ii) by Mr. McCurry for Good Reason. In either instance, Mr. McCurry's severance benefits will be as follows: If his employment terminates within the first 16 months, he will be entitled to a lump sum payment equal to .125 times the number of months he has worked for the Company, further multiplied by his "Average Annual Compensation," as defined in the agreement; provided however, that if such termination within the first 16 month period follows a Change in Control, then Mr. McCurry's severance payment will be equal to two times his Average Annual Compensation. If Mr. McCurry's employment terminates more than 16 months following the date of his appointment, his lump sump payment will equal two times his Average Annual Compensation.

BENJAMIN EMPLOYMENT AGREEMENT

     The employment agreement with Mr. Benjamin provides for him to serve as Executive Vice-President - U.S. Operations for the Company at an annual salary of $315,000. Mr. Benjamin is eligible for an annual performance bonus of between 40% and 80% of his base salary under the Company's Performance Bonus Plan as more particularly described further below under "Performance Bonus Plan." Mr. Benjamin is eligible to participate in the Company's standard benefits package, on the same basis as other senior executives of the Company. Mr. Benjamin's agreement is terminable upon 30 days notice with or without Cause, except that he may terminate without notice for Good Reason, and the Company may terminate without notice for Disability under some circumstances. Upon termination of his employment under certain circumstances, Mr. Benjamin is entitled to receive termination payments. If Mr. Benjamin terminates his employment for Good Reason, or his employment is terminated without Cause, he is entitled to receive a termination payment equal to one year's base salary, payable bi-weekly over a twelve-month period (in addition to salary plus earned bonus prorated through the date of termination), plus a supplemental amount to cover certain health insurance costs. If Mr. Benjamin's employment is terminated by death, disability or retirement, he (or his legal representative) will be entitled to salary and bonus for the year of termination, prorated through the date of termination.

ROBINSON EMPLOYMENT AGREEMENT

     The employment agreement with Mr. Robinson provides for him to serve as President - Canada, Latin America and Asia Pacific at an annual salary of $352,634. Mr. Robinson is eligible for an annual performance bonus of between 45% and 85% of his base salary under the Company's Performance Bonus Plan as more particularly described further below under "Performance Bonus Plan." Mr. Robinson is eligible to participate in the Company's standard benefits package, on the same basis as other senior executives of the Company, and is entitled to an annual automobile allowance of $15,899. Mr. Robinson's agreement is terminable by the Company or Mr. Robinson upon written notice to the other. Upon termination of his employment under certain circumstances, Mr. Robinson is entitled to receive certain termination payments. If Mr. Robinson's employment is terminated by the Company for reasonable cause or if Mr. Robinson voluntarily resigns, he will receive only his base salary prorated through the date of termination. Upon any termination of Mr. Robinson's employment by the Company without reasonable cause, and provided he signs a separation and release agreement, he is entitled to receive a termination payment equal to one year's base salary, payable bi-weekly over a twelve-month period. If Mr. Robinson's employment is terminated by death, disability or retirement, he (or his legal representative) will be entitled to salary and bonus for the year of termination, prorated through the date of termination.

ROOS EMPLOYMENT AGREEMENT

     The employment agreement with Mr. Roos provides for him to serve as President - Europe at an annual salary of $280,000. Mr. Roos is eligible for an annual performance bonus of between 40% and 80% of his base salary under the Company's Performance Bonus Plan as more particularly described further below under "Performance Bonus Plan." Mr. Roos is eligible to participate in the Company's standard benefits package, on the same basis as other senior executives of the Company. During the period of Mr. Roos' expatriate assignment in the United Kingdom, he is entitled to the following additional benefits and compensation: (a) housing assistance of $4,308 and a one-time furnishing allowance of $5,000, (b) certain relocation and temporary living expenses, including payment for a one week house-hunting/orientation trip for Mr. Roos and his spouse, reimbursement of temporary living expenses during the move period (not to exceed 30 days), reimbursement (in accordance with the Company's International Relocation Policy) for expenses incurred in connection with the shipment of personal effects and shipment and storage of certain household goods, and payment of a $5,000 relocation allowance and $2,000 per automobile if sold as part of his relocation to the United Kingdom, (c) reimbursement (in accordance with the Company relocation and travel policy) of the cost of two home leaves per year for Mr. Roos and his family, (d) tax consultation and preparation assistance, (e) $37,000 per year as a "Cost of Living Allowance,"
(e) a transportation allowance of $15,000 per year, (f) an education allowance of $28,000 per child per year, plus the cost of bus transportation to school,
(g) a $6,000 annual allowance for local club dues, (h) an annual "tax equalization" benefit designed to ensure that Mr. Roos bears a total tax liability approximately equivalent to the tax liabilities he would have incurred if working for the Company in the United States. Upon completion of his assignment in the United Kingdom, the Company will seek to provide a comparable position for Mr. Roos in the United States and will pay the costs associated with the relocation of Mr. Roos and his family back to the United States (including return transportation, temporary housing and tax counseling services). In the event of Mr. Roos' voluntary resignation from the Company, the Company is not responsible for the costs associated with Mr. Roos' return to the United States or relocation elsewhere. Mr. Roos' agreement is terminable by the Company for cause upon written notice, and upon 30 days' written notice without cause. Upon termination of his employment under certain circumstances, in addition to payment for unused vacation time, Mr. Roos is entitled to receive certain termination payments, subject to his signing a separation agreement and general release. If Mr. Roos' employment is terminated by the Company for cause or if Mr. Roos voluntarily resigns (excluding retirement), he will receive only his base salary prorated through the date of termination. Upon any termination of Mr. Roos' employment by the Company without cause, he is entitled to receive a termination payment equal to one year's base salary, payable bi-weekly over a twelve-month period (in addition to salary plus earned bonus prorated through the date of termination), reduced by compensation from other employment or consulting during the twelve month period following termination. If Mr. Roos' employment is terminated by death or retirement, he (or his legal representative) will be entitled to salary and bonus for the year of termination, prorated through the date of termination. Upon any termination of Mr. Roos' employment for disability, he (or his legal representative) will be entitled to salary and bonus for the year of termination, prorated through the date of termination, plus an additional amount not to exceed base salary for 90 days after the termination.

COOK SEPARATION AGREEMENT

     The Company and John M. Cook, the Company's former Chairman of the Board, President and Chief Executive Officer, entered into a Separation and Release Agreement in connection with Mr. Cook's retirement from the Company in July 2005. The Separation Agreement, as amended, provides for the following monthly payments to Mr. Cook, commencing April, 2006:

     Payment No.            Amount Per Payment

       1                        $275,620.96

       2-58                       91,873.72

       Total                  $5,512,423.00

     The Separation Agreement also provides that (a) the Company will reimburse Mr. Cook, beginning on or about February 1, 2007, for the cost of health insurance for Mr. Cook and his spouse (not to exceed $25,000 annually, subject to adjustment based on changes in the Consumer Price Index with 2002 as a base year), continuing until each reaches the age of 80, (b) the following Company stock options previously granted to Mr. Cook were forfeited and cancelled: (i) 110,295 shares dated December 31, 1996 with an exercise price of $10.6667 per share, (ii) 129,995 shares dated December 31, 1997 with an exercise price of $11.8333 per share, and (iii) 200,000 shares dated January 24, 2002 with an exercise price of $9.28 per share. The Separation Agreement also contains provisions pertaining to return of Company proprietary information and other property and a mutual release of certain claims. In April 2006, pursuant to the Separation Agreement, as amended (and the Separation Agreement, as amended, with John M. Toma, described immediately below), the Company paid $150,000 in the aggregate to CT Investments, LLC to defray the fees and expenses incurred by Messrs. Cook and Toma for legal and financial advice related to the negotiation of certain amendments to their respective Separation Agreements. The Company's entering into the amendments to the Separation Agreements with Messrs. Cook and Toma was a condition precedent to the closing of the Company's exchange offer restructuring its bondholder debt and the closing on its replacement credit facility, both of which took place on March 17, 2006.

TOMA SEPARATION AGREEMENT

     The Company and John M. Toma, the Company's former Vice Chairman, entered into a Separation and Release Agreement in connection with Mr. Toma's retirement from the Company in July 2005. The Separation Agreement, as amended, provides for the following monthly payments to Mr. Toma, commencing April 2006:

    PAYMENT NO.            AMOUNT PER PAYMENT

        1                  $    93,894.00

        2-46                    31,298.00

        Total               $1,502,304.00

     The Separation Agreement also provides that (a) the Company will reimburse Mr. Toma, beginning on or about February 1, 2007, for the cost of health insurance for Mr. Toma and his spouse (not to exceed $20,000 annually, subject to adjustment based on changes in the Consumer Price Index with 2002 as a base year), continuing until each reaches the age of 80, (b) Mr. Toma's restricted stock award of 40,000 shares of Company common stock granted on February 14, 2005 was forfeited and cancelled, and (c) the following Company stock options previously granted to Mr. Toma were forfeited and cancelled: (i) 37,500 shares dated January 27, 1998 with an exercise price of $10.50 per share, and (ii) 100,000 shares dated January 24, 2002 with an exercise price of $9.28 per share. The Separation Agreement also contains provisions pertaining to return of Company proprietary information and other property and a mutual release of certain claims. In April 2006, pursuant to the Separation Agreement, as amended (and the Separation Agreement, as amended, with John M. Cook, described immediately above), the Company paid $150,000 in the aggregate to CT Investments, LLC to defray the fees and expenses incurred by Messrs. Cook and Toma for legal and financial advice related to the negotiation of certain amendments to their respective Separation Agreements. The Company's entering into the amendments to the Separation Agreements with Messrs. Cook and Toma was a condition precedent to the closing of the Company's exchange offer restructuring its bondholder debt and the closing on its replacement credit facility, both of which took place on March 17, 2006.

BACON SEPARATION ARRANGEMENT

     In connection with his separation from the Company on October 3, 2005, Mr. Bacon and the Company entered into (a) an Independent Contractor Agreement and
(b) a Release Agreement and Covenant Not to Sue. Under the terms of the Independent Contractor Agreement Mr. Bacon agreed to provide certain services to the Company (as requested by the Company's Chief Executive Officer or any of his direct reports and relating to the Company's international business) during the period October 4, 2005 through January 3, 2006. In exchange for such services, the Company paid Mr. Bacon $81,250, plus reimbursement of Mr. Bacon's expenses incurred in connection with the services and pre-authorized by the Company. The Independent Contractor Agreement with Mr. Bacon also included various other terms typical for such arrangements, such as protections for the Company's trade secrets and other confidential information and restrictions on Mr. Bacon's solicitation and hiring of Company personnel. The Release Agreement and Covenant Not to Sue between the Company and Mr. Bacon provides for the payment of $246,250 in 19 equal installments which began on the first regular bi-weekly payroll date after January 3, 2006 and continuing for 18 additional bi-weekly payroll dates thereafter. These payments under the Release Agreement are in lieu of payments otherwise payable to Mr. Bacon under his pre-existing employment agreement, as amended, and his pre-existing Change of Control Agreement with the Company. The Release Agreement also provides for Mr. Bacon to receive certain outplacement services from a third party outplacement firm, reimbursement of certain expenses to be incurred by Mr. Bacon in connection with the repatriation of Mr. Bacon and his spouse back to the United Kingdom (not to exceed $60,000 in the aggregate), payment of certain legal fees and filing fees (not to exceed $7,500) associated with a change in Mr. Bacon's immigration status, and reimbursement of certain tax return preparation expenses associated with Mr. Bacon's 2005 and 2006 Federal and Georgia income tax returns. The Release Agreement also contains provisions pertaining to return of Company proprietary information and other property and a mutual release of certain claims.

MOYLAN SEPARATION AGREEMENT

     In connection with his separation from the Company in February, 2006, Mr. Moylan and the Company entered into a Release Agreement and Covenant Not to Sue. The Release Agreement and Covenant Not to Sue provide for the payment to Mr. Moylan of $360,577.92 in 25 equal installments beginning on March 3, 2006. These payments under the Release Agreement are comparable in all material respects to the payments which Mr. Moylan was entitled to receive under his employment agreement, as amended, and his Change of Control Agreement with the Company. The Release Agreement also provides for Mr. Moylan to receive certain outplacement services from a third party outplacement firm and contains provisions pertaining to return of Company proprietary information and other property and a mutual release of certain claims.


ANNUAL INCENTIVE COMPENSATION.

PERFORMANCE BONUS PLAN (FORMERLY REFERRED TO AS THE "MANAGEMENT INCENTIVE PLAN")

     The Named Executive Officers have all been granted an opportunity to earn bonuses based on Company performance during 2006, as described below. The bonus amounts depend upon achievement of certain performance measures for the full year. Bonuses are paid annually.

     The following are the material terms of the plan:

(i) Participants - Eligibility for participation is based on job grades. Approximately 113 current U.S and international employees (excluding Meridian employees) are eligible for participation, including all the Company's executive officers.

(ii) Bonus Targets - No bonuses are earned under the plan until the Company's consolidated 2006 EBITDA before certain charges (adjusted "EBITDA") reaches a specified minimum level. If this threshold is achieved, then all adjusted EBITDA above the threshold will be allocated to a target bonus pool not to exceed the amount equal to the aggregate target bonuses for all participants. If consolidated 2006 adjusted EBITDA exceeds the specified minimum level, plus the aggregate target bonuses for all participants, then 50% of such excess will be allocated to another bonus pool up to a specified maximum amount, and such additional bonus pool will be paid out to plan participants in amounts not to exceed the difference between such participant's maximum bonus and target bonus amounts.

2006 MANAGEMENT INCENTIVE PLAN

     The Company anticipates that all of the Named Executive Officers who remain in the employ of the Company will receive grants of Performance Units under the 2006 Management Incentive Plan (the "2006 MIP") when implemented. However, the Board does not intend to implement the 2006 MIP as currently proposed unless the shareholders approve Proposal Nos. 6 and 7. The 2006 MIP is discussed in more detail in Proposal No. 4.

STOCK INCENTIVE PLAN

     For a discussion of the Company's Stock Incentive Plan, see "Report of the Continuing Independent Directors on 2005 Executive Compensation - Long-Term Incentive Compensation" above.

401(K) PLAN

     The Company assumed, effective immediately prior to completion of its initial public offering, the 401(k) plan sponsored by a predecessor of the Company. This plan (the "401(k) Plan") is a tax-qualified retirement plan designed to meet the requirements of Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended. Under the 401(k) Plan, participants may elect to make pre-tax savings deferrals of from 1 percent to 25 percent of their compensation each year, subject to annual limits on such deferrals (e.g., $14,000 in 2005) imposed by the Code. The Company may also in its discretion, on an annual basis, make a matching contribution with respect to a participant's elective deferrals and/or may make additional Company contributions. The only form of benefit payment under the 401(k) Plan is a single lump-sum payment equal to the vested balance in the participant's account. Under the 401(k) Plan, the vested portion of a participant's accrued benefit is payable upon such employee's termination of employment, attainment of age 59 1/2, retirement, total and permanent disability or death. Participants may also make in-service withdrawals from their pre-tax contributions under the plan for certain specified instances of hardship.

                              CERTAIN TRANSACTIONS

     The following members of Mr. Cook's immediate family were previously employed by the Company and received cash compensation for 2005 in the amounts set forth beside their names: David H. Cook, brother -- $131,538 salary and a severance award of $58,462 and Harriette L. Cook, sister-in-law -- $74,423 salary and a severance award of $11,779. There are also members of Mr. Cook's family that are currently employed by the Company and received cash compensation for 2005 in the approximate amounts set forth beside their names: Patricia Sluiter, sister -- $75,406 and a bonus award of $5,650, and Allen R. Sluiter, brother-in-law -- $87,047 and a bonus award of $5,750. In addition, for 2004 performance, in March of 2005, David H. Cook received a grant of 2,500 nonqualified stock options, granted at $ 4.95 per share, the fair market value on the date of the grant. As of December 2005, Mr. Cook's options were forfeited.

     Mr. Toma's sister-in-law, Maria A. Neff, was employed with the Company as Executive Vice President - Human Resources until November, 2005. Ms. Neff's cash compensation for 2005 was $331,782 including salary of $160,993, severance of $50,770, deferred compensation payout of $87,084 and an auto allowance of $11,250. Ms. Neff's compensation in 2005 also included $21,685 for the value of restricted stock that vested in 2005. In connection with her separation from the Company, Ms. Neff is entitled to receive a severance of $220,000. A one time payment of $25,384 was paid in November 2005 and is being followed by twenty-three bi-weekly installments of $8,462, commencing in November 2005 and continuing until the severance amount is fully paid. In connection with the implementation of the 2005 Change in Control Program, Ms. Neff received a restricted stock grant of 40,000 shares, which were forfeited in September, 2005.

     Financial advisory and management services historically have been provided to the Company by one of the Company's former directors, Mr. Jonathan Golden. Payments for such services to Mr. Golden aggregated $36,000 for 2005. In addition to the foregoing, Mr. Golden is a senior partner in a law firm that serves as the Company's principal outside legal counsel. Effective August 31, 2005, Mr. Golden resigned from the Company's Board of Directors.

     The Company previously subleased approximately 3,300 square feet of office space to CT Investments, Inc. ("CT Investments") at a pass through rate equal to the cash cost per square foot paid by the Company under the master lease and the tenant finish in excess of the landlord's allowance. CT Investments is 90% owned by John M. Cook, the former Chairman of the Board and Chief Executive Officer of the Company, and 10% owned by John M. Toma, the former Vice Chairman of the Company. The Company received sublease payments of approximately $51,000 from CT Investments during 2005. On August 1, 2005, CT Investments vacated the office space, which was subsequently subleased to an independent third party.

     On March 17, 2006, Blum Capital Partners, L.P. and its affiliates exchanged $36,006,000 of the Company's convertible notes due November 2006 for $14,402,400 of 11% senior notes due March 2011, $17,282,880 of 10% senior convertible notes due March 2011 and 36,006 shares of senior series A convertible participating preferred stock (aggregate liquidation preference of $4,320,720), in connection with the Company's exchange offer for its convertible notes due 2006. Mr. N. Colin Lind is a managing partner of Blum Capital Partners, L.P. (together with its affiliates, "Blum"). Mr. Lind was a director of the Company from May 2002 to October 2005, and was re-elected to the Board in March 2006 pursuant to an agreement with the Ad Hoc Bondholders Committee formed to negotiate the

Company's exchange offer and financial restructuring. Mr. Lind represented Blum affiliates on the Ad Hoc Bondholders Committee. Blum affiliates are lenders under the Company's current senior secured credit facility. Their participation in the loan is approximately $7 million. Blum affiliates were also lenders under the Company's prior $10 million bridge loan that was entered into on December 23, 2006 and repaid on March 17, 2006. Their participation was approximately $6 million. In connection with the foregoing, Blum received interest and commitment and origination fees of approximately $236,000 in 2005 related to the bridge loan and approximately $152,000 in interest related to the bridge loan in 2006. Blum is expected to receive interest under the senior secured credit facility of approximately $748,000 in 2006. In addition, the Ad Hoc Bondholders Committee, of which Blum was a member, was reimbursed for legal and financial advisory fees of approximately $498,354 in 2005 and $2,043,083 in 2006. The Ad Hoc Bondholders Committee had the contractual right to designate four of the Company's seven directors to be elected immediately following the closing of the exchange offer pursuant to a restructuring support agreement entered into in furtherance of the exchange offer.

     On March 17, 2006, Parkcentral Global Hub Limited and Petrus Securities, L.P. exchanged $23,945,000 of the Company's convertible notes due November 2006 for $9,578,000 of 11% senior notes due March 2011, $11,493,600 of 10% senior convertible notes due March 2011 and 23,945 shares of senior series A convertible participating preferred stock (aggregate liquidation preference of $2,873,400), in connection with the Company's exchange offer for its convertible notes due 2006. Parkcentral Global Hub Limited and Petrus Securities, L.P. were also represented on the Ad Hoc Bondholders Committee, are lenders under the Company's current senior credit facility and were lenders under the Company's prior $10 million bridge loan. Their participation in the senior credit facility is approximately $5 million and their participation in the bridge loan was approximately $4 million. In connection with the foregoing, they received interest and commitment and origination fees of approximately $174,000 in 2005 related to the bridge loan and approximately $101,000 in interest related to the bridge loan in 2006. Parkcentral and Petrus are expected to receive interest under the senior secured credit facility of approximately $534,000 in 2006.

     As of November 14, 2005, the Company amended and restated its Standstill Agreement with the Blum Reporting Persons to provide among other things that purchases of the Company's convertible notes due 2006 by the Blum Reporting Persons would not violate the Standstill Agreement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who beneficially own more than 10 percent of the Company's stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10 percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of forms received by it pursuant to
Section 16(a) of the Exchange Act, and written representations from certain reporting persons, the Company believes that with respect to 2005, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10 percent beneficial owners were timely satisfied, except that Mr. John M. Cook filed one late Form 5 which reported five late transactions, Mr. John M. Toma filed one late Form 5 which reported two late transactions, and Mr.
J. Carlo Cannell and Cannell Capital LLC each filed one late Form 3 and one late Form 4 which reported 15 late transactions. In addition, J. Carlo Cannell and Cannell Capital LLC did not file a Form 5 with respect to 2005 and the Company has not received a written representation from them that no Form 5 was required.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Davis, Cole and Dills currently comprise the Compensation Committee. During 2005, Messrs. Daniels and Robertson served on the Committee for the entire year. Mr. Greimann served from January through May and also from October through December of 2005. Mr. Lind served on the Committee from January through October 2005. None of the members of the Compensation Committee had any "interlocks" within the meaning of Item 402(j) of the SEC Regulation S-K during fiscal 2005.

     On March 17, 2006, Blum Capital Partners, L.P. and its affiliates exchanged $36,006,000 of the Company's convertible notes due November 2006 for $14,402,400 of 11% senior notes due March 2011, $17,282,880 of 10% senior convertible notes due March 2011 and 36,006 shares of senior series A convertible participating preferred stock (aggregate liquidation preference of $4,320,720), in connection with the Company's exchange offer for its convertible notes due 2006. Mr. N. Colin Lind is a managing partner of Blum Capital Partners, L.P. (together with its affiliates, "Blum"). Mr. Lind was a director of the Company from May 2002 to October 2005, and was re-elected to the Board in March 2006 pursuant to an agreement with the Ad Hoc Bondholders Committee formed to negotiate the Company's exchange offer and financial restructuring. Mr. Lind represented Blum affiliates on the Ad Hoc Bondholders Committee. Blum affiliates are lenders under the Company's current senior secured credit facility. Their participation in the loan is approximately $7 million. Blum affiliates were also lenders under the Company's prior $10 million bridge loan that was entered into on December 23, 2006 and repaid on March 17, 2006. Their participation was approximately $6 million. In connection with the foregoing, Blum received interest and commitment and origination fees of approximately $236,000 in 2005 related to the bridge loan and approximately $152,000 in interest related to the bridge loan in 2006. Blum is expected to receive interest under the senior secured credit facility of approximately $748,000 in 2006. In addition, the Ad Hoc Bondholders Committee, of which Blum was a member, was reimbursed for legal and financial advisory fees of approximately $498,354 in 2005 and $2,043,083 in 2006. The Ad Hoc Bondholders Committee had the contractual right to designate four of the Company's seven directors to be elected immediately following the closing of the exchange offer pursuant to a restructuring support agreement entered into in furtherance of the exchange offer.

                 OWNERSHIP OF DIRECTORS, PRINCIPAL SHAREHOLDERS
                         AND CERTAIN EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Series A Convertible Preferred and common stock as of March 31, 2006, by (i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5 percent of the outstanding Series A Convertible Preferred or common stock of the Company; (ii) each director of the Company; (iii) the Named Executive Officers; and (iv) all of the Company's current directors and executive officers as a group. Except as otherwise indicated in the footnotes to this table, the Company believes that the persons named in this table have sole investment and voting power with respect to all the shares of common stock indicated.

                                                              COMMON STOCK BENEFICIAL OWNERSHIP AT MARCH 31, 2006 (1)
                                                              --------------------------------------------------------
                                                 PERCENT OF     BENEFICIAL      CERTAIN
                                     SERIES A     SERIES A       HOLDINGS       SHARES
                                    CONVERTIBLE  CONVERTIBLE    (EXCLUDING    SUBJECT TO                  PERCENT OF
                                     PREFERRED    PREFERRED    OPTIONS AND    OPTIONS AND     TOTAL         SHARES
                                      SHARES       SHARES      CONVERTIBLE    CONVERSION    BENEFICIAL   BENEFICIALLY
BENEFICIAL OWNER                       OWNED     OUTSTANDING     RIGHTS)      RIGHTS (2)    OWNERSHIP       OWNED
----------------------------------- ------------ ------------ --------------- ------------ ------------- -------------
Blum Capital Partners, L.P. (3)       36,006       29.16%          9,287,073   15,212,535    24,499,608     31.68%
  909 Montgomery Street, Suite 400
  San Francisco, California 94133

Parkcentral Global Hub Limited (4)    23,900       19.35%                 --   10,097,750    10,097,750     13.98%
  2300 West Plano Parkway
  Plano, Texas 75075

Zazove Associates LLC (5)             15,850       12.84%                 --    6,696,625     6,696,625      9.73%
  1033 Skokie Blvd. Suite 310
  Northbrook, IL 60062

Heartland Advisors, Inc. (6)              --          --           5,466,300           --     5,466,300      8.80%
  789 North Water Street
  Milwaukee, Wisconsin 53202

Berkshire Partners LLC (7)                --          --           4,309,837       78,750     4,388,337      7.05%
  One Boston Place
  Boston, Massachusetts 02108

James B. McCurry                          --          --                  --      500,000       500,000         *
Eugene I. Davis                           --            --                --           --            --         *
Patrick G. Dills                          --            --                --           --            --        *
N. Colin Lind (8)                     36,006       29.16%          9,287,073   15,212,535    24,499,608     31.68%
Philip J. Mazzilli, Jr.                   --          --              20,000            --       20,000         *
Steven P. Rosenberg                       --          --                  --            --                      *
David A. Cole                             --          --               5,000      190,000       195,000         *
James E. Moylan, Jr.                      --          --                  --      500,000       500,000         *
Larry Robinson                            --          --               4,766       65,500        70,266         *
Bradley T. Roos                           --          --              25,000      155,000       180,000         *
James L. Benjamin                         --          --              40,000      150,000       190,000         *
John M. Cook                              --          --                  --      625,000       625,000      1.00%
John M. Toma                              --          --                  --      325,000       325,000         *
Richard J. Bacon                          --          --                  --      125,000       125,000         *

All current directors and
executive officers as a group (15
persons)                              36,006       29.16%          9,404,361   16,441,021    25,845,382     32.89%

*    Represents holdings of less than one percent.

(1) Applicable percentage ownership at March 31, 2006 is based upon 62,131,319 shares of common stock outstanding, adjusted in the case of certain options and other conversion rights. Shares of common stock subject to options and rights that are currently exercisable or convertible, or will become exercisable or convertible within 60 days of the date of this Proxy Statement are deemed outstanding for computing the percentage ownership of the person holding such options or rights, but are not deemed outstanding for computing the percentage ownership of any other persons. Beneficial ownership is determined in accordance with the rules of the SEC under which shares are beneficially owned by the person or entity that holds investment and/or voting power.

(2) Represents shares that may be acquired currently or within 60 days after the date of this Proxy Statement through the exercise of stock options or upon conversion of Series A Preferred.

(3) Certain Shares Subject to Options and Conversion Rights includes an aggregate of 15,212,535 shares the Blum Reporting Persons, as defined below, have the right to acquire upon conversion of Series A Preferred acquired in March 2006 and excludes 26,589,054 shares potentially convertible from Senior Convertible Notes pending shareholder approval of an increase in the Company's authorized common stock. Blum Capital Partners, L.P., a California limited partnership ("Blum L.P."); Richard C. Blum & Associates, Inc., a California corporation ("RCBA Inc."); Blum Strategic GP, L.L.C., a Delaware limited liability company ("Blum GP"); Blum Strategic GP II, L.L.C., a Delaware limited liability company ("Blum GP II"); Blum Strategic Partners II, L.P., a Delaware limited partnership; Stinson Capital Partners, L.P., a California limited partnership ("Stinson"); Stinson Capital Partners II, L.P., a California limited partnership ("Stinson II"); Stinson Capital Partners (QP), L.P., a Delaware limited partnership ("Stinson QP"); and Richard C. Blum, the Chairman and a substantial shareholder of RCBA Inc. and a managing member of Blum GP and Blum GP II, are referred to herein as the "Blum Reporting Persons." Blum L.P.'s principal business is acting as a general partner for investment partnerships and providing investment advisory services. Blum L.P. is an investment advisor registered with the Securities and Exchange Commission. The sole general partner of Blum L.P. is RCBA Inc. Blum L.P. is the general partner of Stinson, Stinson II, and Stinson QP. Each of the Blum Reporting Persons reports that it has no shared voting and investment discretion over the shares reported above. Information is based on publicly reported holdings as of the date of the most recently filed amendment to Schedule 13D. Pursuant to an Amended and Restated Standstill Agreement dated as of November 14, 2005, the Blum Reporting Persons have agreed that they shall vote any and all shares of Company common stock owned by them (whether of record, in street name, through a nominee or otherwise) as follows: (a) any and all shares so owned by the Blum Reporting Persons in the aggregate that exceed 15% of the outstanding shares of common stock of the Company on the record date for such vote shall be voted consistently with the recommendations of the Company's Board of Directors on all matters placed before the Company's shareholders, whether at a special or annual meeting, by written consent, or otherwise, and (b) all other shares so owned by the Blum Reporting Persons may be voted in their discretion.

(4) Certain Shares Subject to Options and Conversion Rights includes an aggregate of 10,097,750 shares the Parkcentral Reporting Persons, as defined below, have the right to acquire upon conversion of Series A Preferred acquired in March 2006 and excludes 17,320,131 shares potentially convertible from Senior Convertible Notes pending shareholder approval of an increase in the Company's authorized common stock. Parkcentral Global Hub Limited, a Bermuda limited liability exempted mutual fund company ("Parkcentral Global"), Parkcentral Capital Management, L.P., a Texas limited partnership ("Parkcentral Capital"), Steven Blasnik, Petrus Securities, L.P., a Texas limited partnership ("Petrus"), and Hill Air Company I, LLC, a Delaware limited liability company ("Hill Air") are referred to herein as the "Parkcentral Reporting Persons." Parkcentral Capital, a registered investment adviser, acts as an investment adviser to various entities, including Parkcentral Global. Pursuant to a investment advisory agreement between Parkcentral Capital and Parkcentral Global, Parkcentral Capital has voting and investment (including dispositive) power with respect to the Shares owned by Parkcentral Global. Steven Blasnik is the President of Parkcentral Capital. Hill Air is denominated as a general partner of Petrus and has voting and investment (including dispositive) power with respect to the Shares owned by Petrus pursuant to the partnership agreement of Petrus. Steven Blasnik is the President of Hill Air.

(5) Certain Shares Subject to Options and Conversion Rights includes an aggregate of 6,696,625 shares Zazove Associates, LLC has the right to acquire upon conversion of Series A Preferred acquired in March 2006 and excludes 11,704,619 shares potentially convertible from Senior Convertible Notes pending shareholder approval of an increase in the Company's authorized common stock. Zazove Associates, LLC is an employee-owned investment management firm that has been dedicated to the management of convertible securities since 1971. The firm is registered with the Securities and Exchange Commission as an investment advisor.

(6) Reporting Person includes Heartland Advisors, Inc. a registered investment adviser and its president, William J. Nasgovitz.

(7) Current beneficial holdings include 1,959,015 shares owned by Berkshire Fund V, Limited Partnership, a Massachusetts limited partnership ("Fund V"); 2,128,358 shares owned by Berkshire Fund VI, Limited Partnership, a Massachusetts limited partnership ("Fund VI"); and 222,464 shares owned by

     Berkshire Investors LLC, a Massachusetts limited liability company ("Berkshire Investors"). Certain Shares Subject to Options and Conversion Rights includes a beneficial interest held by Berkshire Partners pursuant to an agreement with Mr. Garth H. Greimann, a former director of the Company and a Managing Director of Berkshire Partners, in 78,750 shares subject to certain vested nonqualified stock options to purchase the common stock of the Company, which were granted to Mr. Greimann in connection with his service as a director of the Company. Fund V, Fund VI, Berkshire Investors and Berkshire Partners (together, the "Berkshire Reporting Persons") each report sole voting and dispositive power over the respective shares reported above. Berkshire Partners is a private equity investment firm and Fund V, Fund VI and Berkshire Investors are investment funds managed by Berkshire Partners.

(8) Mr. Lind is a Managing Partner of Blum L.P. Mr. Lind has informed the Company that he disclaims beneficial ownership of the shares beneficially owned by Blum L.P. Certain Shares Subject to Options and Conversion Rights includes an aggregate of 15,212,535 shares the Blum Reporting Persons have the right to acquire upon conversion of Series A Preferred acquired in March 2006 and excludes 26,589,054 shares potentially convertible from Senior Convertible Notes pending shareholder approval of an increase in the Company's authorized common stock. See note (3) above.


                               EXECUTIVE OFFICERS

     Each of the executive officers of the Company was appointed by the Board of Directors to serve until the Board of Directors' meeting immediately following the next annual meeting of the shareholders, or until his or her earlier removal by the Board, or resignation. The following table lists the current executive officers of the Company and their ages and offices with the Company.

Executive Officers
NAME                                                   AGE    PERIOD EMPLOYED IN CURRENT POSITION
----                                                   ---    -----------------------------------
James B. McCurry, Chairman of the Board,               57     President and CEO Since July 2005; Chairman Since
President and Chief Executive Officer                         March 2006

James L. Benjamin, Executive Vice President - U.S.     43     Since October 2002
Operations

Peter Limeri, Chief Financial Officer and Treasurer    40     Since February  2006

Derek Adams, Senior Vice President-Information         44     Since January 2006
Technology

Victor A. Allums, Senior Vice President, General       47     Since May 2006
Counsel and Secretary

Jennifer Moore, Senior Vice President -Human           36     Since September 2005
Resources

Larry M. Robinson, Senior Vice President -Canada,      51     Since October 2005
Latin America, Asia Pacific

Bradley T. Roos, Senior Vice President - Europe        43     Since June 2005
Operations

     James B. McCurry was elected President and Chief Executive Officer of the Company in July 2005 and Chairman of the Board of Directors in March 2006. Prior to joining the Company in 2005, Mr. McCurry was with FedEx Kinko's, a wholly-owned subsidiary of FedEx, from March of 2003 to July of 2005, where he was President of the Printing Division. From May 2001 until March 2003, Mr. McCurry was an independent management consultant. From May 2000 until May 2001, Mr. McCurry was Chief Executive Officer of an e-commerce subsidiary of Fleming Companies, Inc., a retail distribution company. For three years prior to joining Fleming, Mr. McCurry was a partner with Bain & Company, an international management consulting firm. Mr. McCurry is a member of the Board of Directors of Interstate Hotels and Resorts, Inc. (NYSE: IHR).

     James L. Benjamin, the Company's Executive Vice President - U.S. Operations, is responsible for all U.S. operations and sales activities. Before joining PRG-Schultz in October 2002, Mr. Benjamin was President of New Jersey-based Com-Pak Services, Inc., a leading innovator in communication packaging services, from February 2001 to October 2001. Prior to Com-Pak, he was President of Curtis 1000, Inc., the printed office products division of American Business Products, from February 1999 to February 2001.

     Peter Limeri is Chief Financial Officer and Treasurer of PRG-Schultz. Mr. Limeri served as Chief Restructuring Officer from November 2005 to February 2006. Prior to joining the Company, Mr. Limeri served as Chief Financial Officer and Chief Operating Officer of Nationwide Furniture Inc., a portfolio company of Sun Capital Partners, a private equity firm, from May 2004 to November 2005. Prior to that he served as the Chief Financial Officer at Anderson Press, Inc., a publishing and consumer packaged goods company, from December 1999 to April 2004. Before joining Anderson Press, Inc., he served as Vice President-Finance of Cluett American, where he was part of the team that led that company's financial restructuring and business turnaround.

     Derek Adams, PRG-Schultz's Senior Vice President - Information Technology, is responsible for the Company's worldwide technology infrastructure and operations. Before joining PRG-Schultz in January 2006, Mr. Adams served as Vice President of Information Technology and Chief Information Officer of Anderson Press, Inc., a publishing and consumer packaged goods company, from January 2003 to January 2006. Prior to Anderson, he spent 11 years with Accenture LLP, a leading worldwide consulting and business process company, where his last position was Associate Partner.

     Victor A. Allums is Senior Vice President, General Counsel, and Secretary of PRG-Schultz. Mr. Allums joined the Company in February 2006 and was Senior Vice President and Assistant Secretary prior to his appointment to his current position in May 2006. For nine years prior to joining the Company, Mr. Allums was Senior Vice President and General Counsel of GE Business Productivity

Solutions, a subsidiary of General Electric Capital Corporation. Prior to his tenure with GE, he served as Assistant General Counsel of ALLTEL Information Services Healthcare Division. Mr. Allums began his career with the Atlanta law firm of Troutman Sanders.

     Jennifer Moore, Senior Vice President - Human Resources, is responsible for the Company's domestic and international human resource activities. Before joining PRG-Schultz, Ms. Moore was Vice President of Human Resources with Howard Schultz & Associates from May 1999 until our acquisition of it in 2002. Ms. Moore joined the Company as Vice President of Human Resources in January 2002. In April 2004, she became Senior Vice President - Human Resources, US Operations. Prior to that, she worked in human resources management in the telecommunications, semi-conductor and mortgage industries.

     Larry M. Robinson, Senior Vice President - Canada, Latin America, Asia Pacific, is responsible for operations and sales in Canada, Latin America and Asia Pacific. Prior to joining the company, Mr. Robinson held various senior accounting and audit assignments for Sears Canada Inc., one of Canada's largest retailers. He joined the company in 1992 as General Manager of the Canadian division, and later assumed additional responsibility for the Asia Pacific and Latin America regions.

     Bradley T. Roos, Senior Vice President - Europe Operations, is responsible for operations and sales activities throughout Europe. Mr. Roos was elected as the Company's Executive Vice President - Worldwide Sales and Marketing in February 2003. He joined PRG in February 2000 as Vice President - Business Planning and has held a number of executive offices. Before joining PRG-Schultz, he spent 15 years with The Coca-Cola Company in both the USA and Southeast Asia, holding a series of increasingly responsible positions in business planning, trade promotion development and general management, most recently as vice president and region manager for Vietnam, Cambodia and Laos.

                                 PROPOSAL NO. 2

                      INCREASE IN AUTHORIZED COMMON SHARES


     On May 24, 2006, the Board of Directors approved a proposal to amend the Company's Articles of Incorporation to increase the number of shares of common stock, no par value per share, which the Company is authorized to issue. The amendment, if approved, would not alter the par value of each share of common stock (which is currently no par value per share) or the number of shares of preferred stock authorized (which is 1 million shares).

     The Board believes that the number of shares of common stock authorized for issuance under the Company's Articles of Incorporation should be increased to 500 million shares, if the Company does not implement a 1-for-10 reverse stock split as described in Proposal No. 3, or amended to 50 million shares if the Company does implement a 1-for-10 reverse stock split.

     If approved, the text of the amendment to the Articles of Incorporation would take the following form:

          The first paragraph of Article 2 of the Articles of Incorporation of the Corporation is hereby amended so as henceforth to read as follows:

                                       "2.
                                 CAPITALIZATION

          The total number of shares of capital stock of all classes that the corporation shall have the authority to issue is _________ (________) shares, of which ______ shares, no par value per share, shall be designated 'Common Stock' and One Million (1,000,000) shares, no par value per share, shall be designated 'Preferred Stock.'"


     Approval of this Proposal No. 2 will grant the Board of Directors the authority to amend the Articles of Incorporation to increase the number of shares of capital stock authorized for issuance from 200 million shares of common stock (201 million shares of total capital stock), to the following amounts: (i) If the Company does not implement the 1-for-10 reverse stock split proposed in Proposal No. 3, 500 million common shares (and 501 million shares of total capital stock); or (ii) If the Company does implement the 1-for-10 reverse stock split proposed in Proposal No. 3, 50 million common shares (and 51 million shares of total capital stock).

     Approval of this Proposal will also grant the Board of Directors the ability to determine in their discretion not to so amend the Articles of Incorporation, in the event that subsequent circumstances should lead them to deem such amendment inadvisable.

     The effective date of any amendment approved under this Proposal may be set at such future date as the Board of Directors deems advisable in order to coincide with the effectiveness of the reverse stock split, if any.

OUTSTANDING AND RESERVED SHARES OF COMMON STOCK

     As illustrated in the table below, as of May 30, 2006, the Company had approximately 64.23 million shares of Common Stock issued and outstanding. Of the remaining authorized shares, the following number were reserved for issuance:

o approximately 13.1 million reserved for issuance in connection with the Company's stock-based compensation plans and other outstanding employee options (not including the 2006 MIP, defined below);

o approximately 78.42 million reserved for issuance upon conversion of the Series A Preferred Stock, defined below; and

o approximately 60,000 reserved for issuance upon conversion of the Old Convertible Notes, defined below.


                                                        SHARES OF COMMON STOCK
                                             AVAILABLE UNDER THE ARTICLES OF INCORPORATION
                                                          AS OF MAY 30, 2006


                                                                               APPROXIMATE NUMBER OF
                                                                               SHARES:
            ------------------------------------------------------------------ -----------------------
            ------------------------------------------------------------------ -----------------------
            Shares Outstanding                                                          64.23 million
            ------------------------------------------------------------------ -----------------------
            ------------------------------------------------------------------ -----------------------
            Shares Reserved Under Outstanding Options and Stock-Based Plans             13.10 million
            ------------------------------------------------------------------ -----------------------
            ------------------------------------------------------------------ -----------------------
            Shares Reserved Under Outstanding Old Convertible Notes                       .06 million
            ------------------------------------------------------------------ -----------------------
            ------------------------------------------------------------------ -----------------------
            Shares Reserved for Conversion of Outstanding Series A Preferred            78.42 million
            ================================================================== =======================
            ================================================================== =======================
            TOTAL OUTSTANDING AND RESERVED                                             155.81 MILLION
            ------------------------------------------------------------------ -----------------------
            ------------------------------------------------------------------ -----------------------
            TOTAL REMAINING AVAILABLE FOR ISSUANCE                                      44.19 MILLION
            ------------------------------------------------------------------ -----------------------


         ISSUANCE OF SHARES OF COMMON STOCK FOR WHICH INCREASE IS SOUGHT

     The 155.8 million total common shares outstanding and reserved under the Articles of Incorporation do not include the common shares that would be issuable under the 2006 MIP, the New Convertible Notes, or any Series B Preferred that may be issued in the future. The maximum number of such shares that may be issued is 215.1 million, as described in the table below.

                                         PROPOSED RESERVE FOR EXCHANGE SECURITIES AND 2006 MIP
                                                       (PRE-REVERSE STOCK SPLIT)

                                                          AS OF MAY 30, 2006

                                                                                   NUMBER OF SHARES:
            ---------------------------------------------------------------------- -------------------
            ---------------------------------------------------------------------- -------------------
            130% of Maximum Number Issuable Upon Conversion of New Convertible         194.73 million
            Notes/Series B Preferred*
            ---------------------------------------------------------------------- -------------------
            ---------------------------------------------------------------------- -------------------
            Payment for 2006 MIP Performance Units in Stock (if Proposal No. 4          20.30 million
            is approved)
            ---------------------------------------------------------------------- -------------------
            ====================================================================== ===================
            TOTAL **                                                                   215.03 MILLION
            ---------------------------------------------------------------------- -------------------

* The indenture governing the terms of the New Convertible Notes requires the Company to use its best efforts to reserve and keep available, free from preemptive rights, for the purpose of effecting the conversion of the New Convertible Notes and any Series B Preferred, 130% of the number of shares issuable upon conversion of all such securities outstanding.

** This number is based on an assumption that the shareholders authorize the issuance of common stock in payment of the Performance Units under the 2006 MIP.

     The number of common shares needed for the Exchange Securities and 2006 MIP will exceed 44.2 million, the Company's Articles of Incorporation do not authorize sufficient common stock to allow for the conversion of all of the Exchange Securities into common stock and the issuance of shares of common stock under the 2006 MIP. For that reason, the terms of the Company's financial restructuring (described below under "The Restructuring") required the Company to present this proposal to the shareholders to increase the authorized capital stock of the Company in order to enable the Company to use its common stock to meet these obligations, as further described below.

     In order to maintain a sufficient number of common shares to allow the Company flexibility to address unforeseen needs or opportunities that may arise in the future, the Board has also determined that it would be in the best interests of the Company if the Articles authorized at least an additional 129.1 million unreserved common shares. If this Proposal No. 2 is approved, this portion of the newly authorized but unissued shares will be available for issuance from time to time at the discretion of the Board of Directors for such purposes and consideration as the Board may approve.

     However, the primary purpose of the increase being sought is to authorize sufficient common stock to provide the reserves required for the conversion into common stock of the Company's recently issued 10.0% Senior Convertible Notes Due 2011 (the "New Convertible Notes") and any 10.0% Senior Series B Convertible Participating Preferred Stock (the "Series B Preferred") which may be issued, as well as for the issuance of Common Stock under the 2006 MIP (assuming Proposal No. 4 is approved). The Company is obligated under the terms of the financial restructuring (described further below) to exercise best efforts to seek the approval of an increase in authorized shares as presented in this Proposal No. 2.

     If this Proposal No. 2 is approved, based on the number of shares outstanding as of May 30, 2006, and assuming for the sake of this calculation only that no reverse stock split is implemented and that the issuance of common stock under the 2006 MIP is approved, the Company's Common Stock would be allocated as follows:

                                                  PROPOSED ALLOCATION OF COMMON STOCK
                                                          AS OF MAY 30, 2006
                                                 (ASSUMES APPROVAL OF PROPOSAL NO. 4)
                                                  (PRIOR TO ANY REVERSE STOCK SPLIT)


                                                                                   APPROXIMATE
                                                                                    NUMBER OF
                                                                                     SHARES
                                                                                       (IN
                                                                                    MILLIONS)
            ---------------------------------------------------------------------- -------------------
            ---------------------------------------------------------------------- -------------------
            Outstanding Shares                                                            64.23
            ---------------------------------------------------------------------- -------------------
            ---------------------------------------------------------------------- -------------------
            Reserve for Options and Equity Compensation Plans                             13.10
            ---------------------------------------------------------------------- -------------------
            ---------------------------------------------------------------------- -------------------
            Reserve for Old Convertible Notes                                              0.06
            ---------------------------------------------------------------------- -------------------
            ---------------------------------------------------------------------- -------------------
            Reserve for Series A Preferred                                                78.42
            ---------------------------------------------------------------------- -------------------
            ---------------------------------------------------------------------- -------------------
            Reserve for New Convertible Notes and Series B Preferred                     194.73
            ---------------------------------------------------------------------- -------------------
            ---------------------------------------------------------------------- -------------------
            Reserve for 2006 MIP (if Proposal No. 4 is approved)                          20.30
            ---------------------------------------------------------------------- -------------------
            ---------------------------------------------------------------------- -------------------
            Other Unallocated (if Proposal No. 4 is approved)                            129.16
            ====================================================================== ===================
            ====================================================================== ===================
            TOTAL NUMBER AUTHORIZED                                                      500.0
            ---------------------------------------------------------------------- -------------------


     If this Proposal No. 2 is not approved, absent a subsequent increase in authorized shares, the primary effect will be that the New Convertible Notes (defined below) will be convertible, as of August 15, 2006, into Series B Preferred rather than Common Stock, the Series B Preferred will not be convertible into Common Stock, and the Company will not be entitled to call the New Convertible Notes.

     As explained more fully below, having outstanding Series B Preferred rather than Common Stock would generally increase the Company's dividend expense and result in dividend obligations that could extend beyond the five year term of the convertible notes. Also, dividends would not be deductible if the notes are converted into Series B Preferred. In addition, if the New Convertible Notes are convertible into Series B Preferred, holders who convert their notes will continue to be entitled to receive dividends (or accreted liquidation preference) substantially equivalent to the interest they might have earned while holding the notes, but also receive the right to vote with the Common Stock and the Series A Preferred on an as-converted basis. Furthermore, if the Common Conversion Rights Date never occurs, then the Company will not be entitled to mandatory redemption of the Series B Preferred upon maturity, but instead will be subject to a periodic, ongoing requirement to redeem the Series B Preferred upon demand. This could substantially increase costs to the Company by requiring the Company to periodically put into place financing with which to redeem the Series B Preferred. New Convertible Notes that are not converted will mature on March 15, 2011. The discussion below explains in more detail the terms of the Series B Preferred and the comparative merits and disadvantages to the Company, as well as the potential impact on its balance sheet and cash flow, of having the New Convertible Notes be convertible into Series B Preferred rather than Common Stock.

                                THE RESTRUCTURING

     On March 17, 2006, the Company completed its financial restructuring (the "Restructuring"), in connection with which the Company retired nearly all of its outstanding 4.75% Convertible Subordinated Notes due November 2006 in exchange for an aggregate of:

o    $51.6 million in principal amount of 11.0% Senior Notes Due 2011;

o $59.8 million in principal amount of 10.0% Senior Convertible Notes Due 2011 (the "New Convertible Notes"), and

o 124,530 shares, or $14.9 million liquidation preference, of 9.0% Senior Series A Convertible Participating Preferred Stock (the "Series A Preferred").

     The terms of the financial restructuring also contemplated the implementation of the 2006 MIP, as described in further detail under "Proposal No. 4: Issuance of Stock Under 2006 MIP."

     Shares of Series A Preferred are convertible - without regard to whether this Proposal No. 2 is approved - at the option of their holders into shares of common stock at the rate of $0.28405 of liquidation preference per share of common stock. As of May 30, 2006, each share of Series A Preferred is convertible into 422.5 shares of common stock, subject to the Company's right to deliver cash in lieu of fractional shares. As of May 30, 2006, there were 119,525 shares of Series A Preferred outstanding. If the Series A Preferred experience maximum accretion, and none of the shares are converted into common stock, then the total liquidation preference of the Series A Preferred could ultimately increase to a total of approximately $22.3 million. In that event, if all such shares were converted at the current conversion ratio (adjusted solely to reflect the accretion), the Company could be obligated to issue up to approximately 78.4 million shares of common stock upon conversion of the Series A Preferred.

     The number of shares issuable upon conversion of the Series A Preferred is also subject to appropriate adjustment under certain circumstances affecting the capital stock of the Company, including in the event of a reverse stock split.

     The New Convertible Notes will become convertible (at the option of their holders) on August 15, 2006 or the "Common Conversion Rights Date," whichever occurs first. The "Common Conversion Rights Date" is the first date on which both of the following conditions have been satisfied:

1. A registration statement (the "Registration Statement") must be declared effective by the SEC which covers the resale of the securities issued in connection with the restructuring (and the common stock underlying the convertible securities) by the parties to the Registration Rights Agreement which was entered into with certain affiliates of the Company and filed with the SEC in connection with the restructuring; and

2. The Company's common shareholders must approve an increase in the aggregate authorized shares of the Company's common stock of at least 140 million shares (subject to adjustment for any stock split, dividend, reclassification or other change in the number of outstanding shares of the Company's common stock), which is the amount that was calculated at the time the New Convertible Notes were issued as sufficient to allow the full reserve of shares under the New Convertible Notes, the Series A, the Series B, and the 2006 MIP.

     The New Convertible Notes are not convertible until August 15, 2006, unless the Common Conversion Rights Date has occurred, in which case the New Convertible Notes would become convertible only into common stock, at a rate of approximately 1,538 shares per $1,000 principal amount.

     However, on August 15, 2006, if the Common Conversion Rights Date has not yet occurred, the new convertible notes will become convertible into Series B Preferred at a rate of 2.083 shares of Series B Preferred per $1,000 principal amount of new convertible notes. However, the Common Conversion Rights Date could occur after August 15, 2006, in which case the New Convertible Notes would then become convertible only into common stock, at the same rate specified above (approximately 1,538 shares per $1,000 principal amount).

     Therefore, if this Proposal No. 2 is not approved by the shareholders, unless and until such an increase in authorized shares is approved, the New Convertible Notes will not become convertible into common, but will instead become convertible (on August 15, 2006) into Series B Preferred at a rate of
2.083 shares of Series B Preferred per $1,000 principal amount of convertible notes.

     As of May 30, 2006, there was approximately $59.8 million in principal amount of the New Convertible Notes outstanding. However, if all interest payments were made through the delivery of additional New Convertible Notes, and there were no conversion of any of the New Convertible Notes, then following the final interest payment there would be outstanding approximately $97.4 million in principal amount of the New Convertible Notes. Depending on whether the conditions explained above are satisfied (but assuming no other adjustments to the conversion ratios), the New Convertible Notes could become convertible into (in the aggregate) a maximum of approximately 150 million shares of common stock, or approximately 202,900 shares of Series B Preferred, as the case may be.

     The indenture governing the terms of the New Convertible Notes requires the Company to use its best efforts to reserve and keep available, free from preemptive rights, for the purpose of effecting the conversion of the New Convertible Notes and any Series B Preferred, 130% of the number of shares issuable upon conversion of all such securities outstanding. If at any time the Company does not have a sufficient number of authorized shares of Series B Preferred and Common Stock, the Company is obligated to immediately take all action necessary to increase the number of authorized shares to the requisite levels. As soon as practicable (and in any event within 60 days) after the number available becomes insufficient, the Company is required to hold a meeting of shareholders to approve such increase, and to use its best efforts to solicit shareholder approval and cause the board of directors to recommend such approval to the shareholders.

                               SERIES B PREFERRED

     Because the Annual Meeting is scheduled to take place before August 15, 2006, it is not anticipated that there will be any Series B Preferred issued prior to the date of the Annual Meeting, unless the meeting is adjourned to a date after August 15, 2006. If this Proposal No. 2 is approved prior to August 15, 2006, assuming the Company is able to have the Registration Statement declared effective by such date, then no Series B Preferred will ever be issued (because the new convertible notes will become convertible into common stock only).

     If Proposal No. 2 is rejected, the New Convertible Notes will become convertible into Series B Preferred. The material terms of the Series B Preferred are described below.

     1. Ranking.

     The Series B Preferred, with respect to dividend rights and the distribution of assets upon the Company's liquidation, dissolution or winding up, will rank as follows:

o    junior to all indebtedness of the company;

o    senior to all classes or series of the company's common stock;

o senior to any "junior stock" that may be issued in the future, if its terms specifically provide that such stock ranks junior to the Series B Preferred;

o junior to any "senior preferred stock" that may be issued in the future, if its terms specifically so provide and the Series B Preferred Stockholders have consented; and

o on a parity with the Series A Preferred and all other preferred equity securities issued by the company, other than any junior stock or senior preferred equity securities.

     2. Dividends.

     The holders of new Series B Preferred, in preference to the holders of any junior stock, will be entitled to receive, when, as and if declared by the board of directors out of funds legally available therefor, cumulative dividends, at a rate of 10.0% per annum of the then-effective liquidation preference payable in cash semi-annually on March 15 and September 15 of each year. Declared dividends will be payable in cash. Any undeclared dividends will increase the liquidation preference as of the applicable dividend payment date.

     In addition, if any dividends or distributions are paid on the company's common stock (other than a dividend or distribution paid solely in additional shares of the company's common stock), the holders of Series B Preferred will be paid dividends or distributions per share of Series B Preferred in an amount equal to what such holder would have received had it converted its shares of Series B Preferred into shares of common stock of the company immediately prior to the record date for the payment of such dividend or distribution.

     The company will prorate and compute any dividend payable for a partial dividend period on the basis of a 360-day year consisting of twelve 30-day months. The company will pay dividends to holders of record as they appear in its share records at the close of business on the applicable dividend record date.

     No dividend on the Series B Preferred will be authorized or declared or paid or set apart for payment by the Company if such authorization, declaration, payment or setting apart for payment would violate any of its agreements or is restricted or prohibited by law. Notwithstanding the foregoing, dividends on the Series B Preferred will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of dividends and whether or not such dividends are authorized or declared by its board of directors.

     When dividends are not declared and paid in full (or a sum sufficient for such full payment is not so set apart) on the Series B Preferred and all other equity securities ranking on a parity as to dividends with the Series B Preferred (including the Series A Preferred), all dividends declared upon the Series B Preferred and any other equity securities ranking on a parity as to dividends with the Series B Preferred will be declared pro rata so that the amount of dividends declared per share of Series B Preferred and such other equity security shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series B Preferred and such other equity security bear to each other.

     Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series B Preferred have been or contemporaneously are authorized and paid or authorized and a sum sufficient set apart for payment for all past distribution periods and the then current dividend period:

o no dividends, other than distributions in kind of common stock of the company or other shares of junior stock, may be authorized or paid or set aside for payment, and no other dividend may be authorized or made upon, shares of common stock of the company or any other shares of junior stock; and

o no shares of common stock of the company or any other shares of junior stock may be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the company or any subsidiary of the company, except by conversion into or exchange for other junior stock.

     3. Voting Rights.

     Each share of Series B Preferred will vote on most matters with the holders of common stock and the Series A Preferred on an "as converted" basis. If all of the new convertible notes outstanding as of May 30, 2006 were converted into Series B Preferred, there would be outstanding 124,510 shares of Series B Preferred, and each share of Series B Preferred would have 738.5 votes, or approximately 92 million votes in the aggregate. This compares with a total of
64.2 million votes by all shares of common stock outstanding, and approximately
50.5 million votes by all shares of Series A Preferred outstanding, as of May 30, 2006. Except in limited circumstances, the Common Stock, Series B Preferred and Series A Preferred would vote together as a single class.

     The terms of the Series B Preferred currently provide that the separate approval by a majority of the holders of Series A and Series B Preferred is required in order to:

o amend, modify or repeal the terms of the Company's articles of incorporation that relate to the Series B Preferred in a way that would materially adversely affect the powers, preferences or rights of the Series B Preferred, including but not limited to modifications resulting from or in connection with any merger, consolidation or sale of all or substantially all of the assets of the company; or

o authorize, create, or increase the authorized or issued amount of, any class or series of senior preferred stock, or securities on parity with the Series B Preferred, with respect to the payment of dividends or the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the company.

Proposal Nos. 8 and 9, if approved, would amend the Articles of Incorporation to clarify that the holders of Series A and B are entitled to group voting on bylaw amendments only where the amendments would materially adversely affect their rights.

     The company will cause a notice of any meeting at which holders of the Series B Preferred are entitled to vote to be given to each holder of record in accordance with its bylaws.

     4. Conversion Rights.

     Any Series B Preferred stock which may be issued will become convertible into shares of common stock upon the "New Conversion Rights Date," which is when the Registration Statement is declared effective and the common shareholders approve an increase in the amount of authorized shares of common stock sufficient to allow a full reserve of the common stock underlying the New Convertible Notes, the Series A Preferred, the Series B Preferred, and the distribution of Common Stock under the 2006 MIP. Each share of Series B Preferred will be convertible into 738.5 shares of Common Stock of the company, which is calculated by dividing the currently effective liquidation preference of each share by the conversion price. The initial conversion price is $0.65, subject to adjustment for certain events relating to the Company's capital stock, including a reverse stock split.

     This Proposal No. 2 is submitted to effect the increase of the Company's authorized capital stock in a way which would enable the conversion of the Series B Preferred into common stock should any ever be issued. If the number of authorized shares of common stock is not so increased, any Series B Preferred which is later issued will not be convertible into common stock but will remain shares of preferred stock of the Company.

     --Adjustments to Conversion Price

     The conversion price will be subject to adjustment upon any of the following events:

o    payment of a dividend or distribution solely in shares of common stock;

o a "stock split" which subdivides the number of outstanding shares of common stock into a greater number of shares of common stock; or

o a "reverse stock split" which combines the Company's outstanding shares of common stock into a smaller number of shares of common stock.

Upon any of the foregoing events, the conversion price in effect immediately prior to the event will be adjusted by multiplying the conversion price in effect immediately prior to the adjustment by the following fraction:

      The number of shares of common stock outstanding immediately prior to the adjustment
     ---------------------------------------------------------------------------
     The number of shares of common stock outstanding immediately following such adjustment

     In addition, any anti-dilution provisions contained in the 2006 MIP that are more favorable than those currently in effect for the Series B Preferred are automatically deemed included in the anti-dilution rights of the Series B Preferred. As proposed, the 2006 MIP provides for anti-dilution adjustments upon conversion of any of the Exchange Securities and upon issuance of Company common stock pursuant to the exercise of stock options to purchase up to approximately
10.8 million shares of Common Stock, which was the number of stock options outstanding on May 24, 2006. The 2006 MIP has been approved contingent upon approval by the shareholders of Proposal No. 7 (as well as Proposal No. 6). If Proposal No. 7 is approved, the Articles of Incorporation will be amended to provide that the Series B will not be entitled to receive any such anti-dilution adjustments.

     --Adjustments to Securities Issuable Upon Conversion

     In case of any reclassification of the common stock, any consolidation of the Company with, or merger of the company into, any other entity, any merger of any entity into the company (other than a merger that does not result in reclassification, conversion, exchange or cancellation of the outstanding shares of common stock), any sale or transfer of all or substantially all of the assets of the company or any compulsory share exchange whereby the common stock is converted into certain other securities, cash or other property, then the holder of each share of Series B Preferred then outstanding shall have the right thereafter, during the period that the Series B Preferred shall be convertible, to convert that share only into the kind and amount of securities, cash and other property receivable upon the reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of common stock into which one share of Series B Preferred would have been convertible immediately prior to the reclassification, consolidation, merger, sale, transfer or share exchange.

     5. Liquidation Rights.

     Any Series B Preferred issued will have an initial liquidation preference at issuance of $480.00 per share, subject to accretion.

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of Series B Preferred will be entitled to receive out of the assets of the Company available for distribution to stockholders (after payment or provision for all of the company's debts and other liabilities and preference payments to holders of equity securities ranking senior to the Series B Preferred but before any payment or provision for any junior stock) an amount equal to the greater of:

o the amount per share of Series B Preferred equal to the then-effective liquidation preference, plus any accrued and undeclared dividends to the date of payment; and

o the amount per share the holder would have received in connection with such voluntary or involuntary liquidation, dissolution or winding up of the company had such holder converted such share of Series B Preferred into shares of common stock immediately prior to such event.

     If, upon any voluntary or involuntary liquidation, dissolution or winding up of the company, its assets are insufficient to make full payment of the liquidating distributions to holders of the Series B Preferred and any other shares of the company's equity securities ranking on a parity with the Series B Preferred as to liquidation rights (including the Series A Preferred), then the holders of the Series B Preferred and parity shares will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     6. Optional Redemption.

     The company shall have the right to redeem the Series B Preferred (in whole or in part) at any time that is:

o    after the "New Conversion Rights Date" defined above; and

o concurrently with or after all outstanding new senior notes and new senior convertible notes (to the extent any such notes remain outstanding and have not been converted into Series B Preferred) have been repurchased, redeemed or otherwise repaid in full.

That means that if this Proposal No. 2 is not approved, and such an increase in authorized common shares is not effected, then the Company will not be able to redeem any Series B Preferred which are issued in the future.

     Any such redemption will be for a cash amount per share equal to the then-effective liquidation preference, together with any accrued and undeclared dividends to the date of redemption.

     Any option to convert shares of Series B Preferred into shares of common stock will terminate at the close of business on the business day preceding the optional redemption date, unless the company defaults in making any redemption payment upon such optional redemption date. Holders shall have the right to exercise conversion rights in lieu of the receipt of the redemption payment up to and including such date. The company will provide notice of the optional redemption date at least 30 days in advance of such date to all holders of Series B Preferred showing on the shareholder records of the company as of such date and make such other public announcement as it deems reasonable.

     7. Mandatory Redemption.

     If the "New Conversion Rights Date" occurs on or before March 15, 2011, then on March 15, 2011 the Company will be obligated to redeem all outstanding shares of Series B Preferred for a cash redemption price per share equal to the then-effective liquidation preference, together with any accrued and undeclared dividends to the date of redemption.

     If the "New Conversion Rights Date" does not occur on or before March 15, 2011, then on each semi-annual dividend payment date on or after March 15, 2011, the Company will be obligated to redeem any share of Series B Preferred as to which the holder of such share has given the Company at least 60 days' notice prior to such dividend payment date. The redemption price will be equal to the then-effective liquidation preference, together with any accrued and undeclared dividends to the date of redemption.

     The Company's Articles of Incorporation provide that if at the mandatory redemption date, the Company does not have sufficient capital and surplus legally available to redeem all the outstanding shares of Series B Preferred, the Company will take all reasonable measures permitted under the Georgia Business Corporation Code to increase the amount of its capital and surplus legally available, and the Company will redeem as many shares of Series B Preferred as it may legally redeem, ratably (as nearly as may be practicable without creating fractional shares) from the holders thereof in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of Series B Preferred as it legally may until it has redeemed all of the outstanding shares of Series B Preferred.

     The option to convert shares of Series B Preferred into common stock will terminate at the close of business on the business day preceding the mandatory redemption date (subject to any extension necessary to permit the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable), unless the Company defaults in making any redemption payment upon such mandatory redemption date. Holders will have the right to exercise conversion rights in lieu of receiving the redemption payment up to and including such date, to the extent that such conversion rights are available.

     Holders of shares of Series B Preferred have no preemptive or sinking fund rights.

     As of May 30, 2006, there were no shares of Series B Preferred Stock outstanding. If all of the New Convertible Notes were converted into Series B Preferred as of the date of this proxy statement at the conversion rate in effect as of the date of this proxy statement, a total of 124,510 shares of Series B Preferred would be issued, which would, upon satisfaction of the conditions described above, become convertible into approximately 92 million shares of common stock. However, if no New Convertible Notes are converted, and if all of the interest payments on the New Convertible Notes are paid by the issuance of additional New Convertible Notes, then immediately prior to the expiration of the conversion rights of the New Convertible Notes there would be outstanding approximately $97.4 million in principal amount of New Convertible Notes, which would be convertible into a total of approximately 202,814 shares of Series B Preferred (at the conversion rate in effect as of the date of this proxy statement) if Proposal No. 2 is not approved and the shareholders do not subsequently authorize the necessary increase in shares of common stock. Otherwise, the New Convertible Notes could become convertible into a total maximum of approximately 149.8 million shares of common stock, if the conditions described above are satisfied.

 CONSEQUENCES OF ISSUING SERIES B PREFERRED RATHER THAN ADDITIONAL COMMON STOCK

     As explained above, a primary impact of failing to approve Proposal No. 2 is that the New Convertible Notes will become convertible into Series B Preferred rather than common stock, and the Company will not be able to call the New Convertible Notes, until the Common Conversion Rights Date.

     The Series B Preferred has a number of features which makes it less desirable to issue than common stock. For example, Series B Preferred will result in increased dividend expense and result in dividend obligations that could extend indefinitely. In addition, if the New Convertible Notes are convertible into Series B Preferred, holders who convert will be entitled to receive dividends (or accreted liquidation preference) substantially equivalent to the interest they might have earned while holding the notes, while still receiving the right to vote with the Common Stock and the Series A Preferred on an as-converted basis. This could make it substantially more attractive to New Convertible Noteholders to convert than if the New Convertible Notes were convertible into common stock only.

     Furthermore, if the Common Conversion Rights Date never occurs, the Company will not be entitled to mandatory redemption of the Series B Preferred upon maturity, but instead will be subject to an ongoing obligation to redeem Series B Preferred upon demand. This could substantially increase costs to the Company by requiring the Company to put into place ongoing financing with which to redeem the Series B Preferred (which would be more costly than the one-time financing required to retire the New Convertible Notes at maturity).

     For the reasons discussed above, the Board believes that debt that is convertible only into common stock is preferable to debt convertible into the Series B Preferred.

                             DISCRETIONARY ISSUANCES

     Unissued and unreserved shares of Common Stock will also be available at the discretion of the Board of Directors for, among other things:

o        future stock splits
o        stock dividends
o        acquisitions
o        issuance upon exercise of stock options or
o        to raise additional capital in public or private sales.

     While the Company has no current plans for the issuance of common stock beyond what is already reserved for issuance and described herein, the Company's Board has authorized the issuance of equity for such purposes in the past, and believes that it is important for the Company to maintain the flexibility to use its equity for these purposes in the future.

                           OTHER RELEVANT INFORMATION

     Further Shareholder Approval. Generally, no shareholder approval is required for the issuance of authorized but unissued shares of Common Stock, except as may be provided by the Nasdaq Marketplace Rules.

     Preemptive Rights. Shareholders have no preemptive rights to acquire shares issued by the Company under its existing Articles of Incorporation, and shareholders would not acquire any such rights with respect to such additional shares under the proposed amendment to the Company's Articles of Incorporation.

     Dilution. Issuance of additional shares of Common Stock could dilute the voting rights, equity and earnings per share of existing common shareholders. If this Proposal No. 2 is not approved, however, the New Convertible Notes will become convertible into shares of Series B Preferred, which will also dilute the voting rights, equity and earnings per share of existing common shareholders.

                              ANTI-TAKEOVER EFFECTS

     The increase in authorized but unissued Common Stock could be considered an anti-takeover measure because the additional authorized but unissued shares of Common Stock could be used by the Board of Directors to make a change in control of the Company more difficult (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company). This effect is somewhat offset by the existence of the Series A Preferred and the New Convertible Notes. Moreover, it is possible that the issuance of Series B Preferred rather than additional common stock would make a takeover of the Company easier to accomplish, because if all of the New Convertible Notes were converted into Series B Preferred, the total voting power of the Series B Preferred could be significant in the hands of a potential acquirer, but because the Series B Preferred is not registered under Section 12 of the Securities Exchange Act of 1934 ("Exchange Act"), tender offers for the Series B Preferred will not be subject to the same level of regulation as a tender offer for the common stock of the Company. Furthermore, if the Series B Preferred is not convertible into common stock of the Company, then purchasers of the Series B Preferred will not be subject to beneficial ownership reporting requirements imposed by Sections 13 and 16 of the Exchange Act.

     This proposal is not being proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and shareholders. Other than this Proposal No. 2 and as otherwise may be required by the terms of the Exchange Securities, the Board of Directors has no current plans to recommend the adoption of any other amendments to our articles of incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

     Regardless, the Board of Directors' purpose in recommending approval of Proposal No. 2 is not as an anti-takeover measure, but for the reasons discussed above.

                         CERTAIN INTERESTS OF DIRECTORS

     In considering the recommendation of the Board of Directors with respect to this Proposal No. 2, shareholders should be aware that members of the Board of Directors have certain interests that may present them with conflicts of interest in connection with this proposal. In particular, Mr. McCurry is eligible to participate in the 2006 MIP, as described in Proposal No. 4. In addition, this Proposal No. 2 is being presented pursuant to the Restructuring Support Agreement (as amended and restated February 1, 2006) which the Company entered into with the Ad Hoc Bondholders Committee formed in connection with the Restructuring, and will allow the New Convertible Notes and any Series B Preferred to become convertible into common stock. The members of the Ad Hoc Bondholders Committee participated in the exchange offer and therefore are holders of the New Convertible Notes and Series B Preferred. Messrs. Eugene I. Davis, Patrick G. Dills, N. Colin Lind, Philip J. Mazzilli, Jr., and Steven P. Rosenberg were selected to serve as directors of the Company by the prior Board and the members of the Ad Hoc Bondholders Committee, pursuant to an arrangement set forth in the Restructuring Support Agreement.

     Nevertheless, the Board of Directors believes that approval of Proposal No. 2 will advance the interests of the Company and its stockholders for the reasons described above. Because Mr. Lind is a Managing Partner of Blum, a significant shareholder in the Company with holdings of New Convertible Notes and Series A Preferred, as explained under "Certain Transactions," and due to Mr. McCurry's eligibility to participate in the 2006 MIP, Messrs. Lind and McCurry have abstained from voting on whether to recommend approval of this Proposal No. 2 to the shareholders.

                                  REQUIRED VOTE

     Approval of the amendment proposed in this Proposal No. 2 will require the affirmative vote by: (i) a majority of the shares of common stock outstanding as of the Record Date voting as a separate class; and (ii) a majority of the votes entitled to be cast by the common stock and Series A Preferred outstanding on the Record Date, voting together as a single class.

THE BOARD OF DIRECTORS, MESSRS. LIND AND MCCURRY ABSTAINING, RECOMMENDS VOTING FOR APPROVAL OF THE INCREASE OF COMMON STOCK AS PROVIDED IN THIS PROPOSAL NO. 2.

                                 PROPOSAL NO. 3

                AUTHORIZATION TO EFFECT A REVERSE STOCK SPLIT OF
                          THE OUTSTANDING COMMON STOCK

     On May 24, 2006, the Board of Directors approved and recommended that the shareholders approve the grant of authority to the Board of Directors to amend the Company's Articles of Incorporation to: (1) effect a one-for-ten reverse stock split (the "Reverse Stock Split") of the Company's common stock; and (2) proportionately reduce the authorized common shares to 20 million shares, if Proposal No. 2 is not approved, or to 50 million shares, if Proposal No. 2 is approved.

     If this Proposal No. 3 is approved, authority will be granted to the Board of Directors to determine whether to effect or abandon the amendment prior to filing.

     If approved, the text of the amendment to the Articles of Incorporation would take the following form:

          "Article 2 of the Articles of Incorporation of the Corporation is hereby amended as provided in each of paragraphs (1) and (2) below:

          (1) The first paragraph of Article 2 of the Articles of Incorporation of the Corporation is hereby amended so as henceforth to read as follows:

                                       '2.
                                 CAPITALIZATION

               The total number of shares of capital stock of all classes that the corporation shall have the authority to issue is _________ (________) shares, of which ______ shares, no par value per share, shall be designated 'Common Stock' and One Million (1,000,000) shares, no par value per share, shall be designated 'Preferred Stock."

          (2) The following paragraph shall be inserted at the end of Article 2:

               'Each ten shares of the Common Stock issued as of the date and time immediately preceding _____________, 2006, which is the effective date of a reverse stock split (the "Split Effective Date"), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and nonassessable share of the Common Stock; provided, however, that there shall be no fractional interest resulting from such change and reclassification. In the case of any holder of fewer than ten shares of Common Stock or any number of shares of Common Stock which, when divided by ten, does not result in a whole number (a "Fractional Share Holder"), the fractional share interest of Common Stock held by such Fractional Share Holder as a result of such change and reclassification shall be rounded upward to the nearest whole share. Share interests due to rounding are given solely to save the expense and inconvenience of issuing fractional shares and do not represent separately bargained for consideration. Each holder of record of a certificate or certificates which immediately prior to the Split Effective Date represents outstanding shares of Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Corporation's transfer agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of Common Stock into and for which the shares of the Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Split Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof.'"

     Pursuant to the Reverse Stock Split each 10 of the outstanding shares of common stock on the date of the Reverse Stock Split (the "Existing Shares") will be automatically converted into one share of common stock (the "New Shares"). The Reverse Stock Split will also reduce the number of shares of common stock authorized for issuance proportionately, from 200 million to 20 million if Proposal No. 2 is not approved, or to 50 million if Proposal No. 2 is approved.

     The Reverse Stock Split will be effected only upon a determination by the Board of Directors that the Reverse Stock Split is in the best interests of the Company and its shareholders.

     The Reverse Stock Split will become effective after filing of Articles of Amendment with the Secretary of State of Georgia, upon a date to be specified by the Board of Directors in the Articles of Amendment, which date will not be more than 30 days from the date this Proposal is approved by the shareholders. The Board of Directors reserves the right not to file the Articles of Amendment if it deems it appropriate not to do so.

PURPOSE OF THE REVERSE STOCK SPLIT

     Listing on Nasdaq

     The Board of Directors believes the Reverse Stock Split is desirable because it will assist the Company in meeting the requirements for continued listing on the NASDAQ National Market by helping to raise the trading price of the common stock above $1 per share.

     One of the key requirements for continued listing on the NASDAQ National Market is that our common stock must maintain a minimum bid price equal to or greater than $1.00 per share. If a company trades for 30 consecutive business days below $1.00, NASDAQ sends a deficiency notice to the company. The Company received such a notice from NASDAQ on December 12, 2005. The notice gave the

Company a "compliance period" of 180 calendar days to regain compliance with the $1.00 minimum bid price, or until June 12, 2006. In order to regain compliance, the stock's closing bid price must be at least $1.00 per share for 10 consecutive business days.

     On May 31, 2006, the Company's common stock closed at $.48 per share. Therefore, the Company anticipates that on or about June 13, 2006, it will receive a notice of a determination to delist the Company's Common Stock from Nasdaq National Market, which will be announced on a press release and Form 8-K.

     On or about June 20, 2006, the Company intends to request a hearing before the Nasdaq Listing Qualifications Panel to review the determination. A request for a hearing will stay the delisting pending a determination by the NASDAQ Qualifications Panel. However, if the Company does not request such a hearing within 7 calendar days from receipt of the delisting notice, the Company's Common Stock will be automatically delisted. The Company believes that its hearing date would likely be set for some time between July 20 and July 31, 2006. Once the hearing takes place, it will likely take several weeks before the Hearing Panel will issue a decision.

     At the hearing, the Company will have an opportunity to submit a plan of compliance that demonstrates how the Company can remedy the bid price deficiency. A successful plan generally demonstrates an ability to increase the price to the minimum trading level within the following 30 to 60 days, and evidences ability to sustain such levels for 6 to 12 months.

     Nasdaq has publicly stated that it generally views reverse stock splits as an acceptable method to regain compliance. Accordingly, the Company anticipates that if it implements a 1-for-10 reverse stock split at the proper level, there is a strong chance that the Qualifications Panel will provide the Company with additional time within which to complete the Reverse Stock Split and regain compliance. However, the Qualifications Panel may impose additional conditions upon the Company's continued listing such as, for example, requiring the Common Stock to close at a price of at least $1.00 for more than 10 business days.

     In all likelihood, the Company will not be eligible to transfer the listing of the Common Stock to Nasdaq's Capital Market, which might have provided the Company with an additional 180 day period in which to achieve compliance with the $1 bid price minimum. In order to so transfer, the Company would have to comply with all of the initial listing requirements of that market, except for the minimum bid price. To satisfy those requirements, the Company would need stockholders' equity of $5 million, a total market value for the common stock of $50 million, or net income in 2 of the last 3 fiscal years of $750,000. The Board does not anticipate that the Company will be able to meet these requirements before the relevant deadline has passed.

     The Board of Directors believes that delisting of the Company's common stock could:

o    adversely affect the ability of the Company to attract new investors;
o    result in decreased liquidity of the outstanding shares of common stock;

o    reduce the price at which the shares trade; and
o    increase the transaction costs inherent in trading such shares.

     Delisting could also deter broker-dealers from making a market in or otherwise seeking or generating interest in the common stock, and might deter certain persons from investing in the common stock. Further, if our common stock were to become delisted from trading on the Nasdaq stock market and the trading price were to remain below $5.00 per share, trading in our common stock may also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any equity security not listed on a national securities exchange or quoted on Nasdaq that has a market price of less than $5.00 per share, subject to certain exceptions). Various regulations and policies restrict the ability of shareholders to borrow against or "margin" low-priced stocks, and declines in the stock price below certain levels may trigger unexpected margin calls. Finally, the additional burdens imposed upon broker-dealers by these requirements could discourage broker-dealers from facilitating trades in our common stock, which could severely limit the market liquidity of the stock and the ability of investors to trade our common stock.

     There can be no assurance, however, that (1) approval and implementation of the Reverse Stock Split will succeed in maintaining the bid price of the common stock above $1.00 per share, (2) even if Nasdaq's minimum bid price maintenance standard were satisfied, the Company would be able to meet its other quantitative continued listing criteria, or (3) the common stock would not be delisted by Nasdaq for other reasons.

     Even though the Reverse Stock Split, by itself, would not impact the Company's assets or prospects, the Reverse Stock Split could be followed by a decrease in the aggregate market value of the common stock. The Board of Directors, however, believes that this risk is offset by improved liquidity due to the prospect that the Reverse Stock Split may allow the Company to maintain its Nasdaq listing. If the Company's securities are delisted from NASDAQ, trading of the Company's securities would thereafter have to be conducted in the over-the-counter markets. In such event, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's common stock.

     The purpose of the Reverse Stock Split is to increase the per share market value of the common stock. The Board of Directors intends to effect the Reverse Stock Split only if it believes that a decrease in the number of shares outstanding is likely to improve the market price of the common stock and improve the likelihood that the Company will be allowed to maintain its listing on Nasdaq. If the Reverse Stock Split is authorized by the shareholders, the Board of Directors will have the discretion to implement the Reverse Stock Split, or to decide not to effect the Reverse Stock Split at all.

     If the trading price of the common stock increases before the Annual Meeting, the Reverse Stock Split may not be necessary. No further action on the part of the shareholders would be required to either effect or abandon the Reverse Stock Split.

      Other Nasdaq Requirements

     In addition to the $1.00 minimum bid price per share requirement described above, the continued listing of the Company's common stock on the Nasdaq National Market is subject to the maintenance of other quantitative and qualitative requirements set forth in the Nasdaq Marketplace Rules. In particular, the Marketplace Rules require that a listed company meet one of the following two standards to maintain its continued listing:

                                        NASDAQ NATIONAL MARKET REQUIREMENTS
         --------------------------------------------------------------------------------------------------
         ------------------------------------ -------------------------------------------------------------
         REQUIREMENTS                                              CONTINUED LISTING
         ------------------------------------ -------------------------------------------------------------
         ------------------------------------ -------------------------------- ----------------------------
                                                        STANDARD 1                     STANDARD 2
                                                        MARKETPLACE                    MARKETPLACE
                                                       RULE 4450(A)                   RULE 4450(B)
         ------------------------------------ -------------------------------- ----------------------------
         ------------------------------------ -------------------------------- ----------------------------
         Stockholders' equity                           $10 million                        N/A
         ------------------------------------ -------------------------------- ----------------------------
         ------------------------------------ -------------------------------- ----------------------------
         Market value of                                    N/A                        $50 million
         listed securities or                                                              or
         Total assets                                                                  $50 million
         and                                                                               and
         Total revenue                                                                 $50 million
         ------------------------------------ -------------------------------- ----------------------------
         ------------------------------------ -------------------------------- ----------------------------
         Publicly held shares                            $750,000                      1.1 million
         ------------------------------------ -------------------------------- ----------------------------
         ------------------------------------ -------------------------------- ----------------------------
         Market value of publicly held                  $5 million                     $15 million
         shares
         ------------------------------------ -------------------------------- ----------------------------
         ------------------------------------ -------------------------------- ----------------------------
         Minimum bid price                                  $1                             $1
         ------------------------------------ -------------------------------- ----------------------------
         ------------------------------------ -------------------------------- ----------------------------
         Shareholders                                       400                            400
         (round lot holders)
         ------------------------------------ -------------------------------- ----------------------------
         ------------------------------------ -------------------------------- ----------------------------
         Market makers                                       2                              4
         ------------------------------------ -------------------------------- ----------------------------


     The Company must also maintain compliance with the corporate governance requirements of the Nasdaq Marketplace Rules.

     The Company believes that if the Reverse Stock Split is implemented, the Company will in all likelihood meet the requirements of Standard 2 set forth above.

POTENTIAL RISKS OF THE REVERSE STOCK SPLIT

There can be no assurance that the total market capitalization of the common stock after the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of the common stock following the Reverse Stock Split will either exceed or remain higher than the current per share market price.

     There can be no assurance that the market price per share of the common stock after the Reverse Stock Split will rise or remain constant in proportion to the reduction in the number of shares of common stock outstanding before the Reverse Stock Split. For example, based on the closing price of the common stock on May 31 of $0.48 per share, if the Board of Directors decided to implement the Reverse Stock Split there can be no assurance that the post-split market price of the common stock would be $4.80 per share or greater.

     Accordingly, the total market capitalization of the common stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split and, in the future, the market price of the common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the Reverse Stock Split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

A decline in the market price for the common stock after the Reverse Stock Split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of the common stock could be adversely affected following a reverse stock split.

     The market price of the common stock will also be based on the Company's performance and other factors, some of which are unrelated to the number of shares outstanding. If the Reverse Stock Split is effected and the market price of the common stock declines, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price of a share of such company's stock following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of the common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

There can be no assurance that following the Reverse Stock Split the Company will meet all of the continued listing requirements of the Nasdaq National Market.

     In addition to demonstrating a minimum closing bid price for the common stock of at least $1.00 for ten consecutive trading days, the Company must demonstrate continued compliance with the other Nasdaq National Market minimum requirements. There can be no assurance that the Company will be able to maintain the required level of any of these requirements beyond the near term. If the Company is unable to meet all of the continued listing requirements of Nasdaq, it will be subject to delisting. If at some future date the Company's securities should cease to be listed on the Nasdaq National Market, the securities may be listed on Nasdaq's Capital Market or the OTC-Bulletin Board.

POTENTIAL EFFECTS OF THE REVERSE STOCK SPLIT

     After the Reverse Stock Split, each holder of ten shares of common stock immediately prior to the effectiveness of the Reverse Stock Split would become a holder of one share of common stock after consummation of the Reverse Stock Split.

ACCOUNTING CONSEQUENCES

     On the effective date of the Reverse Stock Split, the per share loss and net book value of the common stock will be increased because there will be fewer shares of common stock outstanding. There will be no other material accounting consequences resulting from the Reverse Stock Split.

EFFECT ON AUTHORIZED AND OUTSTANDING SHARES

     The Company currently has authorized for issuance a maximum of 200 million shares of common stock, which would adjust proportionately to 20 million shares of common stock if this Proposal No. 3 is approved. However, if Proposal No. 2 is also approved, then the number of authorized shares of common stock would be increased to 50 million.

     As of May 30, 2006, there were approximately 64.2 million shares of common stock issued and outstanding. If this Proposal No. 3 is approved, the number of shares of common stock issued and outstanding will be reduced to a number that will be approximately equal to the number of shares of common stock issued and outstanding immediately prior to the effectiveness of the Reverse Stock Split divided by ten.

     With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of the common stock prior and subsequent to the Reverse Stock Split will remain the same. Following the effective date of the Reverse Stock Split, it is not anticipated that the Company's financial condition, the percentage ownership of management, the number of shareholders, or any aspect of the Company's business would materially change as a result of the Reverse Stock Split.

     The Reverse Stock Split will be effected simultaneously for all of the common stock, and the exchange ratio will be the same for all of the common stock. The Reverse Stock Split will affect all shareholders uniformly and will not affect any shareholder's percentage ownership interest in the Company, except that if the Reverse Stock Split would otherwise result in a shareholder owning a fractional share, that holder will instead receive one share. This would result in an immaterial increase in the proportionate amount of outstanding equity. See "Fractional Shares" below. Common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable.

     As of the date of this proxy, the common stock is currently registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result, the Company is subject to periodic reporting and other requirements. The Company's common stock will be required to remain registered under Section 12 of the Exchange Act without regard to whether the proposed Reverse Stock Split is effected or whether the common stock is listed.

Outstanding Options and Other Reserved Shares

     On the Split Effective Date, all outstanding options and future or contingent rights to acquire common stock will be adjusted to reflect the Reverse Stock Split. With respect to outstanding options to purchase common stock, the number of shares of common stock that such holders may purchase upon exercise of such options will decrease, and the exercise prices of such options will increase, in proportion to the fraction by which the number of shares of common stock underlying such options are reduced as a result of the Reverse Stock Split. The number of shares of common stock to be received pursuant to outstanding contingent rights, including any common stock issuable pursuant to Exchange Securities and any Performance Units under the 2006 MIP, will also be adjusted proportionally to reflect the Reverse Stock Split.

Potential Odd Lots

     If approved, the Reverse Stock Split will result in some shareholders holding less than 100 shares of common stock, and as a consequence these shareholders may incur greater costs associated with selling such shares. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

IN CONNECTION WITH THE APPROVAL OF THE REVERSE STOCK SPLIT, SHAREHOLDERS OF THE COMPANY WILL NOT HAVE A RIGHT TO DISSENT AND OBTAIN PAYMENT FOR THEIR SHARES UNDER THE DISSENTERS' RIGHTS PROVISIONS CONTAINED IN SECTION 14-2-1301 ET SEQ. OF THE GEORGIA BUSINESS CORPORATION CODE.

MANNER OF EFFECTING THE REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

     In the event of (a) approval of the Reverse Stock Split by the Company's shareholders and (b) a determination by the Board of Directors to implement the Reverse Stock Split, the Reverse Stock Split will be effected by the filing of the Articles of Amendment with the Secretary of State of Georgia.

     The Reverse Stock Split will become effective on the Split Effective Date set forth in the Articles of Amendment. As soon as practicable after the Split Effective Date, the Company will send a letter of transmittal to each holder of record of Existing Shares outstanding on the Split Effective Date. The letter of transmittal will contain instructions for the surrender of certificates representing the Existing Shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing Existing Shares, the holder of record will be entitled to receive a certificate representing the number of New Shares into which such holder's Existing Shares have been reclassified as a result of the Reverse Stock Split.

    SHAREHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

     No new certificate will be issued to a holder of record until such holder has surrendered all outstanding certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing Existing Shares will be deemed for all corporate purposes after the Split Effective Date to evidence ownership of New Shares in the appropriately reduced number. No fees or other commissions will be charged to shareholders to effect the exchange of Existing Shares for New Shares.

FRACTIONAL SHARES

     The implementation of the Reverse Stock Split may result in the creation of fractional shares. For instance, absent rounding, a shareholder who owns 125 Existing Shares would be entitled to receive (after the Split Effective Date) 12 1/2 New Shares. The one-half share is a fractional share. Rather than issue fractional shares, the Company will round up fractional shares to the nearest whole share. New Shares issued due to upward rounding will be issued solely to save the expense and inconvenience of issuing fractional shares and do not represent separately bargained for consideration. Thus, after the Split Effective Date, the shareholder in the previous example would receive a certificate representing 13 New Shares.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of material federal income tax consequences of the reverse stock split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, including banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the shares are held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of the stockholder. Each stockholder is urged to consult with the stockholder's own tax advisor with respect to the consequences of the reverse stock split.

     No gain or loss should be recognized by a stockholder upon his or her exchange of shares pursuant to the reverse stock split (except in the case of the portion of whole shares attributable to the rounding up of fractional shares, as discussed herein). A stockholder's tax basis in the shares received as a result of the reverse split will be equal, in the aggregate, to his or her basis in the shares exchanged, increased by the income or gain attributable to the rounding up of fractional shares, as described herein.

     Although the issue is not free from doubt, new shares attributable to the rounding up of fractional shares to the nearest whole number of shares may be treated for tax purposes as if the fractional shares constitute a disproportionate dividend distribution. Such stockholders generally may recognize ordinary income to the extent of earnings and profits of the company allocated to the portion of each whole share attributable to the rounding up process, and the remainder of the gain, if any, shall be treated as received from the exchange of property. The stockholder's holding period for the shares would include the period during which he or she held the pre-split shares surrendered in the reverse split. However, the portion of the shares received by a stockholder that is attributable to rounding up for fractional shares may have a holding period commencing on the effective date of the reverse split.

     The reverse split would constitute a reorganization within the meaning of
Section 368(1)(E) of the Internal Revenue Code of 1986, as amended, and the Company will not recognize any gain or loss as a result of the reverse split.

     Our beliefs regarding the tax consequence of the reverse stock split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

REQUIRED VOTES

     Approval of the amendment proposed in this Proposal No. 3 will require the affirmative vote by: (i) a majority of the shares of common stock outstanding as of the Record Date voting as a separate class; and (ii) a majority of the votes entitled to be cast by the common stock and Series A Preferred outstanding on the Record Date, voting together as a single class.


THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE GRANT OF AUTHORITY TO THE COMPANY'S BOARD OF DIRECTORS TO AMEND THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO EFFECT A ONE-FOR-TEN REVERSE STOCK SPLIT OF THE COMPANY'S COMMON STOCK WITH AUTHORITY BEING GRANTED TO THE BOARD OF DIRECTORS TO DETERMINE WHETHER TO EFFECT OR ABANDON THE AMENDMENT PRIOR TO FILING.

                                 PROPOSAL NO. 4

                      APPROVAL OF ISSUANCE OF SHARES UNDER
                         2006 MANAGEMENT INCENTIVE PLAN

     Initial authorization of the 2006 Management Incentive Plan (the "2006 MIP" or the "Plan") was provided by the independent directors of the Company on January 30, 2006, and final adoption took place on May 24, 2006, subject to approval by the shareholders of Proposal Nos. 6 and 7. The 2006 MIP will terminate on March 17, 2011 (unless earlier terminated by action of the Compensation Committee). Awards made prior to termination of the plan will remain in effect following termination of the plan. The 2006 MIP will not replace any of the Company's other compensation plans.

     This proposal is contingent upon approval of Proposal Nos. 6 and 7. If Proposal Nos. 6 and 7, which adjust the anti-dilution provisions of the Series A and Series B Preferred, are not approved, then the Company will not issue stock under the 2006 MIP without securing subsequent approval from the shareholders, even if this Proposal No. 4 is approved.

     Under the terms of the 2006 MIP as proposed, Performance Units awarded under the 2006 MIP are payable in cash unless the shareholders of the Company authorize payment in shares of common stock. If the shareholders approve the issuance of shares under the 2006 MIP under this Proposal No. 4, then assuming that Proposal Nos. 6 and 7 are also approved, all awards will be payable 60% in stock and 40% in cash thereafter, except that in any event payouts will be made in cash to the extent that there are insufficient shares of common stock available for issuance under the Company's Articles of Incorporation.

     The Board is seeking shareholder approval of stock issuances under the 2006 MIP in order to satisfy the requirements of Nasdaq Marketplace Rule 4350(i). It is intended that such approval apply to all shares delivered under the 2006 MIP.

     The following summary of the material terms of the 2006 MIP is qualified in its entirety by the terms of the 2006 MIP, a copy of which is attached as Appendix A to this Proxy Statement.

PURPOSE OF THE 2006 MIP

     The purpose of the 2006 MIP is to enable the Company to attract, retain, and reward certain key employees of the Company, and strengthen the mutuality of interests between such key employees and the Company's shareholders, by awarding deferred compensation in the form of "Performance Units," which are tied to the value of the Company's common stock.

ADMINISTRATION OF THE 2006 MIP

     Unless otherwise determined by the Board of Directors, the 2006 MIP will be administered by the Compensation Committee. The functions of the Compensation Committee specified in the 2006 MIP may be exercised by the Board, if and to the extent that no Compensation Committee exists which has the authority to so administer the Plan, and if a resolution to such effect is adopted by the Board. Subject to the provisions of the 2006 MIP, the Compensation Committee shall have exclusive power to:

o    select plan participants;

o determine the number of Performance Units to be granted to each participant; and

o    determine the time or times when Performance Units will be granted.

     The Compensation Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the 2006 MIP as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the 2006 MIP (and any agreements relating thereto); and to otherwise supervise the administration of the 2006 MIP.

     All decisions made by the Compensation Committee pursuant to the provisions of the 2006 MIP shall be made in the Compensation Committee's sole discretion and shall be final and binding on all persons, including the Company and plan participants.

ELIGIBILITY AND PARTICIPATION

     All key employees are eligible for participation in the 2006 MIP. The Compensation Committee has sole discretion to designate which employees are "key employees" for this purpose. The Company currently contemplates that the Chief Executive Officer and his direct reports, all of whom are executive officers, will participate in the Plan. As of May 30, 2006, this group included 8 individuals, including the Chief Executive Officer. However, a minimum of a minimum of 40% of the Performance Units available for issuance under the 2006 MIP at the time of its adoption are reserved for issuance to the Chief Executive Officer. The terms of the Restructuring contemplated that 40% of the Performance Units would be issued to Mr. McCurry.

AWARDS UNDER THE PLAN

     The only type of award that may be granted under the Plan is a "Performance Unit." Each vested tranche of Performance Units represents an entitlement to receive, upon the next "Payment Date" after the vesting of the tranche (explained below), a payment equal to the "Fair Market Value" on the Payment Date of the number of Company common shares equal to the number of Performance Units underlying the tranche, subject to tax withholding obligations. "Fair Market Value" is generally defined as the average closing price of the Company's common stock for a 30-day trading period prior to the date of determination, unless the Compensation Committee determines otherwise. Currently, all awards are payable solely in cash. However, if this proposal is approved, each vested tranche of Performance Units will be paid 60% in common stock and 40% in cash, subject to tax withholding, except that all payments will be made in cash to the extent that there is not sufficient authorized common stock available for issuance.

     Generally, the "Payment Dates" for the Performance Units are fixed by the 2006 Plan as each of the following 4 dates (or as soon as practicable thereafter): March 17, 2008, March 17, 2009, March 17, 2010 and March 17, 2011. However, a Unitholder may not receive payment on more than 25% of the aggregate Performance Units awarded to that Unitholder on any given Payment Date. Therefore, if a Unitholder's vested Performance Units exceed 25% of his or her total awards up to the Payment Date, the excess will not be paid until the following Payment Date. Payment Dates are not affected by an employee's termination of employment for any reason except as described below in connection with certain extraordinary corporate events which accelerate vesting and payment of awards.

     The promises to pay deferred compensation represented by the Performance Units are unsecured, and Unitholders have the status of general unsecured creditors of the Company, with no rights to any specific assets of the Company.

     The vesting schedule and other terms and conditions of the Performance Units are set by the Compensation Committee in its discretion, except with respect to the following terms provided for in the plan document:

o Termination of employment. Unvested Performance Units will be forfeited upon termination of employment, unless the termination results from a change of control, as that term is defined in the 2006 MIP, or one of the specified extraordinary corporate events as described below.

o Change of control. Unvested Performance Units will automatically vest upon a change of control, as that term is defined in the 2006 MIP.

o Anti-dilution protection and other adjustments. Outstanding Performance Units will be proportionately adjusted upon changes in the number of outstanding shares of common stock resulting from recapitalizations, reclassifications or similar events affecting the Company's capitalization (including any Reverse Stock Split). Outstanding Performance Units will also be adjusted to reflect the issuance of common stock upon conversion of any of the Exchange Securities or upon exercise of stock options to purchase up to approximately 10.8 million shares of common stock. This means that the relationship between the aggregate appreciation of the Company's common stock and the increase in value of Performance Units will not be altered by such changes in the number of outstanding shares.

o No voting or dividend rights. Participants will not have any entitlement to vote the underlying common stock represented by the Performance Units or to receive any dividends or participate in any other distribution upon the common stock of the Company, except as described above under anti-dilution protection and other adjustments.

o Non-transferable. The Performance Units may not be transferred, assigned, pledged or hypothecated in any manner, other than by will or by the laws of descent and distribution.

o Extraordinary corporate events. Unitholders who are still employed by the Company will be entitled to receive payment for all of their Performance Units, whether or not previously vested, immediately prior to the consummation of certain extraordinary corporate events, including liquidation and dissolution, and certain changes in the ownership or effective control of the Company and certain changes in the ownership of a substantial portion of the Company's assets. These events are more specifically defined in the 2006 MIP, which is appended to this Proxy Statement as Appendix A.

NUMBER OF PERFORMANCE UNITS ISSUABLE UNDER THE PLAN

     The maximum number of Performance Units that may be issued under the 2006 MIP is 33.8 million, which is 10% of the sum of: (i) the number of common shares outstanding on March 17, 2006; (ii) those issuable upon conversion of the Exchange Securities; and (iii) those issuable upon exercise of stock options to purchase up to approximately 10.8 million shares of common stock, which the number that was outstanding as of May 24, 2006, the date the 2006 MIP as approved by the Company's Board of Directors. The number of Performance Units available will also be adjusted upon any recapitalization, reclassification, or similar event affecting the Company's outstanding capital, including any Reverse Stock Split. The maximum number of Common Shares which may be issuable under the Plan if this Proposal is approved is 20.4 million, prior to any Reverse Split.

AMENDMENT AND EARLY TERMINATION

     The 2006 MIP allows amendment at any time by the Board of Directors, except as otherwise required by law or Nasdaq Marketplace Rules. Certain material amendments, such as increasing the number of shares that could be issued, changing the formula by which Performance Units are paid, expanding the types of awards that may be granted, materially expanding the class of participants or materially extending the term of the plan may be subject to stockholder approval under Nasdaq listing requirements. The 2006 MIP may be terminated at any time by the Compensation Committee.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general description of the federal income tax consequences of compensation paid under the 2006 MIP. This summary does not address any state, local or other non-federal tax consequences associated with the payment of compensation under the 2006 MIP. This discussion is intended for the information of shareholders considering how to vote at the annual meeting and not as tax guidance to individuals who participate in the 2006 MIP. Participants in the 2006 MIP should consult their own tax advisors to determine the tax consequences to them based on their own particular circumstances.

     A participant will not recognize income upon the grant of a Performance Unit. The participant will recognize ordinary income at the time that stock or cash is delivered pursuant to a Performance Unit in the following amounts:

o    If payment is in cash, the amount of the cash delivered;

o If payment is in stock, the fair market value of the stock delivered, on the date of delivery.

     Section 409A of the Code. Section 409A was added to the Internal Revenue Code by the American Jobs Creation Act of 2004. It is generally effective January 1, 2005 and applies broadly to most forms of deferred compensation, including certain types of phantom equity plans like the MIP. Section 409A provides strict rules for elections to defer (if any) and the events upon which payments may be made under the Plan. If the requirements of Section 409A are not met, recipients of deferred compensation may suffer adverse tax consequences, including taxation at the time of vesting of an award and interest and penalties on any deferred income. However, the failure to comply with Section 409A would not impact the Company's ability to deduct deferred compensation. Although the IRS has issued limited guidance on the interpretation of this new law, and it is not clear how Section 409A applies to many types of equity-based compensation, the Company does not intend to grant any awards under the Plan that would not comply with the requirements of Section 409A of the Code.

     A participant will be subject to withholding for federal (and generally for state and local, income taxes) at the time the participant recognizes ordinary income under the rules described above. The tax basis in any common stock received by a participant as payment on a Performance Unit will equal the amount recognized by the participant as ordinary income under the rules described above. Upon a subsequent sale of the common stock, any gain or loss realized by the participant will be capital gain or loss, short- or long-term depending on the participant's holding period for the stock prior to the sale.

     Deductibility -- In General

     Subject to the discussion below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to the timing and amount of compensation income recognized by a participant under the foregoing rules.

     Tax Code Limitations on Deductibility

     In order for the amounts described above to be deductible by the Company, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.



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

     The ability of the Company to obtain a deduction for future payments under the 2006 MIP could be limited by the golden parachute rules of Section 280G of the Code. These rules could apply to amounts paid to certain participants if, following a change of control of the Company, the amounts paid to such participants under the 2006 MIP, and any other compensation paid or deemed paid to such participants that is contingent on a change of control of the Company, has a present value of at least three times the participant's average annual compensation from the Company over the prior five years (the "average compensation"). In that event, all compensation contingent on a change of control (including an amount paid pursuant to the 2006 MIP) that exceeds the participant's average annual compensation, adjusted to take into account any portion thereof shown to be reasonable compensation, is not deductible by the Company. Such compensation is also subject to a nondeductible 20% excise tax, in addition to regular income tax, in the hands of the participant. The golden parachute rules of Section 280G of the Code generally apply to employees or other individuals who perform services for the Company if, within the 12-month period preceding the change in control, the individual is an officer of the Company, a stockholder owning more than 1% of the stock of the Company, or a member of the group consisting of the lesser of the highest paid 1% of the employees of the Company or the highest paid 250 employees of the Company.

     In addition, Section 162(m) of the Code generally disallows a public company's deduction for compensation in excess of $1 million paid in any taxable year to the Company's chief executive officer and any of its other four highest compensated officers (a "Senior Executive Participant"). The determination of whether a person is a Senior Executive Participant is made as of the last day of the Company's fiscal year. Compensation that qualifies as "performance-based compensation," however, is excluded from the $1 million deductibility cap. The Performance Units will not qualify as performance-based compensation for purposes of Section 162(m) of the Code.

     The discussion set forth above is intended only as a summary and does not purport to be a complete enumeration or analysis of all potential tax effects relevant to recipients of awards under the 2006 MIP.

NEW PLAN BENEFITS

     Because the Compensation Committee has complete discretion to determine the number and selection of award recipients as well as the vesting requirements and other terms of Performance Units, and because the future value of the Company's common stock is uncertain, it is not possible to determine the amounts, if any, that will actually be paid out under the 2006 MIP. The terms of the Restructuring contemplated that Mr. Curry would receive at least 40% of the Performance Units available under the Plan.

EXISTING EQUITY COMPENSATION PLANS

     For information about the Company's other equity compensation plans, see "Executive Compensation - Securities Authorized for Issuance Under Equity Compensation Plans" above.



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

CERTAIN INTERESTS OF DIRECTORS

     In considering the recommendation of the Board of Directors with respect to the 2006 MIP, stockholders should be aware that members of the Board of Directors have certain interests that may present them with conflicts of interest in connection with the proposal to approve the 2006 MIP. In particular, Mr. McCurry is eligible to participate in the 2006 MIP. Nevertheless, the Board of Directors believes that approval of the issuance of common stock under the 2006 MIP will advance the interests of the Company and its stockholders by encouraging officers and key employees to make significant contributions to the long term success of the Company, further aligning the interests of key officers with the Company's shareholders, and reducing the amount of cash flow expenditures necessitated by payouts under the 2006 MIP.

     The 2006 MIP has been implemented in accordance with the Restructuring Support Agreement (as amended and restated February 1, 2006) with the Ad Hoc Bondholders Committee formed in connection with the Company's restructuring and exchange offer. Messrs. Eugene I. Davis, Patrick G. Dills, N. Colin Lind, Philip
J. Mazzilli, Jr., and Steven P. Rosenberg were selected to serve as directors of the Company by the prior Board and the members of the Ad Hoc Bondholders Committee, pursuant to an arrangement set forth in the Restructuring Support Agreement.

REQUIRED VOTE

     In order to approve this proposal, a majority of the total votes cast by all shareholders entitled to vote (including holders of both Common and Series A Preferred Stock) must vote in favor of the proposal. However, even if this Proposal No. 4 is approved, the Company will not issue any stock under the 2006 MIP unless Proposal Nos. 6 and 7 are also approved, without seeking additional shareholder approval.

THE BOARD OF DIRECTORS, MR. MCCURRY ABSTAINING, RECOMMENDS VOTING FOR APPROVAL OF THE ISSUANCE OF COMMON STOCK UNDER THE 2006 MIP.





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                                 PROPOSAL NO. 5

            INCREASE IN AUTHORIZED SHARES OF SERIES B PREFERRED STOCK


     On May 24, 2006, the Board of Directors approved a proposal to amend the Company's Articles of Incorporation to increase the number of shares of 10.0% Senior Series B Convertible Participating Preferred Stock (the "Series B Preferred"), no par value per share, liquidation preference $480.00 per share, which the Company is authorized to issue. The amendment, if approved, would not alter the par value of each share of preferred stock (which is currently no par value per share). The Company has not issued any shares of the Series B Preferred as of the date of this proxy statement. The number of authorized shares of Series B Preferred Stock is currently 125,000. The Board of Directors is proposing to increase the authorized number of shares of Series B Preferred to 264,000. The terms of the Series B Preferred are described in more detail at "Proposal No. 2 - Increase in Authorized Common Shares." The Proposal would be effected by an amendment to the last sentence of Section 5.1(a) of the Company's Restated Articles of Incorporation to delete the number "125,000" and replace it with the number "264,000."

                            REASONS FOR THE PROPOSAL

     As described at "Proposal No. 2 - Increase in Authorized Common Shares - the Restructuring," in March 2006 the Company issued approximately $59.8 million of the New Convertible Notes. As explained in more detail in Proposal No. 2, unless the Common Conversion Rights Date occurs sooner, on August 15, 2006, the New Convertible Notes will become convertible (at the election of the holder) into Series B Preferred until the occurrence (if ever) of the Common Conversion Rights Date. The initial conversion rate will be 2.083 shares of Series B Preferred per $1,000 principal amount of New Convertible Notes, subject to adjustment. Currently the Articles of Incorporation provide for sufficient shares to accommodate the conversion of all the New Convertible Notes into the Series B Preferred. However, the Company does not have sufficient authorized shares of Series B Preferred to accommodate the potential conversion of the additional New Convertible Notes which would be issued if the Company elects to make its scheduled interest payments under the notes by issuing additional New Convertible Notes.

     The New Convertible Notes provide that the Company may elect to pay interest on the notes by issuing additional New Convertible Notes. If the Company elected to make all of the scheduled interest payments in the form of additional notes, the total outstanding New Convertible Notes would increase by approximately $37.6 million to approximately $97.4 million. To accommodate the potential conversion of these additional notes, the Company would need an additional approximately 78,000 authorized shares of Series B Preferred. Without authorization for the additional Series B Preferred, the Company would not be able to exercise its option to make the interest payments in notes instead of cash without obtaining an amendment to the indenture for the New Convertible Notes. The Board believes that it is important to conserve the Company's cash resources as it continues to implement the Company's restructuring and the recovery of the Company's operating business.

     In addition, the indenture for the New Convertible Notes requires the Company to use its best efforts to maintain a ratio at least 130% of (a) authorized shares of Series B Preferred Stock to (b) the full number of shares of Series B Preferred stock then issuable upon the conversion of all New Convertible Notes outstanding. Without authorization of an additional 139,000 shares of Series B Preferred, the Company will not be able to meet this requirement. The Board of Directors believes it is important to comply with the terms of the indenture.

     For the above reasons, the Board of Directors believes that it is in the best interests of the Company, the Series A Preferred shareholders, and the common shareholders to provide for the increase in the authorized shares of the Series B Preferred.

                                  REQUIRED VOTE

     Approval of the amendment proposed in this Proposal No. 5 will require the affirmative vote by a majority of the shares of Series A Preferred outstanding as of the Record Date, voting as a separate class. The Proposal does not require a vote by the holders of the outstanding shares of common stock.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR APPROVAL OF THE INCREASE OF SERIES A PREFERRED STOCK AS PROVIDED IN THIS PROPOSAL NO. 5.



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



                                 PROPOSAL NO. 6

                      AMENDMENT TO ANTI-DILUTION PROVISIONS
                           OF SERIES A PREFERRED STOCK


     On May 24, 2006, the Board of Directors approved a proposal to amend the Company's Articles of Incorporation to amend the terms of the 9.0% Senior Series A Convertible Participating Preferred Stock (the "Series A Preferred"), no par value per share, liquidation preference $120.00 per share, which the Company is authorized to issue. The amendment, if approved, would not alter the par value of each share of preferred stock (which is currently no par value per share). As of May 30, 2006, the number of authorized shares of Series A Preferred Stock was 125,000, and the number of outstanding shares of Series A Preferred was 119,525 shares. The Proposal would be effected by an amendment to Section 4.4(e) of the Company's Restated Articles of Incorporation. Section 4.4(e) would be amended to add the following language to the end thereof:

     "Notwithstanding the foregoing, no adjustment shall be made to the conversion price of the Series A Preferred Stock or the number of shares issuable upon such conversion due to any conversion of the Company's 10% senior convertible notes due 2011, Series A Preferred Stock or Series B Preferred Stock, if any, or the exercise of any stock option."

     Under the Company's Articles of Incorporation, this proposal must be approved by a majority of the shares of Series A Preferred outstanding as of the Record Date voting as a separate class and in addition must be approved by a majority of the shares of the common stock and a majority of the shares of Series A Preferred outstanding as of the Record Date voting together as a single class.

                            REASONS FOR THE PROPOSAL

     As described at "Proposal No. 4 - Approval of Issuance of Shares under 2006 Management Incentive Plan," in January 2006 the Board of Directors authorized the 2006 MIP in accordance with the Restructuring Support Agreement. The Board of Directors believes that the 2006 MIP is an important tool for the Company to use to attract and retain management talent. Further, due to the Company's cash constraints, the Board believes that it is important for the Compensation Committee to have the flexibility to pay Performance Units under the 2006 MIP in stock. Finally, the Board believes that it is important to fulfill the terms of the Restructuring as originally agreed upon in the Restructuring Support Agreement.

     Under the present terms of the Series A Preferred, the Series A Preferred is entitled to anti-dilution adjustments that are at least as favorable as those provided under the 2006 MIP with respect to the Performance Units. The 2006 MIP as currently proposed would provide adjustment to both the number of Performance Units that may be granted under the 2006 MIP and to the number of Performance Units held by an individual participant upon every conversion of a New Convertible Note or a share of Series A Preferred or Series B Preferred, as well as the exercise of any Company stock option. Thus, if the 2006 MIP were implemented as currently proposed, without the amendment described in this Proposal, the Series A Preferred would become entitled to anti-dilution adjustments upon every such conversion and exercise.

     Such adjustments would have a dilutive effect on the holders of the Company's equity and equity awards outstanding under the Company's stock incentive plans. Consideration of the dilutive effects may inhibit the Board of Directors or the Compensation Committee from finalizing the 2006 MIP, and thus frustrating its intended objectives. The 2006 MIP already includes several limitations on the number of awards that may be granted and the Board of Directors believes that these limitations are sufficient to provide adequate protection to the holders of the Series A Preferred.

     In addition, implementation of the 2006 MIP without this amendment would mean that the issuance of common shares upon conversion of each share of Series A Preferred, as well as upon conversion of any Series B Preferred and New Convertible Notes, would cause an adjustment to the conversion rate for the Series A Preferred. Thus, if a person exercised more than one share of the Series A Preferred, each share would convert at a successively lower price. This results in a constantly changing conversion ratio and a degree of dilution to the common shareholders which is higher than was intended by the Board and the Ad Hoc Bondholders Committee when they agreed upon the terms of the Exchange Securities. The Board of Directors believes that an amendment is needed to prevent these unintended consequences.

     For the above reasons, the Board of Directors believes that it is in the best interests of the Company, the Series A Preferred shareholders, and the common shareholders to provide for the proposed amendment to the Series A Preferred.

                                  REQUIRED VOTE

     Approval of the amendment proposed in this Proposal No. 6 will require the affirmative vote by: (i) a majority of the shares of Series A Preferred outstanding as of the Record Date voting as a separate class; plus (ii) a majority of the votes entitled to be cast by the holders of the shares of the common stock and Series A Preferred outstanding as of the Record Date, voting together as a single class.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR APPROVAL OF THE AMENDMENT OF THE RESTATED ARTICLES OF INCORPORATION AS PROVIDED IN THIS PROPOSAL NO. 6.





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


                                 PROPOSAL NO. 7

                      AMENDMENT TO ANTI-DILUTION PROVISIONS
                           OF SERIES B PREFERRED STOCK


     On May 24, 2006, the Board of Directors approved a proposal to amend the Company's Articles of Incorporation to amend the terms of the 10.0% Senior Series B Convertible Participating Preferred Stock (the "Series B Preferred"), no par value per share, liquidation preference $480.00 per share, which the Company is authorized to issue. The amendment, if approved, would not alter the par value of each share of preferred stock (which is currently no par value per share). The number of authorized shares of Series B Preferred Stock is currently 125,000, subject to increase upon approval of Proposal No. 5. There are no outstanding shares of Series B Preferred as of the date of this proxy statement. The terms of the Series B Preferred are described in more detail at "Proposal No. 2 - Increase in Authorized Common Shares." The Proposal would be effected by an amendment to Section 5.4(e) of the Company's Restated Articles of Incorporation. Section 5.4(e) would be amended to add the following language to the end thereof:

     "Notwithstanding the foregoing, no adjustment shall be made to the conversion price of the Series B Preferred Stock or the number of shares issuable upon such conversion due to any conversion of the Company's 10% senior convertible notes due 2011, Series A Preferred Stock or Series B Preferred Stock, if any, or the exercise of any stock option."

     Under the Company's Articles of Incorporation, this proposal must be approved by a majority of the shares of Series A Preferred outstanding as of the Record Date.

                            REASONS FOR THE PROPOSAL

     As described at "Proposal No. 4 - Approval of Issuance of Shares under 2006 Management Incentive Plan," in January 2006 the Board of Directors authorized the 2006 MIP in accordance with the Restructuring Support Agreement. The Board of Directors believes that the 2006 MIP is an important tool for the Company to use to attract and retain management talent. Further, due to the Company's cash constraints, the Board believes that it is important for the Compensation Committee to have the flexibility to pay Performance Units under the 2006 MIP in stock. Finally, the Board believes that it is important to fulfill the terms of the Restructuring as originally agreed upon in the Restructuring Support Agreement.

     Under the present terms of the Series B Preferred, the Series B Preferred (if any is ever issued) will be entitled to anti-dilution adjustments that are at least as favorable as those provided under the 2006 MIP with respect to the Performance Units. The 2006 MIP as currently proposed would provide adjustment to both the number of Performance Units that may be granted under the 2006 MIP and to the number of Performance Units held by an individual participant upon every conversion of a New Convertible Note or a share of Series A Preferred or Series B Preferred, as well as the exercise of any Company stock option. Thus, if the 2006 MIP were implemented as currently proposed, without the amendment described in this Proposal, the Series B Preferred would become entitled to anti-dilution adjustments upon every such conversion and exercise.

     Such adjustments would have a dilutive effect on the holders of the Company's equity and equity awards outstanding under the Company's stock incentive plans. Consideration of the dilutive effects may inhibit the Board of Directors or the Compensation Committee from granting additional awards under the 2006 MIP, and thus limit the usefulness of the 2006 MIP in achieving its objectives. The 2006 MIP already includes several limitations on the number of awards that may be granted and the Board of Directors believes that these limitations are sufficient to provide adequate protection to the holders of the Series B Preferred.

     In addition, implementation of the 2006 MIP without this amendment would mean that conversion of each share of Series B Preferred (as well as the Series A Preferred and New Convertible Notes) would cause an adjustment to the conversion rate for the Series B Preferred. Thus, if a person exercised more than one share of the Series B Preferred, each share would convert at a successively lower price. This results in a constantly changing conversion ratio and a degree of dilution to the common shareholders which is higher than was intended by the Board and the Ad Hoc Bondholders Committee when they agreed upon the terms of the Exchange Securities. The Board of Directors believes that an amendment is needed to prevent these unintended consequences.

     For the above reasons, the Board of Directors believes that it is in the best interests of the Company, the Series A Preferred shareholders, and the common shareholders to provide for the proposed amendment to the Series B Preferred.

                                  REQUIRED VOTE

     Approval of the amendment proposed in this Proposal No. 7 will require the affirmative vote of a majority of the shares of Series A Preferred outstanding as of the Record Date.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR APPROVAL OF THE AMENDMENT OF THE RESTATED ARTICLES OF INCORPORATION AS PROVIDED IN THIS PROPOSAL NO. 7.






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



                                 PROPOSAL NO. 8

                          AMENDMENT TO VOTING PROVISION
                           OF SERIES A PREFERRED STOCK


     On May 24, 2006, the Board of Directors approved a proposal to amend the Company's Articles of Incorporation to amend the terms of the Series A Preferred. The amendment, if approved, would not alter the par value of each share of preferred stock (which is currently no par value per share). As of May 30, 2006 the number of authorized shares of Series A Preferred Stock was 125,000, and the number of outstanding shares was 119,525. The Proposal would be effected by an amendment to Section 4.6 of the Company's Restated Articles of Incorporation. Section 4.6 would be amended to read as follows (language to be added is underlined; language to be removed is in brackets):

     "Section 4.6. Voting as Separate Class. Any amendment, modification or repeal of the terms of the Corporation's Articles of Incorporation OR THE
                                                                        ------
     BYLAWS relating to the Series A Preferred Stock that would materially
     ------
     adversely affect the powers, preferences, or rights of the Series A Preferred Stock [OR THE BYLAWS] including but not limited to modifications resulting from or in connection with any merger, consolidation or sale of all or substantially all of the assets of the Corporation, will require the approval of holders of at least a majority of the issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock, if any, voting together as a separate class. In addition, without the affirmative vote or consent of holders of at least a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, if any, voting together as a separate class, the Corporation shall not authorize, create, or increase the authorized or issued amount of any class or series of equity securities ranking senior or pari passu with the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation."

     Under the Company's Articles of Incorporation, this proposal must be approved by a majority of the shares of Series A Preferred outstanding as of the Record Date voting as a separate class and in addition must be approved by a majority of the votes entitled to be cast by the common stock and Series A Preferred voting together as a single class.

                            REASONS FOR THE PROPOSAL

     Under the terms of the Company's Bylaws and the Georgia Business Corporation Code, the Board of Directors generally has the authority to amend the Bylaws without approval from the holders of the Company's common or preferred stock. In connection with the Restructuring in March 2006, the Board of Directors established the Series A Preferred and the Series B Preferred and set the terms of both series of preferred stock. As approved by the Board of Directors, the voting rights provisions of the Series A Preferred and the Series B Preferred state that they will have the right to vote together as a separate class on any amendment to the articles that adversely affects the rights of either group, "or the bylaws." The placement of the phrase "or the bylaws" makes it appear that the holders of Series A Preferred and Series B Preferred stock have the right to veto any bylaw amendment, whether it adversely affects them or not. In establishing the Series A Preferred and the Series B Preferred stock the board did not intend to limit its own authority to amend the Bylaws except in instances where such an amendment would adversely affect the Series A Preferred or the Series B Preferred stock.

     The Board of Directors believes that an amendment to the terms of the Series A Preferred is needed to make it clear that the Board of Directors may approve most amendments to the Bylaws without seeking shareholder approval. Otherwise, even relatively minor revisions to the Bylaws would require the Board of Directors to call a meeting of the preferred shareholders, which would be a cumbersome and expensive process for the Company.

     For the above reasons, the Board of Directors believes that it is in the best interests of the Company, the Series A Preferred shareholders, and the common shareholders to provide for the proposed amendment to the Series A Preferred.

                                  REQUIRED VOTE

     Approval of the amendment proposed in this Proposal No. 8 will require the affirmative vote by a majority of the shares of Series A Preferred outstanding as of the Record Date voting as a separate class and in addition must be approved by a majority of the votes entitled to be cast by the common stock and Series A Preferred voting together as a single class.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR APPROVAL OF THE AMENDMENT OF THE RESTATED ARTICLES OF INCORPORATION AS PROVIDED IN THIS PROPOSAL NO. 8.





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                                 PROPOSAL NO. 9

                         AMENDMENT TO VOTING PROVISIONS
                           OF SERIES B PREFERRED STOCK


     On May 24, 2006, the Board of Directors approved a proposal to amend the Company's Articles of Incorporation to amend the terms of the 10% Senior Series B Convertible Participating Preferred Stock (the "Series B Preferred"), no par value per share, liquidation preference $480.00 per share, which the Company is authorized to issue. The amendment, if approved, would not alter the par value of each share of preferred stock (which is currently no par value per share). The number of authorized shares of Series B Preferred Stock is currently 125,000. There are no shares of Series B Preferred Stock outstanding as of the date of this proxy statement. The terms of the Series A Preferred are described in more detail at "Proposal No. 2 - Increase in Authorized Common Shares." The Proposal would be effected by an amendment to Section 5.6 of the Company's Restated Articles of Incorporation. Section 5.6 would be amended to read as follows (language to be added is underlined; language to be removed is in brackets):

     "Section 5.6. Voting as Separate Class. Any amendment, modification or repeal of the terms of the Corporation's Articles of Incorporation OR THE
                                                                        ------
     BYLAWS relating to the Series B Preferred Stock that would materially
     ------
     adversely affect the powers, preferences, or rights of the Series B Preferred Stock [OR THE BYLAWS] including but not limited to modifications resulting from or in connection with any merger, consolidation or sale of all or substantially all of the assets of the Corporation, will require the approval of holders of at least a majority of the issued and outstanding shares of Series A Preferred Stock and Series B Preferred Stock, if any, voting together as a separate class. In addition, without the affirmative vote or consent of holders of at least a majority of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock, if any, voting together as a separate class, the Corporation shall not authorize, create, or increase the authorized or issued amount of any class or series of equity securities ranking senior or pari passu with the Series B Preferred Stock with respect to the payment of dividends or the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation."

     Under the Company's Articles of Incorporation, this proposal must be approved by a majority of the shares of Series A Preferred outstanding as of the Record Date.

                            REASONS FOR THE PROPOSAL

     Under the terms of the Company's Bylaws and the Georgia Business Corporation Code, the Board of Directors generally has the authority to amend the Bylaws without approval from the holders of the Company's common or preferred stock. In connection with the Restructuring in March 2006, the Board of Directors established the Series A Preferred and the Series B Preferred and set the terms of both series of preferred stock. As approved by the Board of Directors, the voting rights provisions of the Series A Preferred and the Series B Preferred state that each of the two groups will have the right to vote as a separate class on any amendment to the articles that adversely affects the rights of that group, "or the bylaws." The placement of the phrase "or the bylaws" makes it appear that the holders of Series A Preferred and the Series B Preferred stock have the right to veto any bylaw amendment, whether it adversely affects them or not. In establishing the Series A Preferred and the Series B Preferred stock the board did not intend to limit its own authority to amend the Bylaws except in instances where such an amendment would adversely affect the Series A Preferred and the Series B Preferred stock.

     The Board of Directors believes that an amendment to the terms of the Series B Preferred is needed to make it clear that the Board of Directors may approve most amendments to the Bylaws without seeking shareholder approval. Otherwise, even relatively minor revisions to the Bylaws would require the Board of Directors to call a meeting of the preferred shareholders, which would be a cumbersome and expensive process for the Company.

     For the above reasons, the Board of Directors believes that it is in the best interests of the Company, the Series A Preferred shareholders, and the common shareholders to provide for the proposed amendment to the Series B Preferred.

                                  REQUIRED VOTE

     Approval of the amendment proposed in this Proposal No. 9 will require the affirmative vote by a majority of the shares of Series A Preferred outstanding as of the Record Date.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR APPROVAL OF THE AMENDMENT OF THE RESTATED ARTICLES OF INCORPORATION AS PROVIDED IN THIS PROPOSAL NO. 9.

                              SHAREHOLDER PROPOSALS

     Shareholders who, in accordance with Securities and Exchange Commission Rule 14a-8, wish to present proposals for inclusion in the Company's proxy materials to be distributed in connection with next year's Annual Meeting of Shareholders must submit their proposals so that they are received at the Company's principal executive offices no later than the close of business on Friday, February 19, 2007. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

     In accordance with our Bylaws, in order to be properly brought before the 2007 Annual Meeting, a shareholder's notice of the matter the shareholder wishes to present, or the person or persons the shareholder wishes to nominate as a director, must be delivered to the Secretary of the Company at its principal executive offices no less than 90 days, and no more than 120 days before the first anniversary of the date of this proxy statement. As a result, any notice given by a shareholder pursuant to these provisions of our Bylaws (and not pursuant to the SEC's Rule 14a-8) must be received no earlier than Friday, February 9, 2007, and no later than Friday, March 9, 2007, unless our Annual Meeting date in 2007 is more than 30 days before or after July 28. If our 2007 Annual Meeting date is advanced or delayed by more than 30 days from July 28, 2007, then proposals must be received no later than the close of business on the later of the 90th day before the 2007 Annual Meeting or the 15th day following the date on which the meeting date is first publicly announced.

     To be in proper form, a shareholder's notice must include the specified information concerning the proposal or nominee as described in our Bylaws. A shareholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements. The Company will not consider any proposal or nomination that does not meet the Bylaw requirements and the SEC's requirements for submitting a proposal or nomination.

     NOTICES OF INTENTION TO PRESENT PROPOSALS AT THE 2007 ANNUAL MEETING SHOULD BE ADDRESSED TO SECRETARY, PRG-SCHULTZ INTERNATIONAL, INC., 600 GALLERIA PARKWAY, SUITE 100, ATLANTA, GA 30339. THE COMPANY RESERVES THE RIGHT TO REJECT, RULE OUT OF ORDER, OR TAKE OTHER APPROPRIATE ACTION WITH RESPECT TO ANY PROPOSAL THAT DOES NOT COMPLY WITH THESE AND OTHER APPLICABLE REQUIREMENTS.

                              INDEPENDENT AUDITORS

     The Company has not yet selected an auditor for 2006. Under the terms of the Audit Committee Charter, the selection of the Company's independent auditors is made solely by the Audit Committee.

     The accounting firm of KPMG LLP served as the independent auditors of the Company with respect to fiscal years 2005, 2004 and 2003.

     On May 18, 2006, the Chairman of the Audit Committee of the Board of Directors of PRG-Schultz International, Inc. ("the Company") received a letter from KPMG LLP ("KPMG") stating that the client-auditor relationship between KPMG and the Company had ceased. This letter followed an earlier verbal notice received that day by the Chairman of the Audit Committee of the Company to the effect that KPMG declined to stand for reelection in response to the Company's request for proposals from several independent accounting firms to serve a three year engagement as the Company's independent auditor.

     The audit reports of KPMG LLP on the consolidated financial statements of the Company as of and for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP's audit report on the consolidated financial statements of the Company as of and for the year ended December 31, 2005 contained a separate paragraph stating that "the accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 8 to the consolidated financial statements, the Company has substantial debt obligations and, during 2005, it was required to enter into a forbearance agreement to obtain covenant relief. The Company has incurred significant losses in each of the years in the three-year period ended December 31, 2005 and has a shareholders' deficit of $102.4 million at December 31, 2005. Realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company's ability to return to profitability, to complete planned restructuring activities and to generate positive cash flows from operations, as well as maintaining credit facilities adequate to conduct its business. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

     The audit report of KPMG LLP on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP's report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2005 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the Company identified material weaknesses relating to company level controls and internal controls over revenue recognition.

     The audit report of KPMG LLP on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG LLP's report indicates that the Company did not maintain effective internal control over financial reporting as of December 31, 2004 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the Company identified material weaknesses relating to internal controls over accounting for revenue and the reserve for estimated refunds and internal controls over the Company's income tax accounting practices.

     During the fiscal years ended December 31, 2004 and December 31, 2005 and the subsequent interim period through May 18, 2006, the Company had no disagreements with KPMG on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of such disagreements in connection with its reports.

     Except for the material weaknesses described above, during the Company's fiscal years ended December 31, 2004 and 2005, and in the subsequent interim period through May 18, 2006, there were no "reportable events" as defined in Regulation S-K Item 304(a)(1)(v).

                         FINANCIAL AND OTHER INFORMATION

     Financial Statements and Supplementary Financial Information. This information is provided in our Form 10-K for the fiscal year ended December 31, 2005, and our Form 10-Q/A for the period ended March 31, 2006, which accompany this Proxy Statement and are incorporated by reference herein.

     Unaudited Pro Forma Combined Financial Statements. Set forth below are unaudited pro forma condensed financial statements which give effect to the following restructuring transactions, which occurred on March 17, 2006, as if each such transaction occurred on the date at the beginning of the period indicated:

o the tender and cancellation of $124,530,000 of the existing notes due November 2006;

o the issuance of new senior notes, new senior convertible notes and new series A convertible preferred stock;

o the repayment in full of the prior senior secured credit facility and bridge loan;

o    the borrowings under the new senior secured credit facility.

     The following unaudited pro forma condensed statements of operations for the year ended December 31, 2005 and for the three months ended March 31, 2006 are for informational purposes only, are not indications of future performance, and should not be considered indicative of actual results that would have been achieved had the restructuring transactions actually been consummated on the date or at the beginning of the period presented. Further, the unaudited pro forma condensed financial statements are based on, and should be read in conjunction with our consolidated financial statements as of and for the year ended December 31, 2005 and our unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2006, and related notes thereto and "management's discussion and analysis of financial condition and results of operations" for each such period, all of which are incorporated by reference into this proxy statement.

     The unaudited pro forma financial statements do not reflect any adjustments, or take into account any award grants, vesting or distributions in cash or common stock that have been or will be made under the 2006 MIP. Nor do they reflect any adjustment that may be required by a Reverse Stock Split.


PRG-SCHULTZ INTERNATIONAL, INC.
--------------------------------------------------------------------------------
Unaudited Pro Forma Condensed Statement of Operations

(Dollars in Thousands)
FISCAL YEAR ENDED DECEMBER 31, 2005                                   AS REPORTED        ADJUSTMENTS        PRO FORMA (c)
                                                                   ------------------   --------------      ---------------

Revenues                                                               $292,152         $    --                $292,152
Cost of revenues                                                        195,091              --                 195,091
                                                                   -------------        --------            -----------
  Gross margin                                                           97,061              --                  97,061
Selling, general and administrative expenses                            111,439              --                 111,439
Impairment charges                                                      170,375              --                 170,375
Restructuring expense                                                    11,550              --                  11,550
                                                                   -------------        --------            -----------
  Operating loss                                                       (196,303)             --                (196,303)
Interest expense                                                         (8,936)         (8,337)       (a)      (17,273)
Interest income                                                             545              --                     545
                                                                   -------------        --------            -----------
  Loss from continuing operations before income taxes
     and discontinued operations                                       (204,694)         (8,337)               (213,031)

Income taxes                                                                821              --        (d)          821
                                                                   -------------        --------            -----------
  Loss from continuing operations                                      (205,515)         (8,337)               (213,852)

Dividends on preferred stock                                                 --           1,375        (b)        1,375
                                                                   -------------        --------            -----------

  Loss from continuing operations attributable to
        common shareholders                                           ($205,515)        ($9,712)              ($215,227)
                                                                   =============        ========            ===========


Basic and diluted earnings (loss) per common share:
  Earnings (loss) from continuing operations                             ($3.31)                                 ($3.47)
                                                                   =============                            ===========

Weighted-average shares outstanding:
  Basic                                                                  62,012                                  62,012
  Diluted                                                                62,012                                  62,012


(a) Represents the net change in interest expense assuming the completion of the exchange and senior credit facility transactions as of the beginning of the year.

(b) Represents the dividends accrued for the Series A convertible preferred stock.

(c) Excludes $10.1 million nonrecurring charges related to the loss on financial restructuring.

(d) Any pro forma tax effect is assumed to be offset by a change in the deferred tax asset valuation allowance.

PRG-SCHULTZ INTERNATIONAL, INC.
--------------------------------------------------------------------------------
Unaudited Pro Forma Condensed Statement of Operations
(Dollars in Thousands)

THREE MONTHS ENDED MARCH 31, 2006                                      AS REPORTED          ADJUSTMENTS                PRO FORMA
                                                                     ----------------     ----------------          ----------------

Revenues                                                                  $65,538         $        --                    $65,538
Cost of revenues                                                           46,279                  --                     46,279
                                                                     ----------------     ----------------          ----------------
   Gross margin                                                            19,259                  --                     19,259

Selling, general and administrative expenses                               15,872                  --                     15,872
Operational restructuring expense                                             408                  --                        408
                                                                     ----------------     ----------------          ----------------
   Operating income                                                         2,979                                          2,979
                                                                                                   --

Interest expense, net                                                      (2,543)             (1,490)     (a)            (4,033)
Loss on financial restructuring                                           (10,129)             10,129      (b)                --
                                                                     ----------------     ----------------          ----------------

   Loss from continuing operations before income taxes
      and discontinued operations                                          (9,693)              8,639                     (1,054)

Income taxes                                                                  650                  --      (d)               650
                                                                     ----------------     ----------------          ----------------

   Loss from continuing operations                                        (10,343)              8,639                     (1,704)

Dividends on preferred stock                                                   49                 287      (c)               336
                                                                               --                 ---                        ---

   Loss from continuing operations attributable to
      common shareholders                                                ($10,392)             $8,352                    ($2,040)
                                                                     ================     ================          ================

Basic and diluted earnings (loss) per common share:
   Earnings (loss) from continuing operations                              ($0.17)                                        ($0.03)
                                                                                                                    ================

Weighted-average shares outstanding:
   Basic                                                                   62,113                                         62,113
   Diluted                                                                 62,113                                         62,113


(a) Represents the net change in interest expense assuming the completion of the exchange and senior credit facility transactions as of the beginning of the period.

(b) To exclude the $10.1 million nonrecurring charges related to the loss on financial restructuring.

(c) Represents the adjustment to dividends accrued for the Series A convertible preferred stock pro forma the completion of the exchange transaction as of the beginning of the period.

(d) Any pro forma tax effect is assumed to be offset by a change in the deferred tax asset valuation allowance.

             Report of Independent Registered Public Accounting Firm

     Set forth below is a copy of the Report of KPMG LLP with respect to the Company's financial statements as of December 31, 2005, and for the three years ended December 31, 2005, which are contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2005.

The Board of Directors and Shareholders
PRG-Schultz International, Inc.:

We have audited the accompanying consolidated balance sheets of PRG-Schultz International, Inc. and subsidiaries (the Company) as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2005. In connection with our audits of the consolidated financial statements, we have also audited the financial statement schedule as listed in Item 15(a)(2). These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PRG-Schultz International, Inc. and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005, in conformity with U.S. generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 8 to the consolidated financial statements, the Company has substantial debt obligations and, during 2005, it was required to enter into a forbearance agreement to obtain covenant relief. The Company has incurred significant losses in each of the years in the three-year period ended December 31, 2005 and has a shareholders' deficit of $102.4 million at December 31, 2005. Realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, the Company's ability to return to profitability, to complete planned restructuring activities and to generate positive cash flows from operations, as well as maintaining credit facilities adequate to conduct its business. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company's internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 17, 2006 expressed an unqualified opinion on management's assessment of, and an adverse opinion on the effective operation of, internal control over financial reporting.


/s/ KPMG LLP
Atlanta, Georgia
March 17, 2006

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     This Proxy Statement incorporates the following previously filed reports by reference:

o our Annual Report on Form 10-K for the year ended December 31, 2005, as amended by Form 10-K/A; and

o our Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, as amended by Form 10-Q/A.

     The Company is also delivering the above-referenced reports to the shareholders with this proxy statement.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO SIGN, COMPLETE, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                         By Order of the Board of Directors:


                                         /s/ James B. McCurry




Dated:  June 19, 2006

                                                                         ANNEX A

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS ON JULY 28, 2006

     The undersigned shareholder hereby appoints James B. McCurry, Peter Limeri and Victor A. Allums, or either of them, with full power of substitution, to act as proxy for, and to vote the stock of, the undersigned at the Annual Meeting of Shareholders of PRG-Schultz International, Inc. (the "Company") to be held on July 28, 2006, and any adjournments thereof. The undersigned acknowledges receipt of this Notice of Annual Meeting of Shareholders and Proxy Statement, each dated June 19, 2006, and grants authority to said proxies, or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned's name, place and stead. The undersigned instructs said proxies to vote as indicated hereon.

     THE PROXIES SHALL VOTE AS SPECIFIED ON THE REVERSE, OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE LISTED NOMINEES AND "FOR" EACH OF THE PROPOSAL NOS. 2 THROUGH 9 DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

     PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                         (Continued on the Reverse Side)
--------------------------------------------------------------------------------


The Board of Directors recommends a vote "FOR" each of the listed nominees.
1.   Election of Directors

|_|  FOR the nominees listed    |_|  WITHHOLD AUTHORITY to vote       |_|  FOR the nominees listed
     below                           for all nominees listed below         below except as marked to
                                                                           the contrary

     (Instruction: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, check the box above that states "FOR the nominees listed below except as marked to the contrary" and strike a line through the name(s) of the nominee(s) in the list below as to whom authority is to be withheld.)

     CLASS I DIRECTORS: JAMES B. MCCURRY   EUGENE I. DAVIS   STEVEN P. ROSENBERG

The Board of Directors recommends a vote "FOR" Proposal 2.

2. Amendment to Articles of Incorporation to Increase Authorized Shares of Common Stock from 200 million to 500 million.

     |_| FOR                |_| AGAINST                |_| ABSTAIN

The Board of Directors recommends a vote "FOR" Proposal 3.
3.   1-for-10 Reverse Stock Split.
     |_| FOR                |_| AGAINST                |_| ABSTAIN

The Board of Directors recommends a vote "FOR" Proposal 4.
4.   Issuance of Shares Under 2006 MIP from 125,000 to 264,000 shares.
     |_| FOR                |_| AGAINST                |_| ABSTAIN

The Board of Directors recommends a vote "FOR" Proposal 5.
5. Amendment to Articles of Incorporation to Increase Authorized Shares of Series B Preferred.
     |_| FOR                |_| AGAINST                |_| ABSTAIN

The Board of Directors recommends a vote "FOR" Proposal 6.
6. Amendment to Articles of Incorporation to Adjust Anti-dilution Provision of Series A Preferred.
     |_| FOR                |_| AGAINST                |_| ABSTAIN

The Board of Directors recommends a vote "FOR" Proposal 7.
7. Amendment to Articles of Incorporation to Adjust Anti-dilution Provision of Series B Preferred.
     |_| FOR                |_| AGAINST                |_| ABSTAIN

The Board of Directors recommends a vote "FOR" Proposal 8.
8. Amendment to Articles of Incorporation to Correct Bylaw Amendment Voting Rights of Series A Preferred.
     |_| FOR                |_| AGAINST                |_| ABSTAIN

The Board of Directors recommends a vote "FOR" Proposal 9.
9. Amendment to Articles of Incorporation to Correct Bylaw Amendment Voting Rights of Series B Preferred.
     |_| FOR                |_| AGAINST                |_| ABSTAIN

10. In the discretion of the proxies, upon such other matters as may properly come before the meeting or any adjournment thereof.

     THE PROXIES SHALL VOTE AS SPECIFIED ON THE REVERSE, OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE LISTED NOMINEES AND "FOR" PROPOSALS 2 THROUGH 9.



Dated: __________________, 2006   ____________________________  _________________________  ________________
                                  Signature                     Signature (if held         Title(s)
                                                                jointly)

(Shareholders should sign exactly as name appears on stock. Where there is more than one owner, each should sign. Executors, Administrators, Trustees and others signing in a representative capacity should so indicate.)

                                                                      APPENDIX A


                         PRG-SCHULTZ INTERNATIONAL, INC.
                         2006 MANAGEMENT INCENTIVE PLAN



     1. Purpose

     The purpose of the PRG-Schultz International, Inc. Management Incentive Plan (the "Plan") is to enable PRG-Schultz International, Inc. ( the "Company") to attract, retain, and reward certain key employees of the Company, and strengthen the mutuality of interests between such key employees and the Company's shareholders, by providing deferred compensation to participants herein. Such deferred compensation shall be based upon the award of "Performance Units," which are hereinafter defined, the value of which is related to the value of the Common Stock of the Company.

     For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) "Adjusted Outstanding Shares" as of any given date shall mean [common outstanding on March 17, 2006] shares plus any shares of Common Stock issued on or after March 17, 2006 upon conversion of 10% senior convertible notes due 2011, 9% senior convertible series A preferred stock or 10% senior convertible series B preferred stock, or upon exercise of outstanding stock options to purchase Common Stock, subject to adjustment in accordance with Section 8.

     (b) "Board" means the Board of Directors of the Company.


     (c) "Change in Control" shall mean the occurrence of any of the following events:

     (i) a majority of the outstanding voting stock of the Company shall have been acquired or beneficially owned by any person (other than the Company or a subsidiary of the Company) or any two or more persons acting as a partnership, limited partnership, syndicate or other group, entity or association acting in concert for the purpose of voting, acquiring, holding, or disposing of voting stock of the Company; or (ii) a merger or a consolidation of the Company with or into another corporation, other than (A) a merger or consolidation with a subsidiary of the Company, or (B) a merger or consolidation in which the holders of voting stock of the Company immediately prior to the merger as a class hold immediately after the merger at least a majority of all outstanding voting power of the surviving or resulting corporation or its parent; or (iii) a statutory exchange of shares of one or more classes or series of outstanding voting stock of the Company for cash, securities, or other property, other than an exchange in which the holders of voting stock of the Company immediately prior to the exchange as a class hold immediately after the exchange at least a majority of all outstanding voting power of the entity with which the Company stock is being exchanged; or (iv) the sale or other disposition of all or substantially all of the assets of the Company, in one transaction or a series of transactions, other than a sale or disposition in which the holders of voting stock of the Company immediately prior to the sale or disposition as a class hold immediately after the exchange at least a majority of all outstanding voting power of the entity to which the assets of the Company are being sold; or (v) the liquidation or dissolution of the Company; or (vi) the entry into a definitive agreement with respect to any of the events specified in the foregoing clauses (i) through (v); provided, however, that, for purposes of this Section 1(c)(i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, or (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company.

     (ii) Individuals who, as of April 1, 2006, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to April 1, 2006 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individuals were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

     (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

     (e) "Committee" means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan may be exercised by the Board, as set forth in
Section 2 hereof.

     (f) "Common Stock" means the common stock, no par value, of the Company.

     (g) "Company" means PRG-Schultz International, Inc., a corporation organized under the laws of the State of Georgia, or any successor corporation.

     (h) "Fair Market Value" means, as of any given date, unless otherwise determined by the Committee in good faith, the average of the following over the thirty trading days preceding such date:

     (i) if the Common Stock is listed on an established stock exchange or exchanges, or traded on the Nasdaq National Market System or Small Cap Market ("Nasdaq"), the closing price of the Common Stock as listed thereon on the applicable day;

     (ii)if the Common Stock is not listed on an established stock exchange or Nasdaq but is instead traded over-the-counter, the mean of the dealer "bid" and "ask" prices of the Common Stock in the over-the-counter market on the applicable day, as reported by the National Association of Securities Dealers, Inc.; or

     (iii) if the Common Stock is not listed on any exchange or traded over-the-counter, the value determined in good faith by the Committee.

     (i) "Participants" shall mean those key employees who are granted Performance Units pursuant to the terms and conditions of the Plan.

     (j) "Performance Unit" means a right to payment from the Company in accordance with the terms of the Plan pursuant to an award granted under Section 3 hereof.

     (k) "Plan" means this 2006 Management Incentive Plan, as hereinafter amended from time to time.

     (l) "Termination Date" means March 17, 2011.

     (m) "409A Change of Control Event" means a change in the ownership or effective control of, or in the ownership of a substantial portion of the assets of, the Company, to the extent consistent with Section 409A of the Code, and any regulatory or other interpretive authority promulgated thereunder. By way of example and not limitation, "409A Change of Control Event" includes the occurrence of one or more of the events described in paragraphs (i) through
(iii), below.

     (i) Change in Ownership of the Company. A change in the ownership of the Company shall occur on the date that any one person, or more than one person acting as a group (within the meaning of paragraph (i)(D), acquires ownership of Company stock that, together with Company stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company.

     (A) If any one person or more than one person acting as a group (within the meaning of paragraph (i)(D)) is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional Company stock by such person or persons shall not be considered to cause a change in the ownership of the Company or to cause a change in the effective control of the Company (within the meaning of paragraph
(ii) below).

     (B) An increase in the percentage of Company stock owned by any one person, or persons acting as a group (within the meaning of paragraph (i)(D)), as a result of a transaction in which the Company acquires its stock in exchange for property, shall be treated as an acquisition of stock for purposes of this paragraph (i).

     (C) The provisions of this paragraph (i) shall apply only to the transfer or issuance of Company stock if such Company stock remains outstanding after such transfer or issuance.

     (D) For purposes of this paragraph (i), persons shall be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in the Company and another entity with which the Company enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction, such shareholder shall be considered to be acting as a group with other Company shareholders prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons shall not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

     (ii) Change in Effective Control of the Company.

     (A) A change in the effective control of the Company shall occur on the date that either of (1) or (2) below occurs:

     (1) Any one person, or more than one person acting as a group (within the meaning of paragraph (ii)(D)), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company; or

     (2) A majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the Board prior to the date of the appointment or election.

     (B) A change in effective control of the Company also may occur with respect to any transaction in which either of the Company or the other corporation involved in a transaction experiences a 409A Change of Control Event described in paragraphs (i) or (iii).

     (C) If any one person, or more than one person acting as a group (within the meaning of paragraph (ii)(D)), is considered to effectively control the Company (within the meaning of this paragraph (ii)), the acquisition of additional control of the Company by the same person or persons shall not be considered to cause a change in the effective control of the Company (or to cause a change in the ownership of the Company within the meaning of paragraph
(i)).

     (D) For purposes of this paragraph (ii), persons shall be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in the Company and another entity with which the Company enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction, such shareholder shall be considered to be acting as a group with other Company shareholders only with respect to the ownership in the Company prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons shall not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

     (iii) Change in Ownership of a Substantial Portion of the Company's Assets. A change in the ownership of a substantial portion of the Company's assets shall occur on the date that any one person, or more than one person acting as a group (within the meaning of paragraph (iii)(C)), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value (within the meaning of paragraph (iii)(B)) equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

     (A) A transfer of the Company's assets shall not be treated as a change in the ownership of such assets if the assets are transferred to one or more of the following:

     (1) A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to Company Common Stock;

     (2) An entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

     (3) A person, or more than one person acting as a group (within the meaning of paragraph (iii)(C)) that owns, directly or indirectly, 50% or more of the total value or voting power of all of the outstanding stock of the Company; or

     (4) An entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii)(A)(3).

     For purposes of this paragraph (iii)(A), and except as otherwise provided, a person's status is determined immediately after the transfer of assets.

     (B) For purposes of this paragraph (iii), gross fair market value means the value of all Company assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

     (C) For purposes of this paragraph (iii), persons shall be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase, or acquisition of assets, or similar business transaction with the Company. If a person, including an entity shareholder, owns stock in the Company and another entity with which the Company enters into a merger, consolidation, purchase, or acquisition of stock, or similar business transaction, such shareholder shall be considered to be acting as a group with other Company shareholders only to the extent of the ownership in the Company prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation. Persons shall not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.

     (iv) Attribution of Stock Ownership. For purposes of this 409A Change of Control Event definition, Section 318(a) of the Code shall apply to determine stock ownership. Common Stock underlying a vested option shall be considered to be owned by the individual who holds the vested option, provided that such vested option is exercisable for Common Stock that is vested or substantially vested (as defined by Treasury Regulations Section 1.83(b) and (j)). Common Stock underlying an unvested option is not considered to be owned by the individual who holds the unvested option.

     (v) Notwithstanding the foregoing, the following acquisitions of Company securities shall not constitute a 409A Change of Control Event: (1) any acquisition of Company securities directly from the Company, (2) any acquisition of Company securities by the Company, or (3) any acquisition of Company securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliated company.


     2. Administration

     Unless otherwise determined by the Board of Directors, the Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"). The functions of the Committee specified in the Plan may be exercised by the Board, if and to the extent that no Committee exists which has the authority to so administer the Plan and if a resolution to such effect is adopted by the Board. Subject to the provisions of the Plan, the Committee shall have exclusive power to select the key employees to be granted Performance Units, to determine the number of Performance Units to be granted to each key employee selected and to determine the time or times when Performance Units will be granted.

     The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

     All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Participants.



     3. Grants

     Performance Units equal to 10% of the Adjusted Outstanding Shares on the date of adoption of the Plan shall initially be reserved for issuance hereunder. As the number of Adjusted Outstanding Shares changes, the aggregate number of Performance Units reserved for grant hereunder shall change proportionately. Of the aggregate Performance Units that may be issued hereunder, a minimum of 40% shall be reserved for issuance to the Company's Chief Executive Officer. Performance Units shall be granted to such key employees of the Company as the Committee shall determine. Upon the receipt of such a grant of Performance Units, such employee shall be a Participant in the Plan. If any Performance Units awarded under the Plan shall be forfeited or cancelled, such Performance Units shall again be available for awards under the Plan. Performance Units shall be granted at such time or times and shall be subject to such terms and conditions, in addition to the terms and conditions set forth in the Plan, as the Committee shall, in its sole discretion, determine. No grants may be made under the Plan following the Termination Date; however, if as of the Termination Date, Performance Units remain available for grant under the Plan, the Committee may allocate the remaining Performance Units to eligible Participants, in its discretion. To the extent that any such Performance Units are allocated to employees other than the Chief Executive Officer, the Committee shall consult with the Chief Executive Officer prior to any such allocation.

     4. Performance Units

     Performance Units granted to a Participant shall be evidenced by a written agreement ("Performance Unit Agreement") and shall be credited to a Performance Unit account established and maintained for such Participant. The Performance Unit account of a Participant shall be the record of Performance Units granted to him under the Plan, is solely for accounting purposes and shall not require a segregation of any Company assets.

     5. Vesting of Performance Units

     (a) Performance Units granted to a Participant shall vest in accordance with the schedule agreed upon between the Committee and the Participant pursuant to which the Participant is granted Performance Units.

     (b) Notwithstanding anything contained in the Plan or any Performance Unit Agreement to the contrary, all Performance Units granted to a Participant shall become fully vested upon a Change of Control or upon the liquidation or dissolution of the Company.

     6. Payment for Performance Units

     (a) On each of March 17, 2008, March 17, 2009, March 17, 2010 and March 17, 2011 (the "payment dates"), or as soon as practicable thereafter, the then vested Performance Units held by each Participant as of each such date, but not to exceed on each such date 25% of the aggregate Performance Units awarded under the Plan to such Participant, shall be paid out, according to the following formula:

     A. Amount of payment =

     Number of vested Performance Units held by such Participant on the relevant payment date (reduced, if necessary to 25% of total Performance Units granted to such Participant under the Plan) X the Fair Market Value of the Company's Common Stock as of the payment date;

     provided, however, that in the event that the Company's shareholders approve the issuance of Common Stock under the Plan, then at all times thereafter, no Participant shall be entitled to the cash payment set forth in A. above, but instead shall receive the following:

     B. A number of shares of Company common stock equal to 60% of the number of Performance Units being paid out, plus

     A cash payment equal to 40% of the Fair Market Value of that number of shares of Common Stock equal to the number of Performance Units being paid out .


     (b) All payments under the Plan shall be subject to applicable tax withholding in accordance with Section 10, and notwithstanding anything to the contrary contained in Section 6(a)(B), in the event that there shall not be sufficient shares reserved and available to allow the payment of Performance Units in Common Stock, such Performance Units shall be paid in cash, in accordance with Section 6(a)(A), to the extent of any shortfall, and in accordance with such rules and procedures as may be established by the Committee from time to time.


     (c) Upon occurrence of a 409A Change of Control Event, or if the Company is liquidated or dissolved, subject to compliance with Section 409A of the Code, each Participant whose employment has not already terminated shall be entitled to receive payment for all of his or her Performance Units, whether or not previously vested, immediately prior to the consummation of such event, in the amount set forth in 6(a) above, except that there shall be no 25% limitation on the number of Performance Units paid out.

     (d) Upon the death or disability of a Participant or the termination of a Participant's employment with the Company, the Participant, or his or her executor, shall be entitled to prompt payment in full, subject to compliance with Section 409A of the Code, in the amount set forth in 6(a) above, for all vested Performance Units, except that there shall be no 25% limitation on the number of Performance Units paid out.


     7. Forfeiture of Performance Units

     If the employment of a Participant with the Company is terminated for any reason, except as the result of a Change of Control or the liquidation or dissolution of the Company, all of such Participant's unvested Performance Units will terminate and be forfeited, and neither the Participant nor his or her heirs, personal representatives, successors or assigns shall have any future rights with respect to any such forfeited Performance Units. Vested Performance Units shall not be forfeited and shall be paid out pursuant to Section 6.

     8. Changes in Capital and Corporate Structure

     In the event of any change in the number of outstanding shares of Common Stock by reason of any recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of shares, stock dividend or similar transaction, the Adjusted Outstanding Shares, as well as the number of Performance Units held by Participants under the Plan, shall automatically be proportionately adjusted to reflect such event. In addition, upon any increase in the number of shares of Common Stock outstanding as the result of conversions of the Company's 10% senior convertible notes due 2011, 9% senior convertible series A preferred stock or 10% senior convertible series B preferred stock, or the exercise of outstanding stock options, the number of Performance Units held by Participants under the Plan shall automatically be proportionately adjusted to reflect such event. No adjustment will be made under this Section 8 to any shares of Common Stock after they have been issued in payment of Performance Units in accordance with Section 6. The decision of the Committee with respect to any such adjustment shall be final.


     9. Nontransferability

     Performance Units granted under the Plan, and any rights and privileges pertaining thereto, may not be transferred, assigned, pledged or hypothecated in any manner, by operation of law or otherwise, other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. In the event of a Participant's death, payment of any amount due under the Plan with respect to vested Performance Units shall be made to the duly appointed and qualified executor or other personal representative of the Participant to be distributed in accordance with the Participant's will or applicable intestacy law.

     10. Withholding

     The Company shall have the right to deduct from all amounts paid pursuant to the Plan any taxes required by the Code or any other applicable law to be withheld with respect to such awards.

     11. Voting and Dividend Rights

     Except for adjustments in the number of Performance Units as provided under
Section 8, no Participant shall be entitled to any voting rights, to receive any dividends, or to have his or her Performance Unit account credited or increased as a result of any dividends or other distribution with respect to the Common Stock of the Company.

     12. Rights Unsecured; Unfunded Plan; ERISA.

     (a) Unsecured and Unfunded. The Company's obligations arising under the Plan to pay benefits to any Participant or his Beneficiary constitute a mere promise by the Company to make payments in the future in accordance with the terms of the Plan and each Performance Unit Agreement. Each Participant and Beneficiary shall have the status of a general unsecured creditor of Company. No Participant or Beneficiary shall have any rights in or against any specific assets of Company, whether or not the Company, in its sole and absolute discretion, acquires or segregates any assets for its anticipated obligations arising under the Plan.

     (b) ERISA. The Company's obligations under the Plan shall be "unfunded" for income tax purposes and for purposes of Title I of the Employee Retirement Income Retirement Security Act of 1974, as amended ("ERISA"). The Company shall treat the Plan as maintained for a select group of management and highly-compensated employees and therefore exempt from Parts 2, 3 and 4 of Title I of ERISA. The Company shall comply with the reporting and disclosure requirements of Part 1 of Title I of ERISA in accordance with U.S. Department of Labor Regulation ss.2520.104-23.


     13. Miscellaneous Provisions

     (a) No employee or other person shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to continue to be retained in the employ of the Company.

     (b) Except when otherwise required by the context, any masculine terminology in this document shall include the feminine, and any singular terminology shall include the plural.

     (c) The Plan is intended to be governed by the laws of the State of Georgia.

     (d) Unless a registration statement pertaining thereto has been filed in the discretion of the Company, any shares of Common Stock that may be issued pursuant to the Plan shall be restricted under the Securities Act of 1933, as amended, and may not be resold without registration or unless an exemption is available. All such shares shall bear a legend to that effect.

     (e) The Plan shall at all times be interpreted to comply with Section 409A of the Code and any regulations promulgated thereunder.

     14. Amendment of the Plan

     Except as required by law or by the rules of the Nasdaq National Market, to the extent the Company's Common Stock is listed thereon, the Board may alter or amend the Plan from time to time in its discretion without obtaining the approval of the shareholders of the Company. No amendment to the Plan may alter, impair or reduce the number of Performance Units granted under the Plan prior to the effective date of such amendment without the written consent of any affected Participant.

     15. Effectiveness and Terms of Plan

     The effective date of the Plan shall be _______ 2006. The Committee may, at any time, terminate the Plan. No Performance Units shall be granted pursuant to the Plan after the Termination Date, although after such date payments shall be made with respect to Performance Units granted prior to the date of termination.

                                                                      APPENDIX B


                         PRG-SCHULTZ INTERNATIONAL, INC.
                           PERFORMANCE UNIT AGREEMENT


     THIS PRG-SCHULTZ INTERNATIONAL, INC. PERFORMANCE UNIT AGREEMENT (this "Agreement") is entered into as of the _____ day of _______________, 2006 by and between PRG-Schultz International, Inc., a Georgia corporation (the "Company"), and ______________________ ("Participant").

                                   WITNESSETH:

     WHEREAS, the Company has adopted that certain PRG-Schultz International, Inc. 2006 Management Incentive Plan, a copy of which is attached hereto and incorporated herein by this reference (the "Plan");

     WHEREAS, Participant is an employee of the Company who has been selected to receive Performance Units (as defined in the Plan) subject to and in accordance with the terms of the Plan and this Agreement.

     NOW, THEREFORE, in consideration of the aforesaid premises and the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto covenant and agree as follows:

     1. The Plan. The Plan, as amended from time to time in accordance with its terms, is incorporated herein by this reference and made a part hereof. To the extent that anything herein is inconsistent with the Plan, the terms of the Plan shall control. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Plan. The Participant acknowledges that he has been given a copy of the Plan.

     2. Grant of Performance Units. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to Participant
____________________ Performance Units.

     3. Vesting and Payment.

     (a) The Performance Units shall vest as follows:

     1. ____ of the Performance Units shall be immediately vested as of the date hereof;

     2. the remainder of the Performance Units shall vest in equal 1/24's of the total number of Performance Units granted, beginning on June 17, 2006 and continuing on the 17th of each month thereafter, with the final 1/24th vesting on March 17, 2008.

     Notwithstanding the foregoing, Participant must be an employee of the Company or a subsidiary or designated affiliate thereof on the vesting date for any unvested Performance Units to vest on that date. All unvested Performance Units shall be forfeited following the termination of Participant's employment with the Company or a subsidiary or designated affiliate, except as otherwise provided in the Plan. Payment of vested Performance Units shall be made as set forth in the Plan.

     4. Nontransferability of Agreement. Except as may be otherwise provided in the Plan, this Agreement is personal and no rights granted hereunder may be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) nor shall any such rights be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Agreement or of such rights contrary to the provisions hereof, or upon the levy of any attachment or similar process upon this Agreement or such rights, this Agreement and such rights shall, at the election of the Company, become null and void.

     5. Determinations by the Committee Pursuant to the Plan Final. The Participant understands and agrees that the Compensation Committee of the Company's Board of Directors has been granted authority to interpret and apply the provisions of the Plan and this Agreement and that all determinations by the Committee shall be final and binding. The Participant further understands and agrees that the Committee owes no fiduciary or other duty to the Participant with respect to the Plan or this Agreement.

     6. Notices. Any notice required or permitted hereunder shall be given in writing and shall be given by (i) personal delivery, (ii) via facsimile, or
(iii) by an internationally recognized commercial courier service addressed as follows:

                  If to the Company:       PRG-Schultz International, Inc.
                                              600 Galleria Parkway
                                          Suite 100
                                           Atlanta, Georgia 30339
                                            Attention: Victor A. Allums,
                                             Senior Vice President,
                                              Facsimile: ___________



                  If to the Participant: _______________________
                                         =======================
                                         -----------------------

     Notice shall be effective upon receipt. Either party may change its address by notice given in accordance with this Paragraph 6 designating such change of address.

     7. No Special Employment Rights or Rights as a Shareholder. Participant shall in no event have any rights with respect to the common stock of the Company and shall in no event be treated as a shareholder of the Company by virtue of ownership of Performance Units. The grant of Performance Units to Participant pursuant to this Agreement shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company to retain Participant in the employ of the Company, notwithstanding that such termination of employment could result in a reduction of amounts being paid to the Participant pursuant to the Plan and this Agreement.

     8. Entire Agreement. This Agreement, together with the Plan, contains the sole and entire agreement of Company and Participant with respect to the transaction contemplated hereunder and no representation, inducement, promise or agreement, oral or written, between Company and Participant not incorporated herein shall be of any force or effect concerning the subject matter hereof. Any amendments to this Agreement shall be in writing and executed by the parties.

     9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable against the parties hereto and their respective heirs, legal representative, successors and permitted assigns.

     10. Time is of the Essence. Time is of the essence of this Agreement.


     11. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. Notwithstanding anything to the contrary herein, no pledge, hypothecation, sale, transfer, assignment or other disposition of any Performance Unit or any interest therein shall be valid unless the terms of this Agreement have been complied with.

     12. Further Assurances. The parties to this Agreement agree to execute and deliver in a timely fashion any and all additional documents necessary to effectuate the purposes of this Agreement.

     14. Miscellaneous. This Agreement shall be governed by and construed under the laws of the State of Georgia. If any term or provision hereof shall be held invalid or unenforceable, the remaining terms and provisions hereof shall continue in full force and effect. Any modification to this Agreement shall not be effective unless the same shall be in writing and such writing shall be signed by the parties hereto. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and terminates all prior understandings, agreements, or arrangements between the parties, both oral and written, with respect thereto. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof. The failure of any party to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

     IN WITNESS WHEREOF, the undersigned have set their hands and seals as of the ____ day of ___________________, 2006.

                                        PRG-SCHULTZ INTERNATIONAL, INC.


                                        By:________________________

                                        Name:______________________

                                        Title:_______________________


                                        PARTICIPANT


                                        ---------------------------


                                        Name:______________________